Exhibit 99.2

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
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In re: DYNEGY HOLDINGS, LLC, et al.,(1) Debtors.	: : : : : : :	Chapter 11 Case No. 11-38111 (CGM) Jointly Administered
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DISCLOSURE STATEMENT RELATED TO OPERATING DEBTORS’ JOINT PLAN OF LIQUIDATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Dated:    January 21, 2013

SIDLEY AUSTIN LLP

James F. Conlan (pro hac vice)
Paul S. Caruso
Joel G. Samuels (pro hac vice)
Brian J. Lohan (pro hac vice)
787 Seventh Avenue
New York, New York 10019
Telephone: (212) 839-5300
Facsimile:  (212) 839-5599

COUNSEL FOR THE OPERATING DEBTORS
AND DEBTORS IN POSSESSION

IMPORTANT DATES

•                  Date by which Ballots and Master Ballots must be received:

•                  Date by which objections to confirmation of the Plan must be filed and served:

•                  Hearing on confirmation of the Plan:

(1)  The Operating Debtors, together with the last four digits of each Operating Debtor’s federal tax identification number, are Dynegy Northeast Generation, Inc. (6760); Hudson Power, L.L.C. (NONE); Dynegy Danskammer, L.L.C. (9301); and Dynegy Roseton, L.L.C. (9299).  The location of the corporate headquarters and the service address for Dynegy Northeast Generation, Inc. and Hudson Power, L.L.C. is 601 Travis Street Ste. 1400, Houston, Texas 77002.  The location of the service address for Dynegy Roseton, L.L.C. is 992 River Road, Newburgh, New York 12550.  The location of the service address for Dynegy Danskammer, L.L.C. is 994 River Road, Newburgh, New York 12550.

TABLE OF CONTENTS

SCHEDULES AND EXHIBITS			viii

I. DISCLAIMER			1

II. INTRODUCTION AND EXECUTIVE SUMMARY			3

A.	Introduction and Purpose of the Disclosure Statement		3

B.	Brief Overview of the Plan and Summary of Key Terms		4

	1.	Sources and Uses of Consideration for Plan Distribution	5

	2.	Summary of Treatment Under the Plan	5

	3.	Claims Reconciliation Process and Estimated Recoveries	6

C.	Confirmation of the Plan		7

	1.	Requirements	7

	2.	Confirmation Hearing	7

	3.	Deadline to Object to Confirmation of the Plan	7

	4.	Effect of Confirmation and Consummation of the Plan	7

	5.	Effect of Failure to Confirm the Plan	7

D.	Voting on the Plan		8

	1.	Impaired Claims or Equity Interests	8

	2.	Eligibility to Vote on the Plan	8

	3.	Voting Procedure and Voting Deadline	8

	4.	Acceptance of the Plan	9

	5.	Standards Applicable to Releases	9

III. THE OPERATING DEBTORS AND THE CHAPTER 11 CASES			11

A.	Overview of the Operating Debtors’ Businesses and Operations		11

B.	Employees/CBA		12

C.	Pre-Petition Indebtedness and the Facility Leases		12

D.	First Day Motions		14

E.	The Lease Trustee Adversary Proceeding		15

F.	Examiner/Mediation/Settlement Agreement		17

	1.	Allocation of Sale Proceeds	18

G.	Other Key Developments in the Chapter 11 Cases		19

	1.	Bar Date Order	19

	2.	Exclusivity Extensions	19

	3.	Motions to Compel Tax Payments	20

	4.	CBA/Union Negotiations	21

	5.	New York Tax Claim	21

	6.	Central Hudson Agreement	21

	7.	Peabody Litigation	23

	8.	Effects of Superstorm Sandy on the Danskammer Facility	24

	9.	The Sale of the Facilities, The Sale Motion and Key Dates	24

	10.	The Operating Debtors’ Marketing Efforts and Auction Results	25

	11.	The Purchase Agreements	27

	12.	Allocation of Sale Proceeds	33

IV. THE PLAN OF LIQUIDATION			33

A.	Purpose of the Plan		33

B.	Classification of Claims and Equity Interests Under the Plan		34

C.	Summary of Classification and Treatment of Classified Claims and Equity Interests		35

	1.	Class 1 — Allowed Priority Claims	35

	2.	Class 2 — Allowed Secured Claims	35

	3.	Classes 3A through 3D — Allowed General Unsecured Claims	35

	4.	Classes 4A through 4D — Allowed Convenience Claims	36

	5.	Class 5 — Lease GUC Claims	37

	6.	Class 6 — Equity Interests in DNE	37

D.	Distributions From the Excess Cash Reserve		37

E.	Means for Implementation of the Plan		38

	1.	General	38

	2.	Effective Date	39

	3.	Plan Administrator	40

	4.	Dissolution of the Committee	41

	5.	Substantive Consolidation	41

	6.	Administrative Claims	42

	7.	Reserves (Other than Excess Cash Reserve, Disputed General Unsecured Claims Reserve)	42

	8.	Executory Contracts and Unexpired Leases	44

F.	Provisions Governing Distributions		45

	1.	Powers of and Distributions by the Plan Administrator	45

	2.	Timing and Delivery of Distributions	46

	3.	Delivery of Distributions	47

	4.	Unclaimed Distributions	47

	5.	Allocation of Plan Distributions Between Principal and Interest	47

	6.	Additional Provisions Regarding Distributions to Lease Certificate Holders	48

	7.	Means of Cash Payment	49

	8.	Distributions of the Net Sale Proceeds	49

	9.	Compliance with Tax Requirements	49

	10.	Record Date	49

	11.	Distributions After Effective Date	50

	12.	Distributions After Allowance	50

	13.	Fractional Cents	50

	14.	Third Party Agreements; Subordination	50

	15.	Allowance of Lease Trustee Claims	50

	16.	Certificate of Completion of Distributions	50

G.	Provisions Regarding Treatment of Disputed, Contingent and Unliquidated Claims		51

	1.	Disputed General Unsecured Claims Reserve	51

	2.	Objections to and Resolution of Disputed Claims	51

	3.	No Distributions Pending Allowance	51

	4.	Estimation of Claims	51

	5.	No Post-Effective Date Interest	52

H.	Settlement, Release, Injunction and Related Provisions		52

	1.	Release of Liens	52

	2.	Exemption from Certain Taxes and Fees	52

	3.	Releases by the Operating Debtors	53

	4.	Releases by Holders of Claims and Equity Interests	53

	5.	Injunction Enjoining Holders of Claims Against the Operating Debtors	54

	6.	Exculpation of Operating Debtors, Committee, and Lease Trustee	55

	7.	Cancellation of Existing Notes, Securities, and Instruments	55

	8.	Disallowance of Claims	56

	9.	Amendments to Claims	56

	10.	Compromise or Settlement of Claims, Equity Interests and Controversies	56

v

	11.	Special Provision Governing Accrued Fee Claims and Final Fee Applications	57

	12.	Asset Purchase Agreements	57

	13.	DH/Dynegy Plan	57

I.	Conditions to Plan Effectiveness		57

J.	Waiver of Conditions		58

K.	Satisfaction of Conditions		58

L.	Modification, Revocation or Withdrawal of the Plan		58

M.	Statutory Fees and Post-Confirmation Financial Reporting		59

N.	Retention of Jurisdiction		59

V. FEASIBILITY			61

VI. BEST INTERESTS OF CREDITORS AND PLAN ALTERNATIVES			62

A.	Chapter 7 Liquidation		62

B.	Alternative Plan(s)		63

VII. RISK FACTORS			63

A.	Certain Bankruptcy Considerations		63

	1.	Failure to Satisfy Vote Requirements	63

	2.	Parties in Interest May Object to the Operating Debtors’ Classification of Claims and Equity Interests	63

	3.	The Operating Debtors May Not Be Able to Secure Confirmation of the Plan, or Confirmation May Be Delayed	64

	4.	The Reserves May Not Be Fully Funded	64

	5.	Nonconsensual Confirmation — Cramdown	64

	6.	Parties May Object to the Amount or Classification of a Claim	64

	7.	Risk of Non-Occurrence of the Effective Date	65

	8.	Risks Affecting Potential Recoveries of Holders of Claims in the Voting Classes 3A-3D and 4A-4D	65

	9.	Risks Associated with Consummation of the Sale Transactions	65

	10.	Risks Associated with Delay of the Effective Date	65

	11.	The Operating Debtors May Not Be Able to Obtain Regulatory Approval to Transfer the Facilities, or Such Approvals May Be Delayed	66

	12.	Risks Associated with Administrative Claims	66

	13.	Risks Associated with the NY Tax Claims	66

B.	Risks Associated with Information Contained in this Disclosure Statement		66

	1.	Information Contained Herein Is for Soliciting Votes	66

	2.	No Legal or Tax Advice Is Provided to You by this Disclosure Statement	66

	3.	No Admissions Made	67

	4.	Failure to Identify Litigation Claims or Projected Objections	67

	5.	Information Was Provided by the Operating Debtors and Was Relied Upon by the Operating Debtors’ Professionals	67

	6.	Potential Exists for Inaccuracies, and the Operating Debtors Have No Duty to Update	67

	7.	No Representations Outside this Disclosure Statement Are Authorized	67

C.	Alternatives to Confirmation and Consummation of the Plan		68

VIII. TAX CONSEQUENCES OF THE PLAN			68

IX. CONCLUSION AND RECOMMENDATION			68

SCHEDULES AND EXHIBITS

List of Defined Terms	Schedule 1

Operating Debtors’ Joint Plan of Liquidation	Exhibit “A”

Disclosure Statement Order	Exhibit “B”

Sources and Uses Analysis	Exhibit “C”

I.

DISCLAIMER

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES, AND SEEKING CONFIRMATION, OF THE PLAN (AS DEFINED BELOW) AND MAY NOT BE RELIED UPON FOR ANY OTHER PURPOSE.  NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT AND ANY ACCOMPANYING DOCUMENTS.

ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.  PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS AND SCHEDULES ATTACHED TO THE PLAN, WHICH CONTROL IN THE EVENT OF ANY INCONSISTENCY BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN OR ANY INCOMPLETENESS OF ANY SUMMARY OR STATEMENT MADE IN THIS DISCLOSURE STATEMENT.  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS DISCLOSURE STATEMENT, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

ANY STATEMENTS IN THIS DISCLOSURE STATEMENT CONCERNING THE PROVISIONS OF ANY DOCUMENT ARE NOT NECESSARILY COMPLETE, AND IN EACH INSTANCE REFERENCE IS MADE TO SUCH DOCUMENT FOR THE FULL TEXT THEREOF.  CERTAIN DOCUMENTS DESCRIBED OR REFERRED TO IN THIS DISCLOSURE STATEMENT HAVE NOT BEEN ATTACHED AS EXHIBITS BECAUSE OF THE IMPRACTICABILITY OF FURNISHING COPIES OF SUCH DOCUMENTS TO ALL RECIPIENTS OF THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE (AS DEFINED BELOW) AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW OR THE LAWS OF ANY FOREIGN JURISDICTION.

THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY STATE OR FOREIGN SECURITIES REGULATOR, AND NEITHER THE SEC NOR ANY STATE OR FOREIGN SECURITIES REGULATOR HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT.  PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF OR CLAIMS AGAINST

THE OPERATING DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

THIS DISCLOSURE STATEMENT AND ANY ACCOMPANYING DOCUMENTS ARE THE ONLY DOCUMENTS TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN.  NO SOLICITATION OF VOTES MAY BE MADE EXCEPT AFTER DISTRIBUTION OF THIS DISCLOSURE STATEMENT AS AUTHORIZED BY THE BANKRUPTCY COURT PURSUANT TO THE DISCLOSURE STATEMENT ORDER.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS DOCUMENT, CERTAIN MATTERS DISCUSSED HEREIN CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  ALTHOUGH THE OPERATING DEBTORS BELIEVE THAT, IN MAKING ANY SUCH STATEMENTS, THEIR EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, ANY SUCH STATEMENTS MAY BE INFLUENCED BY FACTORS THAT COULD CAUSE ACTUAL OUTCOMES AND RESULTS TO BE MATERIALLY DIFFERENT FROM THOSE CONTAINED IN SUCH FORWARD-LOOKING STATEMENTS.  WHEN USED IN THIS DOCUMENT, THE WORDS “ANTICIPATES,” “BELIEVES,” “EXPECTS,” “INTENDS” AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE OPERATING DEBTORS, THEIR OPERATIONS OR THEIR MANAGEMENT ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES.  THERE ARE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS, CERTAIN OF WHICH ARE BEYOND THE OPERATING DEBTORS’ CONTROL.  THESE FACTORS, RISKS AND UNCERTAINTIES ARE DISCUSSED BELOW IN ARTICLE X OF THIS DISCLOSURE STATEMENT.

THE OPERATING DEBTORS’ ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENT COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE FORWARD-LOOKING STATEMENTS.  ACCORDINGLY, THE OPERATING DEBTORS CAN GIVE NO ASSURANCES THAT ANY OF THE EVENTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL TRANSPIRE OR OCCUR OR, IF ANY OF THEM DO SO, WHAT IMPACT THEY WILL HAVE ON THE OPERATING DEBTORS’ RESULTS OF OPERATIONS OR FINANCIAL CONDITION.  THE OPERATING DEBTORS EXPRESSLY DECLINE ANY OBLIGATION TO PUBLICLY REVISE ANY FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE TO REFLECT THE OCCURRENCE OF EVENTS AFTER THE DATE HEREOF.

EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND IN ITS EXHIBITS HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY OR AS A WAIVER OF ANY OF THE OPERATING DEBTORS’ RIGHTS, REMEDIES, CLAIMS OR DEFENSES AS TO ANY MATTER OR AS A STIPULATION WITH RESPECT TO ANY DISPUTED MATTERS, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.  THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, EITHER THE OPERATING DEBTORS OR THE POST-EFFECTIVE DATE DEBTOR.

II.

INTRODUCTION AND EXECUTIVE SUMMARY

A.            Introduction and Purpose of the Disclosure Statement

On November 7, 2011 (the “Petition Date”), Dynegy Northeast Generation, Inc. (“DNE”), Hudson Power, L.L.C. (“Hudson Power”), Dynegy Danskammer, L.L.C. (“Dynegy Danskammer”) and Dynegy Roseton, L.L.C. (“Dynegy Roseton”) (collectively, the “Operating Debtors”), and Dynegy Holdings, LLC (“DH”) each filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code(1) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Bankruptcy Court”).  On November 9, 2011, the Bankruptcy Court entered an order jointly administering the chapter 11 cases (the “Chapter 11 Cases”) under the lead case: In re Dynegy Holdings, LLC, Case No. 11-38111 (CGM).  On November 16, 2011, the United States Trustee for the Southern District of New York (the “U.S. Trustee”) appointed an official committee of unsecured creditors (the “Committee”) pursuant to section 1102 of the Bankruptcy Code [Docket No. 85], and on November 29, 2011, the U.S. Trustee amended the appointment of the Committee [Docket No. 108].

DH’s parent company, Dynegy Inc. (“Dynegy”), subsequently filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code on July 6, 2012.  Dynegy’s chapter 11 case is administered under the caption: In re Dynegy, Inc., Case No. 12-36728 (CGM).  On September 10, 2012, the Bankruptcy Court entered an order (the “DH/Dynegy Confirmation Order”) confirming the joint plan of reorganization for Dynegy [Dynegy Docket No. 153] and DH [Docket No. 1029] (the “DH/Dynegy Plan”) and the DH/Dynegy Plan went effective on October 1, 2012.  Under the terms of the DH/Dynegy Plan, DH merged with and into Dynegy, with Dynegy remaining as the surviving entity.

The Operating Debtors submit this disclosure statement (as amended, modified or supplemented from time to time, the “Disclosure Statement”) pursuant to section 1125 of the Bankruptcy Code for the purpose of soliciting votes to accept or reject the Operating Debtors’

(1)  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan (as defined herein).  A Glossary of Defined Terms is attached as Schedule 1 to this Disclosure Statement.

Joint Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”), a copy of which is attached hereto as Exhibit A.  The Plan has been filed with the Bankruptcy Court and the summary of the Plan contained herein shall not be relied upon for any purpose other than to make a judgment with respect to, and determine how to vote on, the Plan.

Notice of this Disclosure Statement is being provided by the Operating Debtors to the U.S. Trustee, the Committee and to all of the Operating Debtors’ known creditors and Equity Interest holders.  By order entered                        [Docket No.     ] (the “Disclosure Statement Order”), this Disclosure Statement was approved by the Bankruptcy Court as containing “adequate information” under section 1125 of the Bankruptcy Code.  Pursuant to the Disclosure Statement Order (a copy of which is attached hereto as Exhibit B), the deadline to object to confirmation of the Plan is                       , 2013 at 4:00 p.m. (prevailing Eastern Time).  A hearing to consider confirmation of the Plan is scheduled to be held before the Bankruptcy Court on                       , 2013 at   :       .m. (prevailing Eastern Time).

B.            Brief Overview of the Plan and Summary of Key Terms

The following is an overview of the Plan.  It is qualified in its entirety by reference to the full text of the Plan, which is attached to this Disclosure Statement as Exhibit A.

FOR A MORE DETAILED DESCRIPTION OF THE TERMS AND PROVISIONS OF THE PLAN, SEE ARTICLE IV. OF THIS DISCLOSURE STATEMENT, ENTITLED “THE PLAN OF LIQUIDATION.”

Between the Petition Date and filing of the Plan and Disclosure Statement, the Operating Debtors settled claims against their estates and evaluated their restructuring alternatives.  See Section III.F. of this Disclosure Statement, entitled “Examiner/Mediation/Settlement Agreement.”  As part of the Settlement Agreement, the Operating Debtors agreed to sell substantially all of their assets pursuant to section 363 of the Bankruptcy Code.  The Plan serves as the final step necessary to consummate the Sale Transactions, distribute the consideration received in connection therewith, and liquidate the Operating Debtors’ estates on an orderly and efficient basis.

HOLDERS OF GENERAL UNSECURED CLAIMS OR CONVENIENCE CLAIMS ARE RECEIVING A DISTRIBUTION AS A RESULT OF AN AGREEMENT BETWEEN THE OPERATING DEBTORS, THE DIP LENDER, THE LEASE TRUSTEE AND THE COMMITTEE.  ABSENT SUCH AN AGREEMENT, HOLDERS OF GENERAL UNSECURED CLAIMS OR CONVENIENCE CLAIMS WOULD RECEIVE NO DISTRIBUTION ON ACCOUNT OF THEIR CLAIMS.  IF THE PLAN IS NOT CONFIRMED, THE OPERATING DEBTORS BELIEVE THAT HOLDERS OF GENERAL UNSECURED CLAIMS AND CONVENIENCE CLAIMS WILL RECEIVE NO DISTRIBUTION ON ACCOUNT OF THEIR CLAIMS.

1.             Sources and Uses of Consideration for Plan Distribution

As set forth in Sections III.G.9. and III.G.10. of this Disclosure Statement, the Operating Debtors have received approval to sell substantially all of their assets to LDH U.S. Asset Holdings LLC (the “Roseton Buyer”) (with respect to the Roseton Facility) and ICS NY Holdings, LLC (the “Danskammer Buyer”) (with respect to the Danskammer Facility) (collectively, the “Buyers”).  The sources of consideration available for Plan Distributions generally consist of the following:  (i) cash consideration that will be received from the Buyers in connection with the Sale Transactions; (ii) the Operating Debtors’ cash resources and other net working capital available as of the Effective Date of the Plan; and (iii) other sources of cash that may be available to certain of the Operating Debtors’ estates.  A summary of the anticipated sources and uses of consideration is included as Exhibit C hereto.

2.             Summary of Treatment Under the Plan

The following chart summarizes the projected distributions to holders of Allowed Claims against and Equity Interests in the Operating Debtors.  As discussed in greater detail below and in the Plan, the Plan provides for substantive consolidation of the Operating Debtors into DNE for purposes of distribution.  Although every reasonable effort was made to be accurate, the projections of estimated recoveries in the chart are only an estimate.  Any estimates of Claims or Equity Interests in this Disclosure Statement may vary from the final amounts Allowed by the Bankruptcy Court.  As a result of the foregoing and other uncertainties which are inherent in the estimates, the estimated recoveries in this Disclosure Statement may vary from the actual recoveries received.  In addition, the ability to receive Plan Distributions depends upon the ability of the Operating Debtors to obtain confirmation of the Plan and meet the conditions to confirmation and effectiveness of the Plan, as discussed in this Disclosure Statement.  The recoveries set forth below are projected recoveries only and may change based upon changes in the amount of Allowed Claims as well as other factors related to the Operating Debtors’ business operations and general economic conditions.  Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Allowed Claims against and Equity Interests in the Operating Debtors.

Class(es)	Claims	Status	Voting Rights	Expected Recoveries
1	Priority Claims	Unimpaired	Deemed to Accept	100%
2	Secured Claims	Unimpaired	Deemed to Accept	100%
3A-3D	General Unsecured Claims	Impaired	Entitled to Vote	11%-19%(2)
4A-4D	Convenience Claims	Impaired	Entitled to Vote	66%-99%
5	Lease GUC Claims	Impaired	Entitled to Vote	Unknown
6	Equity Interests in DNE	Impaired	Deemed to Reject	0%

3.             Claims Reconciliation Process and Estimated Recoveries

To facilitate timely Plan Distributions, the Operating Debtors intend to reconcile Claims as quickly and efficiently as possible with a goal of reconciling all Claims before the Effective Date.  To that end, the Operating Debtors have filed and anticipate filing additional objections to claims asserted against the Operating Debtors.(3)  The Operating Debtors expect that in connection with confirmation of the Plan, they will be able to demonstrate that they will be able to adequately fund the Reserves and otherwise comply with section 1129(a)(9) of the Bankruptcy Code.

(2)  The Bar Date for claims to be filed in these cases was February 24, 2012.  Based on a review of the claims register maintained by the Claims Agent and the Operating Debtors’ Schedules, the Operating Debtors believe there are approximately 130 claims totalling approximately $3.2 million against the Operating Debtors.  This amount includes claims that are the subject of the NY Tax Claims Objection (approximately $822,000), as well as a claim of $284,000 that the Operating Debtors believe has been resolved through the DH/Dynegy Plan, but do not include (i) Claims totalling $1.614 million that have been objected to on the basis that the Claims were assumed under the DH/Dynegy Plan, (ii) the Lease GUC Claims or (iii) any Claims that may be filed as a result of the future rejection of any contract or lease.  Based on a $5,000 threshold for Convenience Claims and a Convenience Claim Distribution of $150,000, the Operating Debtors anticipate that between 89 and 109 holders of Claims will be eligible for, or will reduce their Claims and elect into, the Convenience Class resulting in a recovery of between 66% and 99% to holders of Allowed Convenience Claims.  Depending on the outcome of the Operating Debtors’ pending and future claims objections, the number of holders of Claims that elect to have their Claims treated as Convenience Claims, and the amount of claims filed in respect to the future rejection of any contract or lease, if any, the Operating Debtors believe that the recovery for holders of Allowed General Unsecured Claims in Classes 3A through 3D will be between 11% and 19%.

(3)  See, e.g., Objection of Debtor and Debtor in Possession to Fastenal Company Claim Numbers 217 and 228 Pursuant to Section 502(b) of the Bankruptcy Code, and Bankruptcy Rules 3003 and 3007 [Doc. No. 1165]; Objection of Debtor Dynegy Northeast Generation, Inc. to the Claims Asserted by State of New York, Department of Taxation and Finance (Claim Nos. 222, 223 and 224), Pursuant to 11 U.S.C. § 502(b) and Fed. R. Bankr. P. 3003 and 3007 [Doc. No. 1169].

C.            Confirmation of the Plan

1.             Requirements

The requirements for confirmation of the Plan are set forth in section 1129 of the Bankruptcy Code.  The requirements for approval of this Disclosure Statement are set forth in section 1125 of the Bankruptcy Code.

2.             Confirmation Hearing

To confirm the Plan, the Bankruptcy Court must hold the Confirmation Hearing to determine whether the Plan meets the requirements of section 1129 of the Bankruptcy Code.  The Confirmation Hearing will take place in the Bankruptcy Court on                     , 2013 at     :  .m. (prevailing Eastern Time).

3.             Deadline to Object to Confirmation of the Plan

Any party in interest may object to confirmation of the Plan and appear at the Confirmation Hearing to pursue such objection.  The Bankruptcy Court has set                       , 2013 at     :  .m. (prevailing Eastern Time) as the deadline for filing and serving objections to confirmation of the Plan.  Objections to confirmation of the Plan must be electronically filed with the Bankruptcy Court and served on counsel to the Operating Debtors, the U.S. Trustee, counsel to the Committee, and all other parties entitled to receive objections as set forth in the Disclosure Statement Order.

4.             Effect of Confirmation and Consummation of the Plan

Occurrence of the Effective Date serves to make the Plan binding upon the Operating Debtors, and upon all holders of Claims and Equity Interests and other parties in interest, regardless of whether they were entitled to vote on the Plan, and regardless of whether they cast Ballots to accept or reject the Plan.

5.             Effect of Failure to Confirm the Plan

If Classes 3A through 3D - Allowed General Unsecured Claims, Classes 4A through 4D — Allowed Convenience Claims, or Class 5 — Allowed Lease GUC Claims do not accept the Plan by the requisite statutory majorities provided in section 1126(c) of the Bankruptcy Code, the Operating Debtors reserve the right to amend the Plan to, among other things, eliminate Section 6.1 of the Plan and proceed to confirmation with one or more of the Operating Debtors.  If any single class (or more than one, but less than all, of such classes) of Allowed General Unsecured Claims or Allowed Convenience Claims votes to accept the Plan, the Operating Debtors will proceed with confirmation of the Plan as set forth in the Plan, and will proceed pursuant to section 1129(b) of the Bankruptcy Code with respect to any class of Allowed General Unsecured Claims or Allowed Convenience Claims which does not vote to accept the Plan.  With respect to Class 6 — Equity Interests in DNE, which is deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code, the Operating Debtors will request that the Bankruptcy Court confirm the Plan, notwithstanding such deemed rejection, pursuant to section 1129(b) of the Bankruptcy Code.

D.            Voting on the Plan

1.             Impaired Claims or Equity Interests

Under the provisions of the Bankruptcy Code, not all parties in interest are entitled to vote on a chapter 11 plan.  Creditors or equity interest holders whose claims or equity interests are not impaired by a plan are conclusively presumed to accept the plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote.  Creditors or equity interest holders whose claims or equity interests are impaired by a plan, and will receive no distribution under the plan, are also not entitled to vote because they are deemed to have rejected the plan under section 1126(g) of the Bankruptcy Code.

2.             Eligibility to Vote on the Plan

The following sets forth which Classes are entitled to vote on the Plan and which are not:

•      The Operating Debtors are seeking votes from the holders of Allowed Claims in Classes 3A through 3D — General Unsecured Claims, Classes 4A through 4D — Convenience Claims, and Class 5 — Lease GUC Claims.  These Classes are Impaired.

•      The Operating Debtors are not seeking votes from the holders of Claims in Class 1 — Priority Claims or Class 2 — Secured Claims.  Those Classes are Unimpaired under the Plan, and the holders of Claims in each of those Classes are conclusively presumed to have accepted the Plan, and are therefore not entitled to vote on the Plan.

•      The Operating Debtors are not seeking votes from the holders of Equity Interests in Class 6 — Equity Interests in DNE, because Class 6 is Impaired under the Plan and will not be receiving a distribution under the Plan, and such Class is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and holders of Equity Interests in such Class are not entitled to vote on the Plan.

For a detailed description of the Classes of Claims and Equity Interests and their treatment under the Plan, please see Article IV. (“The Plan of Liquidation”), Section C. (“Summary of Classification and Treatment of Classified Claims and Equity Interests”).

3.             Voting Procedure and Voting Deadline

After carefully reviewing this Disclosure Statement, including the attached Schedules and Exhibits, if you are a holder of an Allowed Claim in Classes 3A through 3D — General Unsecured Claim or in Classes 4A through 4D — Convenience Claim, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot, and return the completed Ballot to the address set forth on the Ballot in the enclosed postage prepaid return envelope so that it will be actually received by Epiq Bankruptcy Solutions, LLC (“Epiq” or the “Solicitation Agent”), no later                     , 2013 at     :  .m. (prevailing Eastern Time) (the “Voting Deadline”).  All votes to accept or reject the Plan must be cast by using the appropriate Ballot.  Votes which are cast in any other manner will not be counted.  All Ballots must be actually received by the Solicitation Agent no later than the Voting Deadline.  Do not send your Ballot directly to the Operating Debtors or the Lease Trustee.  For detailed voting instructions and the name, address and phone number of the person you may contact if you have questions regarding the voting procedures, please see the Disclosure Statement Order, a copy of which is attached hereto as Exhibit B.

4.             Acceptance of the Plan

For the Plan to be accepted by an Impaired Class of Claims, holders of at least two-thirds (2/3) in dollar amount of the Allowed Claims in such Class and more than one-half (1/2) in number of such holders must vote to accept the Plan, or the Plan must meet the requirements under section 1129(b) of the Bankruptcy Code for cramdown of any non-accepting Class of Claims, or any Class of Claims that is conclusively presumed to reject the Plan (Class 6 — Equity Interests in DNE).  In any case, at least one Impaired Class of Claims, excluding the vote of insiders, must actually vote to accept the Plan.  YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL YOUR BALLOT TO THE SOLICITATION AGENT.  PLEASE BE SURE TO COMPLETE THE BALLOT PROMPTLY, AND LEGIBLY IDENTIFY THE EXACT AMOUNT OF YOUR CLAIM AND THE NAME OF THE CREDITOR.

5.             Standards Applicable to Releases

Section 9.4 of the Plan provides for the releases of certain claims against non-Debtors in consideration of services provided to the Estates, valuable compromises made by the parties to the Settlement Agreement, and other value contributed in the Chapter 11 Cases by the Released Parties.  The non-Debtor released parties are: (a) Dynegy and each of its Affiliates; (b) the members of the Committee (solely in their capacity as such); (c) the Lease Trustee; (d) U.S. Bank National Association, in its individual capacity; (e) the Directing Lease Certificate Holder Parties; (f) the PSEG Entities; (g) the Buyers; (h) the DIP Lender, (i) the present and former directors, officers, managers, equity holders, agents, successors, assigns, attorneys, accountants, consultants, investment bankers, bankruptcy and restructuring advisors, financial advisors, and each of their affiliates with respect to each of (a) through (h); and (j) any Person claimed to be liable derivatively through any of the foregoing.  As set forth in the Plan, the releases are given, to the greatest extent permitted under applicable law, by any holder of a Claim or Equity Interest that is Impaired or Unimpaired under the Plan.

The Operating Debtors believe that the releases set forth in the Plan are appropriate because, among other things, the releases are narrowly tailored to the facts and circumstances of these Chapter 11 Cases, and each of the Released Parties has afforded value to the Estates and aided in the Sale of the Facilities and Plan process, including through the negotiation and compromise of the various outstanding disputes resolved through the Settlement Agreement, the Settlement Allocations, and the Sale Transactions.  In addition, it is possible that many of the Released Parties would have rights of indemnification against the Operating Debtors.  The Operating Debtors believe that each of the Released Parties has played an integral role in connection with the Settlement Agreement and/or the Sale Transactions and in negotiating and formulating the Plan, and has expended significant time and resources analyzing and negotiating the unique issues in administering the Operating Debtors’ Estates as well as the process that culminated in the Sale Transactions.  Moreover, the overall Settlement Agreement requires releases by and for the Settlement Parties.  To the extent that creditors who were not party to the Settlement Agreement are affected by the releases contained in the Plan, those creditors nevertheless benefit from the releases by virtue of their ability to share in the distributable value preserved by the Settlement Agreement, including the GUC Distribution (which was a result of an agreement between the Operating Debtors, Lease Trustee, DIP Lender and Committee — without such agreement, there would be no funds available for distribution to holders of General Unsecured Claims and Convenience Claims) the consideration for which is, in part, the releases contained in the Plan.

The United States Court of Appeals for the Second Circuit has determined that releases of non-debtors may be approved as part of a chapter 11 plan of reorganization if there are “unusual circumstances” that render the release terms important to the success of the plan.  See Deutsche Bank AG v. Metromedia Fiber Network Inc. (In re Metromedia Fiber Network, Inc.), 416 F.3d 136, 143 (2d Cir. 2005).  Courts have approved releases of non-debtors when, for example, (a) the estate received substantial consideration , (b) the enjoined claims were channeled to a settlement fund rather than extinguished , (c) the enjoined claims would indirectly impact the reorganization by way of indemnity or contribution , (d) the plan otherwise provided for the full payment of the enjoined claims , and (e) the affected creditors consented to the applicable releases.  Id. at 142.  Before a determination can be made as to whether releases are appropriate as warranted by “unusual circumstances,” the United States Court of Appeals for the Second Circuit has concluded that there is a threshold jurisdictional inquiry as to whether the Bankruptcy Court has subject matter jurisdiction to grant such releases.  In re Johns-Manville Corp., 517 F.3d 52, 65 (2d Cir. 2008); see also In re Dreier LLP, 429 B.R. 112, 132 (Bankr. S.D.N.Y. 2010) (finding no jurisdiction to approve releases of claims that did not affect the estate); In re Metcalf & Mansfield Alternative Investments, 421 B.R. 685, 695 (Bankr. S.D.N.Y. 2010) (discussing and approving releases in a case under chapter 15 of the Bankruptcy Code).  Courts have jurisdiction over a third party cause of action or claim if it will “directly and adversely impact the reorganization.” Dreier, 429 B.R. at 132.  Conversely, the court may lack jurisdiction if the released claim is one that would “not affect the property of the estate or the administration of the estate.”  Id. at 133.  Here, all of the released claims would “directly and adversely impact the reorganization” of the Operating Debtors’ Estates.  Further, some of the entities and individuals to be granted releases under the Plan would have potential claims for indemnification and/or contribution against the Operating Debtors for any liabilities incurred on such claims, as well as any expenses incurred to defend against such claims.  Satisfying such claims would dilute or eliminate available recoveries for the holders of General Unsecured Claims under the Plan, and could make the Plan unconfirmable — thereby jeopardizing the ability to consummate the Sale Transactions.  The Operating Debtors’ Estates therefore would be directly and adversely impacted if the released claims were pursued, and the Bankruptcy Court has jurisdiction to approve them as part of the Plan.  The circumstances of these Chapter 11 Cases therefore satisfy the Metromedia requirements.

In addition, because the Plan provides all holders of Claims the opportunity to “opt out” of the releases in Section 9.4 of the Plan and corresponding injunctive provisions, the Operating Debtors believe that such releases and the corresponding injunction are permissible under applicable Second Circuit precedent.  Moreover, the exculpation provision in Section 9.6 of the Plan only provides parties relief with respect to the development and consummation of the Plan and Sale Transactions, and thus the Operating Debtors believe—as noted above—that any party obtaining relief under such provision will have necessarily provided value through its efforts in developing the Plan.

III.

THE OPERATING DEBTORS AND THE CHAPTER 11 CASES

A.            Overview of the Operating Debtors’ Businesses and Operations

Dynegy Roseton leased both units at the Roseton power generation facility (collectively, the “Roseton Facility”) from Roseton OL LLC (the “Roseton Owner Lessor”) (pursuant to the Roseton Facility Lease, which lease was rejected by order of the Bankruptcy Court entered on December 20, 2011 [Docket No. 227]); these units are “peakers” (power plants that generally run only during periods of peak demand for electricity) with a net capacity of 1,200 MW and use natural gas and fuel oil as their primary fuels.

Dynegy Danskammer owns Units 1, 2, 5, and 6 at the Danskammer power generation facility.  Units 1 and 2 are “peakers” with a net capacity of 129.7 MW.  They use natural gas and fuel oil as their primary fuels.  Units 5 and 6 are emergency diesel generators with net capacities of 2.5 MW each and currently are not in operation and are not connected to the power grid.  Dynegy Danskammer leased Units 3 and 4 (collectively, the “Danskammer Facility”, and together with the Roseton Facility, the “Facilities”) from Danskammer OL LLC (the “Danskammer Owner Lessor” and together with the Roseton Owner Lessor, the “Owner Lessors”) (pursuant to the Danskammer Facility Lease, which lease was rejected by order of the Bankruptcy Court entered on December 20, 2011 [Docket No. 227]); these units are “baseload” power plants (power plants that generally run at all times, providing the amount of electricity generally needed to meet customer demand) with a net capacity of 373.4 MW and use coal and natural gas as their primary fuels.

The Facilities are connected to the Northeast Power Coordinating Council, one of the 10 regional reliability councils that form the North American Electric Reliability Council.  They compete primarily in the New York wholesale market, operated and maintained by the New York Independent System Operator (the “NYISO”), although the power generated at the Facilities may be sold into the Pennsylvania/New Jersey/Maryland Power Pool, as well as to New England, Quebec, and Ontario.

The operations of Dynegy Danskammer and Dynegy Roseton are subject to extensive federal, state, and local statutes, rules and regulations, including the Federal Power Act (the “FPA”), the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (“CERCLA”), the Resource Conservation and Recovery Act (“RCRA”), and the Occupational Safety and Health Act (“OSHA”).  Their regulators include the Federal Energy Regulatory Commission (“FERC”), the New York Public Service Commission (the “NYPSC”), the United States Environmental Protection Agency (the “EPA”), and the New York State Department of Environmental Conservation (“NYSDEC”).

The Facilities each operate under several NYSDEC-issued environmental permits, including a Clean Air Act Title V operating permit, a State Pollutant Discharge Elimination System (“SPDES”) permit, and chemical bulk storage and petroleum storage licenses.  The Facilities also operate under an incidental take permit issued by the National Marine Fisheries Service.  In addition, the Roseton Facility includes fuel dock operations that are subject to various United States Coast Guard approvals.

There is an active coal ash landfill at the Danskammer Facility that is permitted as a solid waste landfill and regulated by NYSDEC.  Groundwater monitoring is conducted and there are regulatorily-mandated closure and post closure obligations that will apply once use of the landfill is discontinued.  In addition, there are areas of historic ash disposal at both Facilities.  There are petroleum storage tank farms at both Facilities, as well an active coal pile at the Danskammer Facility, which also trigger regulatory monitoring obligations.  Both Facilities have been the subject of detailed environmental studies over the years, and remediation has occurred at both Facilities in response to specific spill incidents or in connection with regulatory closure of historic hazardous waste treatment, storage and disposal activities.  Current environmental reports detailing operational history, potential areas of contamination and expected decommissioning costs, including landfill closure and long term groundwater monitoring costs, have been prepared and made available to potential purchasers of the assets.

B.            Employees/CBA

Dynegy Danskammer and Dynegy Roseton have no employees; the workers at the facility are employed by DNE.(4)  DNE employs approximately 135 full-time employees, of whom approximately 111 are represented by Local Union 320 of the International Brotherhood of Electrical Workers, AFL-CIO (“Local Union 320”).  DNE and Local Union 320 are parties to a collective bargaining agreement, effective February 1, 2008, with an original expiration date of January 31, 2012 (the “CBA”).  On January 31, 2012, DNE and Local Union 320 reached a tentative agreement, subject only to ratification by the union rank and file, to extend the CBA through October 31, 2012.  A more extensive discussion of the CBA is contained in Section III.G.4 below.  The remaining employees, outside the approximately 111 represented by Local Union 320 and covered by the CBA, are not represented by a union and are predominantly administrative and managerial employees.  All of these employees are employed in connection with the operation of the Facilities, and all but one are employees of DNE.(5)

C.            Pre-Petition Indebtedness and the Facility Leases

Dynegy Roseton’s and Dynegy Danskammer’s major pre-petition liabilities consisted of semiannual rent payments to the Owner Lessors under the Lease Documents (as defined below).  In addition to the land on which the Roseton and Danskammer power plants are located and the power plant units or leasehold interests therein, as applicable, their assets consist of various capital spare parts, emissions credits, emissions control and monitoring equipment, fuel

(4)  One employee, the Assistant Plant Manager at the Dynegy Danskammer and Dynegy Roseton Facilities is employed by Dynegy Operating Company, a non-debtor Affiliate.

(5)  As noted above, one employee, the Assistant Plant Manager at the Facilities is employed by Dynegy Operating Company, a non-debtor Affiliate.

inventory, fuel supply equipment, communications equipment and licenses, vehicles, a locomotive, administrative buildings, and similar items.  Substantially all of Dynegy Roseton’s and Dynegy Danskammer’s revenues are derived from sales to the NYISO.(6)

On or about May 8, 2001 (the “Closing Date”), Dynegy Roseton and Dynegy Danskammer (together, the “Debtor Lessees”) each entered into a sale-leaseback transaction pertaining to, respectively, the Roseton Facility and the Danskammer Facility.

On the Closing Date, the Owner Lessors purchased the Roseton Facility and the Danskammer Facility from Dynegy Roseton and Dynegy Danskammer, respectively, and, in each case, entered into contractual arrangements which gave them certain rights to use certain related common facilities located at the sites of the respective Facilities.  The Owner Lessors are subsidiaries of RCM, a third party investor and a wholly-owned subsidiary of PSEG Resources Inc. (which is an indirect subsidiary of Public Service Enterprise Group Inc. (“PSEG”), a company engaged in various aspects of the electric power business).

The purchase price of the Roseton Facility was approximately $620 million.  The purchase price of the Danskammer Facility was approximately $300 million.  To fund their purchases of the respective Facilities from Dynegy Roseton and Dynegy Danskammer, the Owner Lessors used $138 million in equity funding from certain of the PSEG Entities, and financed the remaining $800 million of the purchase price and the related transaction expenses through a private offering of pass-through trust certificates (the “Lease Certificates”), which were sold to qualified institutional buyers (the “Lease Certificate Holders”).  The proceeds thereof were then used to purchase notes from the Owner Lessors (the “Lessor Notes”), which are held for the benefit of the Lease Certificate Holders by U.S. Bank National Association, not in its individual capacity but solely in its capacity as successor indenture trustee (in such capacity, the “Lease Trustee”) under the Indentures of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement related to each Facility (the “Lease Indentures”).

Also on the Closing Date, each of the Owner Lessors simultaneously leased each Facility to the respective Debtor Lessee pursuant to the Roseton Facility Lease and Danskammer Facility Lease (collectively, the “Facility Leases”).  Absent early termination, the Roseton Facility Lease expires on February 8, 2035 and the Danskammer Facility Lease expires on May 8, 2031.

Under the Facility Leases, rent was paid in semi-annual payments.  These lease payments under the Facility Leases were used by the Owner Lessors to pay principal and interest on the Lessor Notes with excess amounts available for distribution to RCM.  The Lessor Notes are secured by, among other things, an assignment of the Facility Leases and mortgages on the underlying Facilities.  Payments made in respect of the Lessor Notes are distributed to the Lease Certificate Holders under the terms of the Pass Through Trust Agreement pursuant to which the Lease Certificates were issued.

As of the Petition Date, the future lease payments were (i) $691,030,741.42 in the aggregate due from November 8, 2011 through the lease expiration for the Roseton Facility and

(6)  Dynegy Roseton and Dynegy Danskammer recently became authorized NYISO market participants/customers.  As a result, they no longer rely on Dynegy Power Marketing, LLC, a non-debtor Affiliate, to sell capacity generated at the Facilities into the NYISO market.

(ii) $102,991,141.25 in the aggregate due from November 8, 2011 through the lease expiration for the Danskammer Facility.

DH guaranteed Dynegy Roseton’s and Dynegy Danskammer’s payment and performance obligations under the Facility Leases, pursuant to certain Guaranty Agreements (the “Lease Guarantees”).  As described in Section III.F. below, the Settlement Agreement resolved the claims of the PSEG Entities and the Lease Trustee against DH, as guarantor (pursuant to the Lease Guarantees) of Dynegy Roseton’s and Dynegy Danskammer’s obligations under the Facility Leases.

D.            First Day Motions

On the Petition Date, DH and the Operating Debtors filed certain motions requesting authority to continue certain obligations in the ordinary course of business on a post-petition basis and to pay certain pre-petition obligations, including motions regarding: joint administration [Docket No. 2]; limitation of service [Docket No. 3]; the filing of schedules and statements of financial affairs [Docket No. 4]; retaining an administrative agent [Docket No. 6]; continuing pre-petition insurance policies [Docket No. 8]; cash management [Docket No. 9]; pre-petition employee obligations and benefits [Docket No. 10]; retaining a claims and noticing agent [Docket No. 11]; continued utility service [Docket No. 12]; continued marketing, selling, and trading of energy through Dynegy Power Marketing, Inc. [Docket No. 13]; pre-petition taxes [Docket No. 14]; case management [Docket No. 16]; and payment of critical vendors [Docket No. 17] (collectively, the “First Day Motions”).  After the hearing held on November 8, 2011 (the “First Day Hearing”), the Bankruptcy Court granted the relief sought in the First Day Motions on either an interim or final basis.  Following the hearing held on December 2, 2011, the Bankruptcy Court granted final relief with respect to the First Day Motions.

In addition to the operational relief described above, on the Petition Date, DH and the Operating Debtors filed a motion (the “Intercompany Credit Facility Motion”) seeking authorization (i) to enter into secured post-petition financing arrangements (the “Intercompany Credit Facility”), pursuant to which DH would provide $15 million of intercompany financing on a revolving post-petition basis to the Operating Debtors; and (ii) for the Operating Debtors (a) to guaranty, on a joint and several basis, the obligations arising under the Intercompany Credit Facility, (b) use proceeds from the Intercompany Credit Facility for working capital, corporate needs and administrative costs, and (c) grant liens and provide super-priority administrative claims.

On December 19, 2011, the Bankruptcy Court entered a final order (the “Intercompany Credit Facility Order”) authorizing (i) the Operating Debtors and DH to enter into the Intercompany Credit Facility (to the extent not previously executed or delivered); and (ii) the Operating Debtors (a) to borrow on an unsecured superpriority basis up to an aggregate principal amount of $15 million from DH for working capital, general corporate purposes, and certain administrative expenses incurred in their Chapter 11 Cases, including, without limitation, to pay interest in connection with the Intercompany Credit Facility, (b) to guaranty, on a joint and several basis, all obligations under the Intercompany Credit Facility, and (iii) to provide DH superpriority administrative expense claims with priority over any and all other claims, subject only to certain exceptions, against the Operating Debtors [Docket No. 225].

The Intercompany Credit Facility was initially set to mature on October 31, 2012, however, DH subsequently agreed to extend the maturity date on the Intercompany Credit Facility to January 30, 2013, and on November 15, 2012, the Operating Debtors and DH filed their Motion for a Supplemental Order Modifying Final Order to Extend the Maturity Date of the Intercompany Credit Facility [Docket No. 1172] to obtain Bankruptcy Court authorization for such extension.

In addition, as the obligations under the Facility Leases were significantly burdensome to the estates of the Operating Debtors and DH, the Operating Debtors and DH determined that the rejection of the Facility Leases and related Lease Documents was an appropriate exercise of their business judgment.  Accordingly, on the Petition Date, DH and the Operating Debtors filed a motion authorizing the Operating Debtors and DH to reject the Lease Documents [Docket No. 5] (the “Rejection Motion”) nunc pro tunc to the Petition Date.  On December 20, 2011, the Bankruptcy Court entered a stipulated order approving a settlement with the PSEG Entities pursuant to a term sheet (the “PSEG Term Sheet”) attached to that order, including, among other matters, the approval of the Rejection Motion, subject to certain reservations of rights (including with respect to the effective date of such rejection), which order was consented to by DH, the Operating Debtors, Dynegy, the Committee, the Lease Trustee, Central Hudson, and the PSEG Entities [Docket No. 227] (the “PSEG Settlement Order”) [Docket No. 227].  The Stipulated Rejection Order was thereafter amended, and such amended stipulated order was entered by the Bankruptcy Court on December 28, 2011 [Docket No. 273] (the “Amended PSEG Settlement Order” and together with the Stipulated Rejection Order, the “PSEG Settlement Orders”).(7)

E.            The Lease Trustee Adversary Proceeding

On November 11, 2011, the Lease Trustee commenced an adversary proceeding against Dynegy Roseton, Dynegy Danskammer and DH (Adv. Proc. No. 11-09083) (the “Adversary Proceeding”) seeking a declaration that: (i) the Lease Documents are not leases of real property; (ii) the Lease Documents are financings, not leases; and (iii) notwithstanding the lease rejection claims, Lease Guaranty Claims are not subject to a cap pursuant to section 502(b)(6) of the Bankruptcy Code.  On January 6, 2012, the Lease Trustee filed its Amended Complaint [Adv. Proc. Docket No. 6] in which it added an additional claim for relief, seeking a determination of the allowed amount of the Lease Trustee’s claims against Dynegy Roseton, Dynegy Danskammer and DH and asserting that it was owed additional amounts by Dynegy Roseton and Dynegy Danskammer as post-petition administrative claims on account of the period from and after the Petition Date through the date of turnover of possession and control of the Facilities, and additional administrative claims related to environmental, maintenance and other issues concerning the Facilities.

On January 25, 2012, Dynegy Roseton, Dynegy Danskammer and DH filed the Defendants’ Answer and Counterclaims to Amended Complaint [Adv. Proc. Docket No. 18].  Therein, Dynegy Roseton, Dynegy Danskammer and DH, among other things, (i) asserted that

(7)  The Amended PSEG Settlement Order provided that, if it was later determined that the PSEG Entities improperly assigned their rights or assigned rights that actually belonged to the Lease Trustee, the improper assignment provisions would be deemed stricken from the PSEG Term Sheet, and replaced by a conveyance by the PSEG Entities to the Debtors of a 100% economic participation in any interest otherwise sought to be assigned by the PSEG Entities pursuant to the PSEG Term Sheet.

the Lease Trustee’s claims were limited as described therein, (ii) sought a judicial determination that the Lease Documents were true leases of real property subject to the damages cap of section 502(b)(6) of the Bankruptcy Code, (iii) sought a judicial determination that the Lease Guarantees were subject to the damages cap of section 502(b)(6) of the Bankruptcy Code, (iv) sought a judicial determination that the effective date of the lease rejection was the Petition Date, (v) sought a judicial determination that no post-petition amounts were owed to the Lease Trustee as administrative claims, and (vi) asserted, by way of an affirmative counterclaim, that the Lease Trustee was required to turn over overpaid prepaid rent under the Facility Leases for periods after the Petition Date, which amounts constituted recoverable prepaid rent or security deposits.  Dynegy Roseton, Dynegy Danskammer and DH also objected on a number of grounds to the Lease Trustee’s assertion that it was entitled to administrative claims.

To support the imposition of the cap under section 502(b)(6) of the Bankruptcy Code on the damage claims of the Lease Trustee, Dynegy Roseton, Dynegy Danskammer and DH would have to demonstrate both that the Facilities were real property (and not personal property, as designated in the Facility Leases) and that the Facility Leases were “true leases” and not “disguised financings.”  Under Second Circuit law, the Bankruptcy Court would have looked to numerous factors to determine the “true lease” issue, including (i) the relationship between the value of the Facilities and the purchase price at the time of the sale-and-leaseback transactions and (ii) whether the Facility Leases conferred on the lessee obligations traditionally associated with ownership.  Absent a cap, the floor of the Lease Trustee’s claim would have been $571 million, with the maximum potential allowable amount several hundred million dollars greater than that.

Dynegy Roseton, Dynegy Danskammer and DH, and the Lease Trustee, each filed motions for judgment on the pleadings. The Lease Trustee’s motion sought a declaration that damages for rejecting the leases were not subject to the cap of section 502(b)(6) of the Bankruptcy Code on the ground that such cap applies only to leases of real property and that language in the facility leases provided that the leases should be deemed leases of personalty and not real property.  In opposition, Dynegy Roseton, Dynegy Danskammer and DH argued that under New York law, the facilities qualified as real property under the three factors imposed by New York law:  (1) actual annexation to the realty; (2) application to the use to which the associated realty is dedicated; and (3) the intention of the annexing party to make a permanent accession to the realty, as evidenced by the scale, design and usage of the property.  In their cross-motion for judgment on the pleadings, Dynegy Roseton, Dynegy Danskammer and DH argued, among other matters, that the Indentures and the equities of the case precluded the Lease Trustee from seeking recharacterization of the Facility Leases, and further argued that Lease Guaranty Claims were subject to the section 502(b)(6) cap.

On March 21, 2012, a hearing was held on both motions for judgment on the pleadings and at the conclusion of the hearing, the Bankruptcy Court took under submission the issue of whether the Facility Leases were leases of real or personal property.  All disputes and claims related to the Adversary Proceeding or otherwise related to the rejection of the Lease Documents were subsequently resolved by the Settlement Agreement (discussed immediately below).  On the Settlement Effective Date, the Adversary Proceeding was dismissed with prejudice and any potential claims relating to or arising from disputes with respect to, among other things, the Adversary Proceeding and the Lease Documents were released.

F.            Examiner/Mediation/Settlement Agreement

On January 11, 2012, the U.S. Trustee appointed Susheel Kirpalani (the “Examiner”) to serve as the examiner [Docket No. 308], and the Bankruptcy Court approved the appointment on January 12, 2012 [Docket No. 318] (the “Examiner Order”).  After conducting an investigation, on March 9, 2012, the Examiner filed a redacted copy of his report [Docket No. 490] (the “Examiner Report”), and provided an unredacted copy of the Examiner Report to the Bankruptcy Court.  Following the release of the Examiner Report, at a status conference held on March 12, 2012, the Bankruptcy Court directed the parties to engage in mediation under the supervision of the Examiner pursuant to his role as mediator under the agreed order for the appointment of the Examiner [Docket No. 276].  Subsequently, the Examiner engaged in multiple formal and informal mediation sessions over a period of more than three weeks.  As a result of the mediation sessions, on May 1, 2012, DH and the Operating Debtors filed their Motion to Approve Settlement Agreement Between the Debtors and the Settlement Parties Pursuant to Rule 9109 of the Federal Rules of Bankruptcy Procedure [Docket No. 640] (the “Settlement Motion”).  On May 30, 2012, DH and the Operating Debtors filed an amended and restated version of the settlement agreement [Docket No. 739] (the “Settlement Agreement”).  On June 1, 2012, the Bankruptcy Court entered an order approving the Settlement Agreement [Docket No. 758] (the “Settlement Order”).

The Settlement Agreement resolved (without any admissions or judicial determinations) all remaining disputes related to, among other things, the Adversary Proceeding and the Lease Trustee’s claims against DH, Dynegy Roseton and Dynegy Danskammer.  The claims of the Lease Trustee and the PSEG Entities under the Settlement Agreement (and, in the case of the PSEG Entities, under the PSEG Settlement Orders) against DH were resolved through confirmation of the DH/Dynegy Plan.  With respect to Dynegy Roseton and Dynegy Danskammer, the Settlement Agreement:

•      Provides the Lease Trustee with allowed unsecured claims (the “Lease Claims”) in the amounts of:

•      $454,717,690 against Dynegy Roseton on account of all claims arising under or relating to the Roseton Lease Documents; and

•      $85,282,310 against Dynegy Danskammer on account of all claims arising under or relating to the Danskammer Lease Documents;

•      Provides the Lease Trustee with administrative expense claims (the “Lease Trustee Administrative Claims”) against:

•      Dynegy Roseton on account of post-petition accrued rent, plus additional amounts that may accrue thereafter pursuant to the Roseton Lease Documents, in the amount of $42,176,760; and

•      Dynegy Danskammer on account of post-petition accrued rent, plus additional amounts that may accrue thereafter pursuant to the Danskammer Lease Documents, in the amount of $3,154,179;

•      Provides for a cap on the recoveries available to the Lease Trustee on account of its claims against both the Operating Debtors and DH (exclusive of amounts received on account of trustee and professional fees and expenses) in the amount of $571,507,840 (the “Lessor Recovery Cap”);

•      Requires the Operating Debtors, DH and Dynegy, with the cooperation of the PSEG Entities, to use commercially reasonable efforts to sell the Facilities (the “Sale Transactions”), the terms of which must be mutually agreed upon among the Operating Debtors, DH, Dynegy, the Committee, RCM and the Lease Trustee;

•      Requires the Operating Debtors, DH, Dynegy, the Lease Trustee and the PSEG Entities to cooperate with respect to obtaining all necessary regulatory approvals in connection with the Sale Transactions;

•      Requires the PSEG Entities to cooperate with the Operating Debtors, DH and Dynegy to effect transfer of title to the Facilities in connection with the Sale Transactions;

•      Requires the Operating Debtors, DH, Dynegy, the PSEG Entities, the Committee and the Lease Trustee, in consultation with the Consenting Senior Noteholders (as defined in the Settlement Agreement), to determine the percentages of the PSEG Entities’ and the Operating Debtors’ respective interests in the Facilities;

•      Sets forth a waterfall for the distribution of proceeds from the Sale Transactions (described in greater detail in subsection III.F.1. below); and

•      Provides for the consensual release of all claims relating to matters investigated by the Examiner (except for the consideration being provided under the Settlement Agreement) by and among the Operating Debtors, DH, Dynegy, all of Dynegy’s direct and non-direct subsidiaries, and the Settlement Parties.

The Sale Transactions are discussed in greater detail in Sections III.G.9-III.G.12 below.

1.             Allocation of Sale Proceeds

Pursuant to the Settlement Agreement, any proceeds from a sale of the Facilities (or portion thereof) shall be distributed as follows (defined terms used in this subsection but not separately defined herein or in the Plan, are as defined in the Settlement Agreement):

First, to the Operating Debtors, to pay any and all reasonable and documented out-of-pocket fees and expenses incurred by the Operating Debtors in connection with such sale;

Second, (a) that portion of the remaining proceeds attributable to the Operating Debtors’ interests in the sold property, to creditors and Equity Interest holders of Dynegy Danskammer and Dynegy Roseton (including, without limitation, to DH to pay any and all outstanding amounts owed to DH pursuant to the DIP Credit Facility); provided, that all proceeds to be distributed to the Lease Trustee on account of the Lease Administrative Claims and/or the Lease Claims shall be in full and final satisfaction of such claims and shall instead be distributed as follows: first, to the other holders of allowed general unsecured claims against Dynegy Danskammer and Dynegy Roseton in an amount not to exceed $500,000 (the “GUC Carveout”), and second, to the Lease Trustee or DH in accordance with subclause (b) of this paragraph; and (b) that portion of the remaining proceeds attributable to the PSEG Entities’ interests in the sold property as follows (subject to the Lessor Recovery Cap):

(A) 50% solely to the Lease Trustee; and

(B) 50% to DH, to be distributed to holders of allowed general unsecured claims against DH pursuant to the DH/Dynegy Plan; provided, that the Lease Trustee (on behalf of itself and the Lease Certificate Holders) shall disclaim any right to a distribution of the amounts paid to DH in its capacity as a creditor of DH, and shall turn over any such distribution it receives to DH for distribution to the other creditors of DH pursuant to the DH/Dynegy Plan.

G.            Other Key Developments in the Chapter 11 Cases

1.             Bar Date Order

On January 18, 2012, the Bankruptcy Court entered the Order Establishing Deadlines for Filing Proofs of Claim and Approving the Form and Notice Thereof [Docket No. 331] (the “Bar Date Order”).  Subject to certain limited exceptions contained in the Bankruptcy Code and in the Bar Date Order, all persons and entities who hold a claim against an Operating Debtor or DH that arose on or prior to the Petition Date and desire to share in any distribution made in the Chapter 11 Cases must have filed a written proof of claim on or before the following applicable deadline (the “Bar Date”), in a manner consistent with the procedures set forth in the Bar Date Order.  As established in the Bar Date Order, the general Bar Date to file proofs of claim based on pre-petition claims was February 24, 2012 at 5:00 p.m. (prevailing Eastern Time).  The governmental Bar Date to file proofs of claim against the Operating Debtors or DH was May 7, 2012 at 5:00 p.m. (prevailing Eastern Time).

2.             Exclusivity Extensions

Pursuant to sections 1121(b) and (c)(3) of the Bankruptcy Code, debtors have a certain amount of time within which (a) to file plan of reorganization (the “Exclusive Filing Period”); and (b) to solicit acceptances of their timely filed plan (the “Exclusive Solicitation Period”), before other parties in interest are permitted to file plans.  The Exclusive Filing Period and Exclusive Solicitation Period initially expired on March 6, 2012 and May 6, 2012, respectively; however, as to the Operating Debtors, such deadlines have been extended (most recently to January 13, 2013 and February 13, 2013, respectively), though various extensions granted by the Court.(8)

(8)  See Order Pursuant to 11 U.S.C. § 1121(d) Extending the Exclusive Periods Within Which the Operating Debtors May File a Chapter 11 Plan and Solicit Acceptances Thereof [Docket No. 1192].

3.             Motions to Compel Tax Payments

Three separate motions to compel real property tax payments have been filed in these Chapter 11 Cases:

•      On May 15, 2012, the Town of Newburgh filed its Motion to Compel Debtors to Pay Real Property Taxes [Docket No. 682] and accompanying Memorandum of Law in Support of Motion to Compel Debtors to Pay Taxes [Docket No. 683] (collectively, the “Newburgh Motion”).  Through the Newburgh Motion, the Town of Newburgh seeks payment of real property taxes in an amount of approximately $7,575,646.55, in addition to penalties and interest as an administrative expense.(9)

•      On May 18, 2012, the County of Orange filed its Notice of Motion of County of Orange and the Application for an Order Directing that the Estate Pay Post Petition Taxes [Docket No. 703] and accompanying Memorandum of Law of County of Orange [Docket No. 704] (collectively, the “Orange County Motion” and together with the Newburgh Motion, the “Initial Tax Motions”).  Through the Orange County Motion, the County of Orange seeks payment of real property taxes in an amount of approximately $7,575,646.55, in addition to penalties and interest as an administrative expense.(10)

•      On November 12, 2012, the Marlboro Central School District filed its Motion to Compel to Pay the 2012-2013 School Taxes [Docket No. 1152] and accompanying Memorandum of Law [Docket No. 1153] (collectively, the “Marlboro Motion”).  Through the Marlboro Motion, the Marlboro Central School District seeks payment of approximately $17,556,446.13.  By agreement, the hearing on the Marlboro Motion originally scheduled for November 30, 2012 has been adjourned until December 14, 2012.

On June 18, 2012, the Operating Debtors filed a joint objection and response to the Initial Tax Motions, in which the Operating Debtors argued that the Bankruptcy Court should not require the immediate payment of the real property taxes [Docket No. 798].  On the same date, the Committee filed a statement arguing that adjudication of the Initial Tax Motions should wait until after completion of the sale process for the Facilities by the Operating Debtors [Docket No. 800].

On August 30, 2012, the Operating Debtors informed the Court that they had made a $2 million payment on account of the Town of Newburgh and County of Orange real property taxes [Docket No. 971].  In addition, at the October 18, 2012 hearing, counsel to the Operating Debtors informed the Court that the Operating Debtors had made an additional payment of approximately $1.1 million on account of the Town of Newburgh and County of Orange real property taxes.  On January 15, 2013, the Opearating Debtors made a subsequent payment of

(9)  As of May 10, 2012, the Town of Newburgh and County of Orange asserted that its total claim, including penalties and interest, equaled $7,960,632.04.  [Docket No. 682-2, ¶ 10]; [Docket No. 704-1, ¶ 9].

(10)  It is the Operating Debtors’ understanding that the County of Orange assumed responsibility for collecting the real property tax liability that is the subject of the Newburgh Motion.

approximately $200,000 on account of the Town of Newburgh and County of Orange real property taxes.

4.             CBA/Union Negotiations

The CBA, as previously extended, expired on October 31, 2012.  Beginning in September 2012 and continuing into November 2012, representatives of DNE and Local Union 320 met repeatedly in an effort to reach agreement on a new CBA, but thus far they have been unsuccessful. On November 7, 2012, DNE presented Local Union 320 with its last, best, and final offer, which failed to be ratified on a vote by the Local Union 320 membership. On November 8, 2012, Local Union 320 commenced an economic strike against DNE, and shortly thereafter, on November 15, 2012, filed an unfair labor practice charge (Case No. 03-CA-093229) with the National Labor Relations Board (“NLRB”) alleging that DNE had engaged in unlawful surveillance of the Local Union 320’s strike activities. DNE is in the process of responding to these allegations.  With the contract negotiations deadlocked on several key issues, on November 16, 2012, DNE declared impasse and announced that it would be implementing terms from its last, best, and final offer. Local Union 320 responded with a letter dated November 19, 2012 disputing that an impasse in fact existed.

5.             New York Tax Claim

The New York State Department of Taxation and Finance has asserted a priority tax claim against DNE’s estate in the amount of approximately $12 million relating to tax years ending on December 31, 2001 through December 21, 2007 (Claim Nos. 222-224) (the “NY Tax Claims”).  On November 15, 2012, DNE filed an objection to the NY Tax Claims, together with supporting declarations [Docket No. 1169] (the “NY Tax Claims Objection”), and on January 15, 2013, the New York State Department of Taxation and Finance filed a response to the NY Tax Claims Objection [Docket No. 1263].  The NY Tax Claims Objection is presently set for a status hearing on January 23, 2013.  In the NY Tax Claims Objection, DNE has objected to the NY Tax Claims on the grounds that (i) the NY Tax Claims are based on an assertion of taxability as against entities other than DNE and the other Operating Debtors, (ii) there is no factual or legal basis for the NY Tax Claims, (iii) to the extent valid at all, the NY Tax Claims are assertable against non-Debtor affiliates, and (iv) the NY Tax Claims are not entitled to administrative priority status.  The NY Tax Claims Objection seeks an order of the Bankruptcy Court expunging the NY Tax Claims in their entirety, or reclassifying them as general unsecured claims.

6.             Central Hudson Agreement

Central Hudson Gas & Electric Corporation (“Central Hudson”) is a public utility that provides electric service to approximately 300,000 customers and gas service to approximately 75,000 customers in the Hudson Valley between New York City and Albany.  Throughout the Chapter 11 Cases, Central Hudson has raised concerns regarding certain risks it may face in the event of a shutdown of the Facilities.  Specifically, in its objection to the Rejection Motion filed on November 28, 2011, Central Hudson stated that “a shutdown or curtailment would, among other things, reduce or eliminate essential energy supply and voltage regulation capability from Central Hudson, resulting in a significant impact on the reliability of Central Hudson’s transmission and distribution systems and, in turn, the reliability of electricity to its individual businesses, industrial and governmental customers.”  [Docket No. 103 at 2].  This concern has been referred to in the Chapter 11 Cases as Central Hudson’s “reliability” concern.

The Operating Debtors and Central Hudson have previously represented to the Court that they will work together in good faith to resolve the “reliability” concern regarding Central Hudson’s transmission and distribution systems in the event that there would be a shutdown of the Facilities.  In addition, the Operating Debtors and Central Hudson have engaged in discussions regarding a dispute over the amount and validity of Central Hudson’s pre-petition claims against the Operating Debtors arising under certain Transportation Service Agreements to which DNE is a party (the “TSAs”). To that end, on October 24, 2012, the Operating Debtors and Central Hudson entered into a settlement agreement (the “CH Agreement”),(11) which will, among other things, resolve Central Hudson’s reliability concerns and fix Central Hudson’s pre-petition claims against the Operating Debtors.  A motion for approval of the CH Agreement was filed by the Operating Debtors on November 15, 2012 [Docket No. 1171], and by order entered on December 7, 2012, the Bankruptcy Court approved the CH Agreement.  [Docket No. 1195].  The following summarizes the salient terms of the CH Agreement, as approved by the Bankruptcy Court:

Central Hudson’s Pre-Petition Claim

•      Central Hudson agrees to reduce its pre-petition unsecured claims against DNE, Dynegy Roseton, and Dynegy Danskammer to $1,067,169.09 in the aggregate (the “Allowed CH Claims”), and the Operating Debtors agree that the Allowed CH Claims are allowed pre-petition claims.

•      Upon entry of an order approving the CH Agreement, Central Hudson is authorized to apply the $450,000 adequate assurance deposit provided for in the Final Order (i) Prohibiting Providers from Altering, Refusing, or Discontinuing Services to the Debtors, Except as Set Forth Herein, (ii) Deeming the Utility Providers Adequately Assured of Future Performance, and (iii) Establishing Procedures for Resolving Requests for Additional Adequate Assurance of Future Payment [Docket No. 228] (the “Adequate Assurance Order”) to reduce the Allowed CH Claims; provided, however, the Operating Debtors shall not be required to replenish such adequate assurance deposit on account of such application, subject to all the remaining terms of the Adequate Assurance Order.

Reliability

•      Upon the occurrence of the Election to Transfer (as defined in the CH Agreement), the Operating Debtors will work in good faith to permit Central Hudson to purchase, at fair market value, the equipment from the applicable Facilities, as identified in the CH Agreement, and will reasonably cooperate regarding the transfer of such equipment.

(11)  Settlement and Release Agreement [Docket No. 1171, Ex. B].

•                  No later than 90 days after the Election to Transfer, Central Hudson will (i) deem all reliability issues resolved, (ii) not oppose any termination of operations at one or both Facilities, and (iii) upon request, file a notice stating that it has “no opposition” to termination of operations at one or both of the Facilities in any pending Regulatory Approval Action (as defined in the CH Agreement).

•                  If, subsequent to a termination of operations at either Facility, a determination is made to restart and operate either Facility, Central Hudson agrees to sell back the purchased equipment for the same price paid by Central Hudson.

TSAs

•                  The Operating Debtors must assume the TSAs effective on the closing date of any Sale Transactions involving the Facilities, and may assume either or both of the TSAs, subject only to payment to Central Hudson of the sum of $617,169.09 (exclusive of the $450,000 applied from the adequate assurance deposit) within 30 business days after the effective date of such assumption.  The Operating Debtors may assign either or both of the TSAs.

•                  Furthermore, Central Hudson agrees not to exercise any right or option, whether under the TSAs or otherwise, to cancel either or both of the TSAs during calendar years 2012 or 2013; however, the Operating Debtors maintain the right to terminate any TSA following assumption.

•                  In the event of a sale of only one of the Facilities, or if the Facilities are sold to multiple, unaffiliated buyers, Central Hudson agrees, at the request of the Operating Debtors or the applicable buyer, to terminate some or all of the TSAs as applicable, and use reasonable efforts to negotiate and execute replacements with the Operating Debtors and the buyers, as applicable, consistent with the current terms and conditions of Central Hudson’s SC-11 and SC-14 tariffs.

7.                                      Peabody Litigation

On June 4, 2012, Dynegy Danskammer brought an adversary proceeding in the Bankruptcy Court against Peabody COALTRADE International Ltd. (“Peabody”) for breach or anticipatory repudiation of a contract for the purchase and sale of coal, arising from Peabody’s failure to deliver coal shortly after the filing of the Chapter 11 Cases.   Dynegy Danskammer sought damages including demurrage, dead freight charges, and the difference between the contract price of the coal and the market price at the time of the breach.

On July 24, 2012, Peabody filed two motions: (1) a motion submitted to the Bankruptcy Court for an order compelling arbitration of the dispute and dismissing the complaint; and (2) a motion submitted to District Judge Karas of the United States District Court for the Southern District of New York (the “District Court”) for an order withdrawing the reference of the adversary proceeding to the Bankruptcy Court.  In both motions, Peabody argued that Dynegy Danskammer’s claims were “non-core” claims over which the Bankruptcy Court lacked jurisdiction under Article III of the Constitution.  In opposition, Dynegy Danskammer argued that the claims were “core” claims based on post-petition conduct by Peabody in violation of Dynegy Danskammer’s rights under the Bankruptcy Code.

On September 14, 2012, the Bankruptcy Court heard oral argument on the motion to compel arbitration and requested supplemental briefing on certain issues.  On October 1, 2012, both sides submitted supplemental briefs.

District Judge Karas did not hear oral argument on the motion before the District Court.  By Opinion and Order dated November 7, 2012, District Judge Karas granted the motion, finding inter alia that Article III prohibited the Bankruptcy Court from reaching a final determination on the post-petition breach of contract claims, and withdrew the reference of the adversary proceeding.

8.                                      Effects of Superstorm Sandy on the Danskammer Facility

During the evening of Monday October 29, 2012 and the early morning of Tuesday October 30, 2012, the Danskammer Facility (Units 1, 2, 3, and 4 and auxiliary buildings and equipment) was flooded due to the storm surge from Superstorm Sandy, which caused an 8-foot rise in the normal level of the Hudson River.  The surge breached the sandbagging and other preventative measures taken by the Danskammer staff and completely flooded all lower levels, and up to 2-3 feet on the ground level, of the Danskammer Facility.  Floodwater intrusion into the main turbine oil reservoir resulted in up to 5,000 gallons of turbine oil being released into the flooded spaces.  Approximately 90% of the motors and pumps and approximately 60% of the electrical switchgear at the Danskammer Facility were damaged.  Several large pieces of equipment used to support the ongoing planned outage of Danskammer Unit 4 were also flooded.  The floodwaters also damaged numerous other pieces of plant, shop and office equipment.

Currently all oil and oil/water mix has been recovered and removed, basement areas have been completely dewatered and wiped down to remove residual oil and debris from floors, walls and equipment, damaged asbestos insulation is being abated and removed, and portable and mobile equipment has been removed and staged for repair.  In addition, power has been restored to certain areas of the Danskammer Facility to allow operation of the wastewater treatment facilities and fire protection systems.  All flooded equipment and systems will have to be opened, cleaned, inspected for damage, and the damaged components, if any, repaired or replaced before being placed back in service.  This will require some equipment to be removed from the site, inspected, cleaned and repaired, returned to the site, and then reinstalled.  It is estimated that repairs to the plant would cost between $4 million and $4.8 million, and would take approximately 3 weeks for Danskammer Units 1 and 2, and approximately 10 weeks for Danskammer Units 3 and 4.  The damage caused by Superstorm Sandy rendered the Danskammer Facility inoperable, and the potential purchasers for the Danskammer Facility, including the Danskammer Buyer, were primarily interested in acquiring the Danskammer Facility for salvage purposes.

9.                                      The Sale of the Facilities, The Sale Motion and Key Dates

In furtherance of the agreement of the Settlement Parties as set forth in the Settlement Agreement, on August 16, 2012, the Operating Debtors filed a motion seeking to sell the Facilities [Docket No. 930] (the “Sale Motion”).  The Sale Motion contemplated a “naked”

auction process whereby the Operating Debtors would proceed with an auction process without a “stalking-horse” bidder.

On September 27, 2012, the Bankruptcy Court entered an order approving bid procedures for the sale of the Facilities, notice procedures for the sale, auction and hearing and notice procedures for the assumption and assignment of executory contracts [Docket No. 1098] (the “Bid Procedures Order”).  Pursuant to the Bid Procedure Order, the Bankruptcy Court established the following deadlines and key dates: (i) November 1, 2012 as the deadline for submitting bids (the “Bid Deadline”); (ii) November 15, 2012 as the date on which an auction for the Facilities (the “Auction”) would be held; (iii) December 7, 2012 as the deadline for objecting to the sale of the Facilities; and (iv) December 14, 2012 as the date on which a hearing to consider approval of the sale of the Facilities (the “Sale Hearing”) would be held.

On October 31, 2012, due to the unprecedented weather conditions resulting from Superstorm Sandy, the Bankruptcy Court entered an order extending the Bid Deadline to November 5, 2012 [Docket Nos. 1142, 1143].  Further, on November 13, 2012, the Bankruptcy Court entered an order adjourning the Auction until November 19, 2012 [Docket No. 1163].  Notice of the postponement of the Bid Deadline was provided by Epiq to all parties entitled to receive notice of same pursuant to the Bid Procedures Order.  [Docket No. 1145].

The auction process set forth in the Bid Procedures Order (and as the Bid Procedures appended thereto were amended from time to time in accordance with the Bid Procedures) afforded a full and fair opportunity for any interested purchaser to submit a bid for the Facilities.

10.                               The Operating Debtors’ Marketing Efforts and Auction Results

The Operating Debtors and the Committee agreed that Blackstone Advisory Partners L.P. (“Blackstone”) was well-qualified to run a sale process for the Facilities and on July 17, 2012, the Committee filed an Application for an Order Approving an Amendment to Terms of Retention of Blackstone Advisory Partners L.P. as Financial Advisor to the Official Committee of Unsecured Creditors [Docket No. 870] seeking Bankruptcy Court approval of a modification to Blackstone’s retention.  On August 16, 2012, the Bankruptcy Court entered its order approved the requested modification [Docket No. 925].

The Operating Debtors and Blackstone launched a marketing and sale process for the Facilities, casting a wide net in an effort to identify suitable potential financial or strategic buyers to operate the Facilities as a going concern and as a single business as a whole.  The Operating Debtors and Blackstone also received in-bound inquiries from entities specializing in liquidating and remediating assets such as the Facilities.  In early October 2012, the Operating Debtors published notice of the sale in The Wall Street Journal, The New York Times, The Times Herald Record (a local newspaper covering the Newburgh area), and the Oil & Gas Journal (a weekly trade journal) [Docket No. 1180].  Separately, industry trade publications published reports regarding the Facilities and the Sale Transaction, including Sparkspread (“Advisor Launches Sale of New York Power Plants,” September 6, 2012) and Platts (“Dynegy Auctioning Two Power Plants Worth 1,693 MW,” September 25, 2012).  As a result, Blackstone contacted or was contacted by approximately one hundred (100) parties interested or likely to be interested in acquiring the Facilities.

The Operating Debtors entered into confidentiality agreements with approximately thirty (30) potential buyers (both strategic and financial).  The potential bidders consisted of both strategic and financial entities, and the Operating Debtors and Blackstone believed that the number and diversity of potential bidders was instrumental in obtaining the best result at the Auction.

To facilitate potential bidders’ due diligence efforts, each of the potential bidders that executed a confidentiality agreement received access to an electronic data room with confidential due diligence information on the Operating Debtors and the Facilities, as well as a Confidential Information Memorandum (the “CIM”), prepared by Blackstone in consultation with the Operating Debtors’ management and a market consultant (“ICF”) to provide in-depth analysis of the Operating Debtors’ businesses and the proposed sale of the Facilities.  In addition, in order to further assist with potential bidders’ diligence review, Blackstone and the Operating Debtors worked with ICF to prepare a marketing report discussing the New York energy market and particularly the zone relevant to the Facilities, and worked with an engineering firm to prepare an independent third party engineering report regarding the condition of the Facilities.  The Operating Debtors and Blackstone continued to update the electronic data room over the course of the sale process to provide potential bidders, and ultimately the bidders at the Auction, with the most up-to-date information available.

In addition to the substantial information provided in the electronic data room, the Operating Debtors and Blackstone responded to numerous information requests from potential buyers, certain of which sought and were granted meetings with the Operating Debtors’ management.  In addition, throughout the course of the sale process, Blackstone provided potential bidders with the opportunity to assess the Facilities and to engage in discussions with the Operating Debtors’ management and employees.  Blackstone facilitated numerous conversations, both telephonic and in-person, between potential bidders and the Operating Debtors’ management, ICF, other third party consultants, and certain interested parties in the sale process, and conducted, with the Operating Debtors, approximately ten (10) site visits to the Facilities with potential bidders.

The efforts of the Operating Debtors and Blackstone resulted in a competitive bidding process with a total of seven (7) Qualified Bidders (as defined in the Sale Motion) ultimately participating in the Auction that began on November 19, 2012.  On December 4, 2012, after having held several rounds of bidding and kept the Auction open for more than two weeks to provide Qualified Bidders with an extended opportunity to provide improved value, terms and/or conditions for each of the Facilities, the Operating Debtors, in consultation with the Committee, RCM, and the Lease Trustee declared the Roseton Buyer the winning bidder of the Roseton Facility and the Danskammer Buyer the winning bidder of the Danskammer Facility.  Notice of the winning bids was provided on December 10, 2012 [Docket No. 1196], and on December 10, 2012, the Operating Debtors filed a supplemental sale motion [Docket No. 1199] describing the terms of the winning bids and noticed the Sale Hearing for December 21, 2012.  On December 11, 2012, the Operating Debtors filed their Notice of Filing of Proposed Order Under 11 U.S.C. §§ 105, 363, 365, and Fed. R. Bankr. P. 2002, 6004, 6006, and 9014 Approving (A) Sale of Assets Free and Clear of Liens, Claims, Encumbrances, and Other Interests; (B) Assumption and Assignment of Executory Contracts to Successful Bidders, and (C) Related Relief [Docket No. 1208].  On December 26, 2012, following the Sale Hearing held on December 21, 2012, the

Bankruptcy Court granted the supplemental sale motion, approved the Sale Transactions, and entered the Sale Order [Docket No. 1253].

11.                               The Purchase Agreements

a.                                      Roseton APA Key Terms

The Roseton APA, which was filed with the Bankruptcy Court in substantially final form on December 19, 2012 [Docket No. 1243, Exhibit A],  contemplates a sale of the Roseton Facility to the Roseton Buyer for $19.5 million of Cash consideration (the “Roseton Cash Consideration”) and assumption of certain liabilities, including unpaid 2012 and 2013 real property taxes associated with the Roseton Facility (subject to certain conditions discussed below) and retiree medical benefits for current and future retirees (“OPEB Liabilities”) at both the Roseton and Danskammer Facilities.  A description of certain key provisions of the Roseton APA is set forth below, but that description is qualified in its entirety by the Roseton APA.

•                  Purchase Price Adjustment:  The Purchase Price (as defined in the Roseton APA) shall be adjusted upwards in an amount equal to any net cash loss of Dynegy Roseton between January 1, 2013 and closing; and shall be adjusted downward in an amount equal to any net cash gain by Dynegy Roseton between January 1, 2013 and closing.

•                  Roseton Buyer Assumed Liabilities:

•                  Real property tax liabilities associated with the Roseton Facility (including both accrued and unpaid real property taxes for 2012 and any 2013 taxes);

•                  On-site environmental liabilities associated with the Roseton Facility;

•                  Severance obligations (whether due to termination, change in terms of employment, or otherwise), if any, related to the employees of the Dynegy Roseton not hired by the Roseton Buyer;

•                  OPEB Liabilities for current and future retirees at both the Roseton and Danskammer Facilities;

•                  Cure Costs (as defined in the Roseton APA) and other post-closing obligations under any Assumed Contracts (as defined in the Roseton APA);

•                  Post-closing liabilities attributable to the Assumed Contracts or the Acquired Assets (as each is defined in the Roseton APA).

•                  Buyer Closing Conditions:

•                  No material breach by Dynegy Roseton of representations, warranties, covenants and agreements;

•                  Receipt of governmental approvals and third party consents;

•                  Bankruptcy Court approval;

•                  Agreement by property tax authorities to reduce the aggregate tax assessment on the Roseton Facility by not less than 50% of the 2012 assessment on a per annum equivalent basis (which reduction may be implemented over a multi-year period);

•                  Delivery to the Roseton Buyer of evidence of DNE’s payment to Central Hudson in the amount of $467,169.09 pursuant to the CH Agreement; and

•                  Closing of the Roseton Transfer Agreement.

•                  Seller Closing Conditions:

•                  No material breach by the Roseton Buyer of representations, warranties, covenants and agreements;

•                  Receipt of governmental approvals and third party consents;

•                  Bankruptcy Court approval;

•                  Replacement by the Roseton Buyer of the Credit Support Arrangements (as defined in the Roseton APA);

•                  Receipt of consents contemplated in the Settlement Agreement;

•                  Delivery to Dynegy Roseton of evidence of the Roseton Buyer’s payment to Central Hudson in the amount of $150,000 on behalf of DNE under the CH Agreement; and

•                  Closing of the Roseton Transfer Agreement.

•                  Termination:

•                  Upon mutual agreement of the Roseton Buyer and Dynegy Roseton;

•                  If the Sale Order is not entered within 45 days of the conclusion of the Auction;

•                  If closing does not occur within 120 days from entry of the Sale Order, except if delay results from pending regulatory approval, in which case, the time for closing is extended to 180 days from entry of the Sale Order;

•                  Conversion to chapter 7 or dismissal of these Chapter 11 Cases; and

•                  If the sale is prohibited by law.

b.                                      Danskammer APA Key Terms

The Danskammer APA, which was filed with the Bankruptcy Court in substantially final form on December 19, 2012 [Docket No. 1243, Exhibit C], contemplates a sale of the Assets and Assumed Liabilities (as each is defined in the Danskammer APA) to the Danskammer Buyer for $3.5 million of Cash consideration (subject to no purchase price adjustments) (the “Danskammer Cash Consideration” and together with the Roseton Cash Consideration, the “Sale Proceeds”) and assumption of certain liabilities, including real property taxes relating to the period from and after January 1, 2013 and environmental liabilities and obligations associated with the Danskammer Facility.  A description of certain key provisions of the Danskammer APA is set forth below, but that description is qualified in its entirety by the Danskammer APA:

•                  Assumed Liabilities:

•                  Real property tax liabilities associated with the Danskammer Facility relating to the period from and after January 1, 2013;

•                  Environmental liabilities and obligations with respect to ownership or operation of the Danskammer Facility, except for penalties arising from pre-closing actions or circumstances including any violation of the Clean Air Act;

•                  Cure costs and other post-closing obligations under the Assigned Contracts (as defined in the Danskammer APA);

•                  Post-closing liabilities attributable to the Assets (as defined in the Danskammer APA).

•                  Restrictive covenant running with the land prohibiting future use of the Danskammer site for gas-fired power generation.

•                  Buyer Closing Conditions

•                  No material beach by Dynegy Danskammer of representations, warranties, covenants and agreements;

•                  Entry of the Sale Order, not the subject of any stay or injunction;

•                  Closing of the Danskammer Transfer Agreement.

•                  Seller Closing Conditions

•                  No material beach by Danskammer Buyer of representations, warranties, covenants and agreements;

•                  Receipt of the Purchase Price;

•                  Entry of the Sale Order, not the subject of any stay or injunction;

•                  Closing of the Danskammer Transfer Agreement;

•                  Replacement by the Danskammer Buyer of the Credit Support Arrangements (as defined in the Danskammer APA);

•                  Receipt of consents contemplated in the Settlement Agreement.

•                  Termination:

•                  Upon mutual written consent of the Danskammer Buyer and Dynegy Danskammer;

•                  By either Party in the event of a material breach by the other Party (assuming the terminating Party is not also in breach);

•                  By Dynegy Danskammer if confirmation of a plan of liquidation of Dynegy Danskammer is not entered within 120 days from entry of the Sale Order;

•                  By either Party if the Sale Order is not entered by January 4, 2013, or if the Closing (as defined in the Danskammer APA) does not occur within 120 days from entry of the Sale Order (unless the Closing has not occurred due to a pending regulatory approval, in which instance either Party may only terminate on or before the date that is 180 days from entry of the Sale Order);

•                  If a Third Party (as defined in the Danskammer APA) offers, after the Danskammer Buyer’s execution of the Danskammer APA but prior to entry of the Sale Order, a cash bid for the Assets (as defined in the Danskammer APA) exceeding the Purchase Price, and on that basis a Sale Order authorizing the sale of the Assets to the Danskammer Buyer is not approved by the Bankruptcy Court, but instead a Sale Order is entered authorizing the sale of the Assets to such Third Party.

c.                                       Regulatory Approvals Required for Transfer of the Facilities

Under the federal regime, prior FERC authorization under one or more subsections of Section 203 of the Federal Power Act (“FPA”), 16 U.S.C. § 824b, could be required for the transfer of the plants and the associated generator interconnection facilities to the Buyers. Dynegy Roseton and Dynegy Danskammer will require prior FERC authorization under FPA Section 203(a)(1)(A), 16 U.S.C. § 824b(a)(1)(A), if the transaction involves the sale of all of their FERC-jurisdictional facilities or of any subset of those facilities having a value in excess of $10 million. For purposes of FPA Section 203(a)(1), FERC-jurisdictional facilities would include the facilities used to interconnect the Roseton and Danskammer plants to the transmission system. See, e.g., Mesquite Investors L.L.C., 111 FERC ¶ 61,162 at P 1 (2005) (identifying “interconnection facilities appurtenant to generating facilities” as among the jurisdictional facilities in a proposed FPA Section 203 transaction).  The Roseton Buyer will likely be a “public utility” within the meaning of FPA Section 201(e), 16 U.S.C. § 824(e) (2006) at the time the transaction is consummated and will likely require approval under FPA Section 203(a)(1)(D), 16 U.S.C. § 824b(a)(1)(D),  because the Roseton Facility is an existing generation facility with a value in excess of $10 million.

Under FERC’s FPA Section 203 analysis, FERC must determine whether a proposed transaction (here, the transfer of the Facilities to the Buyers) will be consistent with the public interest,(12) and in so doing, evaluates the effect of the proposed transaction on competition, rates and regulation.(13)  Where transfers of generation facilities and associated interconnection facilities are involved, the principal focus typically is on whether a proposed transaction will have an adverse impact on competition in generation markets.

Accordingly, to assure compliance with all applicable laws, Dynegy Roseton and Dynegy Danskammer have requested or intend to request FERC authorization under the applicable provisions of FPA Section 203 to transfer ownership and control of the plants and the associated interconnection facilities pursuant to the terms of the APAs.  On January 16, 2013, Dynegy Roseton and the Roseton Buyer filed a Joint Application for Approval Under Section 203 of the Federal Power Act and Request for Expedited Action (the “Roseton 203 Application”).  The Roseton 203 Application requests that FERC issue an order on or before March 4, 2013.  Dynegy Danskammer intends to file a Section 203 Application with FERC the week of January 21, 2013.  Although required to act within 180 days,(14)  FERC typically processes applications for transactions of this nature within 45-90 days.

Under the state regime, NYPSC regulates Dynegy Roseton and Dynegy Danskammer as electric corporations under the lightened regulatory regime that has been established for wholesale electric generators in New York. Dynegy Power Corp., No. 00-E-1643 (Dec. 20, 2000) (Order Providing for Lightened Regulation). As lightly-regulated electric corporations, Dynegy Roseton and Dynegy Danskammer are subject to various provisions of Article 4 of the New York Public Service Law (“PSL”), including PSL Section 70, which provides, in relevant part, that “[n]o . . . electric corporation shall transfer or lease its franchise, works or system or any part of such franchise, works or system to any other person or corporation or contract for the operation of its works and system, without the written consent of the [NYPSC].” N.Y. Pub. Serv. Law. § 70(1) (McKinney 2009).

(12)  FERC is required to authorize the proposed disposition:

if it finds that the proposed transaction will be consistent with the public interest, and will not result in cross-subsidization of a non-utility associate company or the pledge or encumbrance of utility assets for the benefit of an associate company, unless [FERC] determines that the cross-subsidization, pledge, or encumbrance will be consistent with the public interest.

16 U.S.C. § 824b(a)(4).

(13)  18 C.F.R. § 33.2(g) (2012).

(14)  If FERC does not act within 180 days, an application under FPA Section 203 is deemed granted unless FERC finds, based on good cause, that further consideration is required to determine whether the proposed transaction meets the standards of section 203(a)(4) of the FPA and issues, by the 180th day, an order tolling the time for acting on the application for not more than 180 days, at the end of which additional period [FERC] shall grant or deny the application.

18 C.F.R. § 33.11(a).

Accordingly, on January 16, 2013, Dynegy Roseton and the Roseton Buyer filed a joint petition (the “Roseton Verified Petition”) with the NYPSC requesting approval for the transfer of the Roseton Facility.

The NYPSC reviews proposed transactions under PSL Section 70 utilizing a “public interest” standard. E.g., AES Eastern Energy, L.P., No. 12-E-0174 (June 29, 2012) (Order Approving Transfers and a Financing); Consolidated Edison Co. of New York, Inc., No. 01-E-0377 (May 20, 2004) (Order Approving Transfer Subject to Conditions).  In conducting a review under PSL Section 70 for lightly-regulated entities, such as Dynegy Roseton and Dynegy Danskammer, the NYPSC typically examines whether the proposed transaction raises market power concerns or will adversely affect safety, adequacy, or reliability of service, and whether the entity acquiring control of the facility is an experienced owner and operator of generation facilities. See e.g., Noble Wethersfield Windpark, LLC, No. 10-M-0158 (May 20, 2011) (Order Approving Transfer of Property and Partial Transfer of Certificate of Environmental Compatibility and Public Need; Alliance Energy Renewables LLC, No. 07-E-0170 (Apr. 23, 2007) (Order Approving Transfer and Making Other Findings) Orion Power Holdings, Inc., No. 04-E-0789 (Sept. 22, 2004) (Order Approving Transfers and a Financing and Making Other Findings.

The NYPSC has broad discretion regarding the administrative process to be utilized in reviewing Section 70 petitions. At a minimum, New York State Administrative Procedures Act Section 202(1) requires that public notice be published in the New York State Register seeking public comment on such petitions and providing for a 45-day comment period prior to any NYPSC action. N.Y. State Admin. Procedure Act §§ 102(2), 202(1) (McKinney 2009).  See also, e.g., Niagara Mohawk Power Corp., Nos. 94-E-0098, et al. (Dec. 24, 1999) (Order Confirming Prior Order Approving Transfer of the Oswego Generating Facility and Making Other Findings) (noting that PSL Section 70 “requires that the public be given notice of the proposed action and the opportunity to provide comments”).  The intervention of any party increases the possibility that such a petition will be subject to additional processes including discovery, public evidentiary hearings, briefing, and the issuance of a recommended decision by an Administrative Law Judge.

On January 3, 2013, Dynegy Danskammer provided written notice to the NYPSC that it intends to discontinue operation of the Danskammer Generating Station and permanently retire all six generating units at the Facility. See Notice of Intent to Retire Dynegy Danskammer, L.L.C. Units 1-6, New York Public Service Commission Matter No. 13-E-0012 (filed Jan. 3, 2013), available at: http://documents.dps.ny.gov/public/Common/ViewDoc.aspx? DocRefId={31748EB9-22AA-43A5-AF61-0B73AFCCF557} (the “Danskammer Retirement Notice”).  In the Danskammer Retirement Notice, Dynegy Danskammer advised the NYPSC that it intends to transfer the Facility to a salvage company, who will dismantle the Facility.  The Danskammer Retirement Notice requested waiver of the NYPSC’s normal 180-day requirement for retirement notices.  Dynegy Danskammer believes that once the NYPSC acts on the Danskammer Retirement Notice, Dynegy Danskammer will no longer be an electric corporation and will not be required to file a Verified Petition regarding the transfer of the Danskammer Facility to the Danskammer Buyer.  NYPSC Staff has taken Dynegy Danskammer’s position on the Retirement Notice and need for a Verified Petition under advisement.  Should the NYPSC Staff advise Dynegy Danskammer that NYPSC review of the transfer of the Danskammer facility to the Danskammer Buyer pursuant to NY PSL Section 70 is required, Dynegy Danskammer will file a Verified Petition at that time.

The Roseton Verified Petition requests that the NYPSC issue an order approving the transfer of the Roseton Facility on or before March 14, 2013.  While Dynegy Roseton and the Roseton Buyer emphasized the bankruptcy context and requested that the NYPSC act expeditiously on the Roseton Verified Petition, the NYPSC has no statutorily mandated time frame to act on a Section 70 petition. After the NYPSC considers the full record of the Verified Petition proceeding, it will issue an order on the proposed transfer. Previous uncontested petitions requesting Section 70 approval for similar transfers have been approved within three to five months.  Active intervention could delay the NYPSC decision.

12.                               Allocation of Sale Proceeds

As discussed in Section III.F.1 of this Disclosure Statement, the Settlement Agreement provided for an allocation of the Sale Proceeds to be agreed upon among each of the Consent Parties.  Pursuant to Sections II.d.(iii) and (iv) of the Settlement Agreement, after payment of the Debtors’ and Committee’s Professionals, the Sale Proceeds will be allocated as follows with respect to each of the Facilities:

	Roseton Facility	Danskammer Facility
Debtor Allocation	$1,000,000 (“DIP Allocation”)	$0.

PSEG Allocation	Net Sale Proceeds minus the DIP Allocation.	If and to the extent Excess Cash is available, the Operating Debtors will pay to the PSEG Allocation the first $1,000,000 of available Excess Cash (the “Danskammer Contribution”).

IV.

THE PLAN OF LIQUIDATION

A.                                    Purpose of the Plan

The Plan provides for the distribution of the consideration to be received in connection with the Sale Transactions and other assets of the Operating Debtors’ estates to the holders of Allowed Claims.

Holders of Allowed Administrative Claims (other than the Lease Trustee Administrative Claims and the DIP Lender), Fee Claims, Priority Tax Claims and Priority Claims will be paid in full in Cash (unless one or more holders of such Claims agree to a different recovery, and to the extent not previously paid by the Operating Debtors or from the Sale Proceeds in accordance with the Settlement Agreement).  To the extent Allowed Administrative Claims, Allowed Secured Claims, or Allowed Priority Tax Claims are “Assumed Liabilities” under the Roseton

APA, the Danskammer APA, or any document or agreement related thereto or in connection therewith, such Allowed Administrative Claims, Allowed Secured Claims, or Allowed Priority Tax Claims, as applicable, shall be satisfied by the Roseton Buyer or Danskammer Buyer, as applicable.

On the Final Distribution Date, unless the DIP Lender shall agree to different treatment, the DIP Lender shall receive Cash in accordance with Sections 3.3 and 5.7 of the Plan on account of the DIP Claims.  All amounts received by the DIP Lender in accordance with Sections 3.3 and 5.7 of the Plan shall be deemed to be in full and final satisfaction of the DIP Claims.

The Lease Trustee shall be entitled to receive distributions under Sections 3.2, 3.3, and 5.7 of the Plan on account of its Lease Trustee Claims and the PSEG Allocation.  In accordance with the provisions of the Settlement Agreement (and consistent with the Sale Order), the distributions made to the Lease Trustee under Sections 3.2, 3.3 and 5.7 of the Plan shall be in full and final satisfaction of all Lease Trustee Claims, and the Lease Trustee shall not have (and the Lease Certificate Holders on whose behalf the Lease Trustee acts as indenture trustee shall not have) any claims against the Operating Debtors or their assets beyond the right to receive the distributions contemplated under Sections 3.2, 3.3, and 5.7 of the Plan, except as otherwise expressly provided in the Plan or Confirmation Order.

Holders of Allowed Secured Claims in Class 2 — Allowed Secured Claims will, at the option of the Operating Debtors or the Plan Administrator, as applicable, be paid in full in Cash or receive the collateral securing any such Allowed Secured Claim unless a holder of such Claim agrees to a different recovery.

Holders of Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims will receive their pro rata share of the GUC Distribution as soon as is practicable after the Effective Date.  If after the Initial Distribution Date, Cash is or becomes available for the Additional GUC Distribution, each holder of an Allowed General Unsecured Claim will be paid its Pro Rata share of the Additional GUC Distribution (not to exceed the amount of the General Unsecured Claim).

Holders of Allowed Claims in Classes 4A through 4D — Allowed Convenience Claims will receive the lesser of (a) the principal amount of the Allowed Convenience Claim and (b) $150,000 on the Effective Date.

Holders of Allowed Claims in Class 5 — Lease GUC Claims will receive their Pro Rata Share of the Additional GUC Distribution.

Holders of Class 6 — Equity Interests in the Operating Debtors and Intercompany Claims will be cancelled and will receive no distribution under the Plan.

B.                                    Classification of Claims and Equity Interests Under the Plan

All Claims and Equity Interests, except the unclassified Claims, are placed in the Classes set forth in Section 3.1 of the Plan.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Fee Claims and Priority Tax Claims have not been classified.  A Claim shall be classified in a particular Class and shall be classified in other Classes to the extent the Claim meets the description of such other Classes.  A Claim or Equity Interest is also classified in a particular Class for the purposes of voting on the Plan and receiving distributions pursuant to the Plan only to the extent that such Claim or Equity Interest has not been paid, released, withdrawn or otherwise settled before the Effective Date.

C.                                    Summary of Classification and Treatment of Classified Claims and Equity Interests

1.                                      Class 1 — Allowed Priority Claims

Classification: Class 1 consists of all Allowed Priority Claims.

Voting:  Class 1 —  Allowed Priority Claims is Unimpaired and each holder of a Class 1 —  Allowed Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Class 1 — Allowed Priority Claims is not entitled to vote on the Plan.

Treatment:  Except to the extent that a holder of a Class 1 — Allowed Priority Claim agrees to a less favorable treatment, each holder of a Class 1 — Allowed Priority Claim shall be paid in full in Cash on the later of (a) the Effective Date and (b) as soon as practicable after such Claim becomes an Allowed Priority Claim.

2.                                      Class 2 — Allowed Secured Claims

Classification: Class 2 consists of all Allowed Secured Claims.

Voting:  Class 2 — Allowed Secured Claims is Unimpaired and each holder of a Class 2 — Allowed Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Class 2 — Allowed Secured Claims are not entitled to vote on the Plan.

Treatment:  Except to the extent that a holder of a Class 2 — Allowed Secured Claim has been paid by the Operating Debtors (or otherwise) before the Effective Date or agrees to accept less favorable treatment, at the sole option of the Operating Debtors or the Plan Administrator, as applicable, each holder of a Class 2 — Allowed Secured Claim shall receive (a) Cash from the Administrative and Secured Claims Reserve in an amount equal to such Allowed Secured Claim, (b) the collateral securing its Allowed Secured Claim or (c) such other treatment that renders the Allowed Secured Claim Unimpaired, in full and complete satisfaction of such Allowed Secured Claim on the later of (1) the Effective Date and (2) as soon as practicable after such Claim becomes an Allowed Secured Claim.

3.                                      Classes 3A through 3D — Allowed General Unsecured Claims

Classification: Classes 3A though 3D consist of all Allowed General Unsecured Claims, other than Lease GUC Claims, against DNE (Class 3A), Hudson Power (Class 3B), Dynegy Roseton (Class 3C), and Dynegy Danskammer (Class 3D), respectively.

Voting:  Classes 3A through 3D — Allowed General Unsecured Claims are Impaired and holders of Allowed Claims in such Classes are entitled to vote on the Plan.

Treatment:  Except to the extent that a holder of a Class 3A through 3D — Allowed General Unsecured Claim has been paid by the Operating Debtors (or otherwise) before the Effective Date or agrees to a less favorable treatment, each holder of a Class 3A through 3D —

Allowed General Unsecured Claim (other than a holder of a Lease GUC Claim) shall receive its Pro Rata share (not to exceed the amount of such holder’s General Unsecured Claim) of the GUC Distribution on the later of (a) the Initial Distribution Date and (b) as soon as practicable after such Claim becomes an Allowed General Unsecured Claim.  To the extent additional funds become available for an Additional GUC Distribution, such additional funds shall be distributed pro rata on the Final Distribution Date to (i) the holders of Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims and (ii) the holders of Class 5 — Lease GUC Claims, in accordance with the terms of Section 3.2(c) of the Plan.  For the avoidance of doubt, holders of Class 5 — Lease GUC Claims shall share, on a pro rata basis, in the distribution of any Additional GUC Distribution.

Notwithstanding Section 3.2(c)(iii) of the Plan, no payment shall be made on account of Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims until Cash sufficient to pay all estimated Allowed and Disputed (a) Administrative Claims, (b) Fee Claims, (c) Priority Tax Claims, (d) Class 1 — Allowed Priority Claims, (e) Class 2 — Allowed Secured Claims, (f) the Danskammer Contribution, and (g) post-Effective Date costs in accordance with the Plan has been deposited into the applicable Reserve (or Fee Claims Reserve, as applicable) as the Operating Debtors or the Plan Administrator deem necessary.

Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims will not include interest or attorney’s fees from and after the Petition Date or any penalty on such Claim.

4.                                      Classes 4A through 4D — Allowed Convenience Claims

Classification: Classes 4A through 4D consist of all Allowed Convenience Claims against DNE (Class 4A), Hudson Power (Class 4B), Dynegy Roseton (Class 4C), and Dynegy Danskammer (Class 4D), respectively.

Voting:  Classes 4A through 4D — Allowed Convenience Claims are Impaired and holders of Allowed Claims in such Classes are entitled to vote on the Plan.

Treatment:  On the Effective Date, each holder of an Allowed Convenience Claim shall receive (a) the principal amount of its Allowed Convenience Claim, if the Convenience Class Pool is less than the amount of the Convenience Class Distribution, or (b) its Pro Rata Share of the Convenience Class Distribution, if the Convenience Class Pool is greater than the amount of the Convenience Class Distribution.

Notwithstanding Section 3.2(d)(iii) of the Plan, no payment shall be made on account of Allowed Claims in Classes 4A through 4D — Allowed Convenience Claims until Cash sufficient to pay all estimated Allowed and Disputed (a) Administrative Claims, (b) Fee Claims, (c) Priority Tax Claims, (d) Class 1 — Allowed Priority Claims, (e) Class 2 — Allowed Secured Claims, (f) the Danskammer Contribution, and (g) post-Effective Date costs in accordance with the Plan has been deposited into the applicable Reserve (or Fee Claims Reserve, as applicable) as the Operating Debtors or the Plan Administrator deem necessary.

Allowed Claims in Classes 4A through 4D — Allowed Convenience Claims will not include interest or attorney’s fees from and after the Petition Date or any penalty on such Claim.

5.                                      Class 5 — Lease GUC Claims

Classification:  Class 5 consists of all Lease GUC Claims.

Voting:  Class 5 — Lease GUC Claims is Impaired and entitled to vote on the Plan.

Treatment:  On the Final Distribution Date, each holder of a Lease GUC Claim shall receive its Pro Rata Share of any Additional GUC Distribution.  For the avoidance of doubt, holders of Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims shall share, on a pro rata basis, in the distribution of any Additional GUC Distribution.

Lease GUC Claims will not include interest or attorney’s fees from and after the Petition Date or any penalty on such claims.

6.                                      Class 6 — Equity Interests in DNE

Classification: Class 6 consists of all Equity Interests in DNE.

Voting:  Class 6 — Equity Interests in DNE is Impaired and deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.

Treatment:  On the Effective Date, all Equity Interests shall be cancelled without any distribution.

D.                                    Distributions From the Excess Cash Reserve

If the Danskammer Contribution equals $1 million, remaining funds available in the Excess Cash Reserve, if any, shall be distributed as follows:

1.              The first $500,000 shall be distributed as follows:

a.              First, an amount sufficient to make the payments required under Section 3.2(d)(iii) of the Plan, to the holders of Allowed Claims in Classes 4A through 4D — Allowed Convenience Claims in accordance with that section; and

b.              Second, the remainder to the GUC Distribution, to be distributed to holders of Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims in accordance with Section 3.2(c)(iii) of the Plan.

To the extent there is less than $500,000 of funds available in the Excess Cash Reserve, the remaining funds shall be distributed on a 3.5:1 ratio between the GUC Distribution and the Convenience Class Distribution, consistent with the foregoing.  Any amounts distributed pursuant to Section 3.3(a) of the Plan shall be deemed to be a distribution on account of the Lease Trustee Administrative Claims and shall constitute the “GUC Carveout” under the Settlement Agreement; provided, however, that such amounts shall not be deemed to have been distributed to the Lease Trustee or the DH/Dynegy Creditors for purposes of Section 3.3(b) of the Plan, calculation of the Danskammer Contribution, or any other provisions of the Plan (other than for the sole purpose of determining whether the Lease Trustee Administrative Claims have been paid in full).

2.              The remaining funds available in the Excess Cash Reserve shall be distributed according to the following allocation schedule until such time that the aggregate amount of the PSEG Allocation (including the Danskammer Contribution, the amounts distributed to the Lease Trustee and the DH/Dynegy Creditors out of the Net Sale Proceeds pursuant to Section 5.7 of the Plan, and any amounts paid to the to the Lease Trustee and DH/Dynegy Creditors pursuant to Section 2.4(a) of the Plan) plus the amounts distributed to the Lease Trustee and the DH/Dynegy Creditors pursuant to the following allocation equals $16.5 million:

a.              Fifty percent (50%) to the DIP Lender on account of the DIP Claim; and

b.              Fifty percent (50%) to the Lease Trustee and the DH/Dynegy Creditors (to be allocated between those parties in accordance with the Settlement Agreement) on account of the Lease Trustee Administrative Claims.

3.              Next, the DIP Lender shall receive the remaining funds in the Excess Cash Reserve until the DIP Lender has received $3 million, in the aggregate, on account of its DIP Claims, including the $1 million DIP Allocation (to be paid out of the Net Sale Proceeds pursuant to Section 5.7 of the Plan) and the 50% sharing recovery to the DIP Lender pursuant to Section 3.3(b)(i) of the Plan.

4.              Finally, any remaining funds available in the Excess Cash Reserve shall be distributed according to the following allocation schedule:

a.              Fifty percent (50%) to the DIP Lender on account of the DIP Claim until payment in full of the DIP Claim; and

b.              Fifty percent (50%) to the Lease Trustee and the DH/Dynegy Creditors (to be allocated between those parties in accordance with the Settlement Agreement) on account of the Lease Trustee Administrative Claims, until payment in full of the Lease Trustee Administrative Claims.

Once both the DIP Lender has received payment in full of the DIP Claim and the Lease Trustee and DH/Dynegy Creditors have, collectively, received an aggregate payment in full of the Lease Trustee Administrative Claims, then all remaining funds in the Excess Cash Reserve shall be distributed as an Additional GUC Distribution on the Final Distribution Date pursuant to Sections 3.2(c)(iii) and 3.2(e)(iii) of the Plan.

E.                                    Means for Implementation of the Plan

1.                                      General

Article VI of the Plan sets forth the means by which the Plan shall be implemented and executed, including the funding of the Reserves, the duties and powers of the Plan Administrator, and the dissolution of the Operating Debtors following the Effective Date.

Pursuant to Section 2.3 of the Roseton APA and the definition of “Assumed Liabilities” set forth therein, and Section 2.1(c) of the Danskammer APA and the definition of “Assumed Liabilities” set forth therein, the Buyers are the primary source of the Cash consideration for Plan Distributions, together with the Operating Debtors’ remaining Cash resources and other net liquid working capital as of the Effective Date.  As described above, the Danskammer Buyer and the Roseton Buyer have agreed to pay $3,500,000 and $19,500,000 in Cash, respectively, together with the other consideration set forth in the Danskammer APA and the Roseton APA.

Pursuant to Section 6.4(h) of the Plan, it shall be a condition to the occurrence of the Effective Date that sufficient cash to fund the Reserves in an amount no less than the Reserve Estimate shall be available, subject to the effectiveness of the Plan.

On or as soon as practicable after the Effective Date, the Plan Administrator will make distributions from the Reserves to holders of Allowed Administrative Claims, Fee Claims, Priority Tax Claims, Class 1 — Priority Claims, and Class 2 —  Secured Claims.  Pursuant to Section 5.1 of the Plan, once the Plan Administrator has made all applicable distributions from the Reserves, any Cash remaining in the Reserves will be transferred to the Excess Cash Reserve.

The Plan Administrator will make Pro Rata distributions of the GUC Distribution to holders of Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims on the later of (a) the Initial Distribution Date and (b) as soon as practicable after such Claim becomes an Allowed General Unsecured Claim.  After the Initial Distribution Date, if any Cash is available and becomes available for the Additional GUC Distribution, each holder of an Allowed Claim in Classes 3A through 3D — Allowed General Unsecured Claim and Class 5 — Lease GUC Claims will be paid its Pro Rata share of Cash from the Additional GUC Distribution (not to exceed the amount of the Allowed General Unsecured Claim or Lease GUC Claim) through distributions on distributions dates to be determined by the Plan Administrator.

With respect to Classes 4A through 4D — Allowed Convenience Claims, the Plan Administrator shall make distributions to the holders of such Claims in accordance with Section 3.2(d) of the Plan on the Plan Distribution Date.

All Cash of the Estates (including the DIP Allocation) to the extent not used to fund Reserves or otherwise used to make payments contemplated under the Plan, shall be transferred to the Excess Cash Reserve for distribution in accordance with Section 3.3 of the Plan; provided that, for the avoidance of doubt, the Sale Proceeds deposited in the Fee Claims Reserve shall be used to pay Fee Claims pursuant to the terms of the Plan and, pursuant to Section 2.4(a) of the Plan, any amounts remaining in the Fee Claims Reserve after resolution of all Disputed Fee Claims and payment of all Allowed Fee Claims shall be paid promptly (without regard to whether such date is a Distribution Date) to the Lease Trustee and DH/Dynegy Creditors as a portion of the PSEG Allocation.

2.                                      Effective Date

On the Effective Date, the following shall occur to implement the Plan:

•                  All Operating Debtors, other than DNE, shall be deemed merged into DNE or dissolved without any further action by the Operating Debtors, including the filing of any documents with the Secretary of State for any state in which the Operating Debtors are incorporated or any other jurisdiction; provided, however, that the Operating Debtors shall have the authority to take all necessary actions to merge or dissolve the Operating Debtors (other than DNE) in and withdraw the Operating Debtors from the applicable state(s);

•                  The Operating Debtors, with the reasonable consent of the Committee and the Lease Trustee, shall fund Cash into each of the Reserves (other than the Fee Claims Reserve, which shall be funded from Sale Proceeds pursuant to Section 2.4(a) of the Plan, and the Excess Cash Reserve) in an amount no less than the Reserve Estimate;

•                  The Buyers and the Operating Debtors shall take all necessary steps, including the execution and delivery of the Transaction Documents, to implement the Sale Transactions and consummate the APAs;

•                  All Cash of the Estates (including the DIP Allocation) to the extent not used to fund Reserves or otherwise used to make payments contemplated under the Plan, shall be transferred to the Excess Cash Reserve for distribution in accordance with Section 3.3 of the Plan; provided that, for the avoidance of doubt, the Sale Proceeds deposited in the Fee Claims Reserve shall be used to pay Fee Claims pursuant to the terms of the Plan and pursuant to Section 2.4(a) of the Plan, any amounts remaining in the Fee Claims Reserve after resolution of all Disputed Fee Claims and payment of all Allowed Fee Claims shall be paid promptly (without regard to whether such date is a Distribution Date) to the Lease Trustee and DH/Dynegy Creditors as a portion of the PSEG Allocation;

•                  Subject to Section 5.1 of the Plan, the Operating Debtors or the Plan Administrator shall make all distributions required pursuant to the Plan to be made on or after the Effective Date to holders of Allowed Claims pursuant to the Plan.

The Plan shall become effective on the first Business Day upon which all of the conditions specified in Section 6.4 of the Plan have been satisfied or waived.  Upon occurrence of the Effective Date, the Operating Debtors will file with the Bankruptcy Court and post on the website of the Claims Agent a Notice of Confirmation and occurrence of the Effective Date.  You will not receive further notice of the occurrence of the Effective Date and should monitor the Notice and Claims Agent’s website — available at http://dm.epiq11.com/DHL/Project — for such notice.

3.                                      Plan Administrator

Pursuant to Section 6.13 of the Plan, on the Effective Date, a Plan Administrator shall be appointed to resolve claims, make distributions and wind down the Operating Debtors’ estates.

The Plan Administrator will be covered by the Operating Debtors’ director and officer insurance, which is provided by a consortium of insurance companies led by XL Specialty Insurance Company as primary carrier (with additional carriers at different levels within the overall coverage) through the Operating Debtors’ ultimate parent, Dynegy (who will continue to be the ultimate parent with respect to DNE as the Post-Effective Date Debtor).  The insurance provides coverage for certain wrongful acts committed by the Operating Debtors’ directors and officers in their capacity as such, including actual, alleged or attempted breach of duty, breach of trust, breach of warranty or authority, neglect, error omission, misstatement or misleading statement committed or attempted, or allegedly committed or attempted.  Accordingly, the

Operating Debtors do not intend to purchase (and it is not anticipated that DNE as the Post-Effective Date Debtor will purchase) a bond to insure performance of the Plan Administrator’s duties under the Plan and the Confirmation Order.

4.                                      Dissolution of the Committee

Pursuant to Section 6.16 of the Plan, on the Effective Date, the Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations to and arising from and in connection with the Chapter 11 Cases; provided, however, that after entry of the Confirmation Order, the Committee’s functions shall be restricted to, and the Committee shall not be heard on any issue except, (i) Fee Applications filed by Professionals, (ii) motions or litigation seeking enforcement of provisions of the Plan and the transactions contemplated hereunder or in the Confirmation Order, including, without limitation, any actions with respect to the Reserves or the Excess Cash Reserve, and (iii) any pending appeals or related proceedings.

5.                                      Substantive Consolidation

The Plan shall serve as a motion requesting the substantive consolidation of the Operating Debtors into a single entity, DNE.  Entry of the Confirmation Order shall constitute approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases.  On and after the Effective Date, (i) all Assets and liabilities of the Operating Debtors shall be merged so that all of the Assets of the Operating Debtors shall be available to pay all of the liabilities under the Plan, (ii) no distributions shall be made under the Plan on account of Intercompany Claims, (iii) all guarantees by the Operating Debtors of the obligations of any other Operating Debtor shall be eliminated so that any claim against any Operating Debtor and any guarantee thereof executed by any other Operating Debtor and any joint or several liability of the Operating Debtors shall be one obligation of DNE, and (iv) each and every Claim filed or Allowed, or to be filed or Allowed, in the case of any of the Operating Debtors other than DNE shall be deemed filed or Allowed against DNE, as applicable.

To show that substantive consolidation is warranted in the Second Circuit, a party must demonstrate one of the following: (i) that creditors dealt with the entities as a single economic unit and did not rely on their separate identities in extending credit; or (ii) that the operational and financial affairs of the entities are so entangled that the accurate identification and allocation of assets and liabilities would be impossible or prohibitively expensive. See Union Sav. Bank v. Augie/Restivo Banking Co. (In re Augie/Restivo Baking Co.), 860 F.2d 515, 518 (2d Cir. 1988).

The Operating Debtors believe that substantive consolidation is warranted and appropriate because (i) the operations of the Operating Debtors were integrated (for example, the employees at the Facilities were all employed by DNE); (ii) the sale process was a single integrated process that involved the marketing of assets owned by each of the Operating Debtors, including permits owned by DNE without which the Facilities could not legally operate; (iii) the Operating Debtors sold substantially all of their assets to separate purchasers and allocation of sale proceeds (as well as allocation of cash in the Operating Debtors’ Estates, which cash has historically been consolidated at DNE) among and between each of the Operating Debtors would be an expensive and unnecessary process in light of the potential recoveries in these Chapter 11 cases; and (iv) although the DIP Claims are super-priority claims against each of the Operating Debtors, the DIP Lender has agreed to accept less than full payment so as to permit recoveries in favor of other administrative claimants and creditors who otherwise would not be entitled to receive such distributions due to the super-priority nature of the DIP Claims—thus, creditors would not be harmed by substantively consolidating the Operating Debtors’ Estates because the alternative would be a severely diluted recovery (in the case of holders of Administrative Claims and Priority Claims) or no recovery at all with respect to holders of General Unsecured Claims.

6.                                      Administrative Claims

a.                                      Administrative Claims Bar Date

Unless previously filed, requests for payment of Administrative Claims that have not been paid in the ordinary course of business must be filed and served on the Operating Debtors and their counsel before the Administrative Claims Bar Date, which shall be the date that is 30 days after the Effective Date.  Holders of Administrative Claims that do not file and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Operating Debtors, their Estates or the Buyers, and such Administrative Claims shall be deemed discharged as of the Effective Date.  Objections to such requests must be filed by the Operating Debtors and served on the requesting party by the later of (a) 45 days after the Effective Date and (b) 45 days after the filing of the applicable request for payment of such Administrative Claims.

b.                                      Allowance of Administrative Claims

An Administrative Claim with respect to which notice has been properly filed and served pursuant to Section 2.2(a) of the Plan shall become an Allowed Administrative Claim if no objection is filed within thirty (30) days after the later of (i) the Effective Date, (ii) the date of service of the applicable notice of Administrative Claim, or (iii) such later date as may be (A) agreed to by the holder of such Administrative Claim or (B) approved by the Bankruptcy Court on motion of a party in interest, without notice or a hearing.  If an objection is filed within such thirty (30) day period (or any extension thereof), the Administrative Claim shall become an Allowed Administrative Claim only to the extent Allowed by Final Order.

7.                                      Reserves (Other than Excess Cash Reserve, Disputed General Unsecured Claims Reserve)

a.                                      Administrative and Secured Claims Reserve

On the Effective Date, to the extent Allowed Administrative Claims and Allowed Secured Claims have not otherwise been paid by the Operating Debtors or the Plan Administrator, the Operating Debtors shall fund the Administrative and Secured Claims Reserve with Cash in a sufficient amount to pay all Allowed Administrative Claims pending as of the Effective Date or which shall become Allowed Administrative Claims pursuant to Section 2.2(c) of the Plan, and as described in Section 3.2(b)(iv) of the Plan (except to the extent a holder of an Allowed Administrative Claim has agreed to less favorable treatment as set forth in Sections 2.2(a) or 3.2(b)(iii) of the Plan, as applicable).  Any amounts remaining in the Administrative and Secured Claims Reserve after (i) resolution of all Disputed Administrative Claims and all Disputed Secured Claims and (ii) payment of all Allowed Administrative Claims and all Allowed Secured Claims shall be transferred to the Excess Cash Reserve.

b.                                      Fee Claims Reserve

On the closing date of the Sale Transactions, the Operating Debtors shall fund the Fee Claims Reserve with Sale Proceeds in an amount sufficient to pay all Fee Claims which shall or may become Allowed Fee Claims in accordance with the terms of the Plan.  Any amounts remaining in the Fee Claims Reserve after resolution of all Disputed Fee Claims and payment of all Allowed Fee Claims shall be paid promptly (without regard to whether such date is a Distribution Date) to the Lease Trustee and DH/Dynegy Creditors as a portion of the PSEG Allocation.  Any amounts paid to the Lease Trustee and DH/Dynegy Creditors pursuant to the foregoing sentence shall be considered in determining the aggregate amount of the PSEG Allocation for purposes of, among other things, Sections 3.3(b) — (d) of the Plan.

c.                                       Priority Tax Claims Reserve

On the Effective Date, the Operating Debtors shall fund the Priority Tax Claims Reserve with Cash in an amount sufficient to pay all Priority Tax Claims which shall or may become Allowed Priority Tax Claims (except to the extent a holder of an Allowed Priority Tax Claim has agreed to less favorable treatment as set forth in Section 2.6 of the Plan) in accordance with the terms of the Plan.  Any amounts remaining in the Priority Tax Claims Reserve after resolution of all Disputed Priority Tax Claims and payment of all Allowed Priority Tax Claims shall be transferred to the Excess Cash Reserve.

d.                                      Priority Claims Reserve

On the Effective Date, to the extent Allowed Priority Claims have not otherwise been paid by the Operating Debtors or the Plan Administrator, the Operating Debtors shall fund the Priority Claims Reserve with Cash in an amount sufficient to pay all Priority Claims which shall or may become Allowed Priority Claims in accordance with the terms of the Plan.  Any amounts remaining in the Priority Claims Reserve after resolution of all Disputed Priority Claims and payment of all Class 1 —Allowed Priority Claims shall be transferred to the Excess Cash Reserve.

e.                                       Post-Effective Date Reserve

All costs of administering the Plan and the Post-Effective Date Debtor, including, without limitation, the costs and fees of the Plan Administrator, if any, payment of taxes incurred by the Post-Effective Date Debtor, and U.S. Trustee Fees shall be paid from the Post-Effective Date Reserve.

f.                                        Release of Funds in Reserves

No later than 120 days after the Effective Date, any Cash remaining in any of the Reserves (other than the Excess Cash Reserve and Fee Claims Reserve) after all applicable distributions or other payments have been made from all Reserves (other than the Disputed General Unsecured Claims Reserve) shall be released therefrom by the Plan Administrator and transferred to the Excess Cash Reserve.

g.                                      Additional Funding Reserve

To the extent any Reserve requires additional funding pursuant to Section 6.3(b) of the Plan, such additional funds may be transferred from Cash available in the Excess Cash Reserve with the reasonable consent of the Committee; provided, however, that neither the DIP Lender, the Lease Trustee, nor the DH/Dynegy Creditors shall be required to fund any Reserve requiring additional funding.

8.                                      Executory Contracts and Unexpired Leases

a.                                      Contracts and Leases Not Specifically Assumed and Assigned Are Deemed Rejected

Pursuant to Section 7.1 of the Plan, all Unexpired Leases and Executory Contracts of the Operating Debtors which are not expressly assumed, rejected or terminated pursuant to Sections 2.1 and 2.2 of the Roseton APA, Section 2.1 of the Danskammer APA and the Sale Order, or by order of the Bankruptcy Court entered on or before the Effective Date, or which are not subject of a pending application to assume on the Effective Date, shall be deemed rejected on and as of the Effective Date (to the extent not rejected earlier pursuant to an order of the Bankruptcy Court).  The Operating Debtors shall file the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases as part of the Plan Supplement.

b.                                      Bar Date for Filing Claim for Rejection Damages

If the rejection of an Executory Contract or Unexpired Lease by the Operating Debtors pursuant to Section 7.1 of the Plan results in damages to the counterparty to such contract or lease, then a Claim for damages or any other amounts related in any way to such contract or lease shall be forever barred and shall not be enforceable against the Operating Debtors, the Post-Effective Date Debtor, the Plan Administrator, the Estates, or any of their successors and assigns or their property, unless a proof of claim is filed with the Bankruptcy Court and served on the Plan Administrator within thirty (30) days after the service of notice of the order (including the Confirmation Order) rejecting such Executory Contract or Unexpired Lease, which notice shall prominently state that such Executory Contracts and Unexpired Leases have been rejected; provided, however, that the Rejection Claim Bar Date for Executory Contracts and Unexpired Leases rejected before the Confirmation Date shall be the applicable Bar Date or the date set forth in the order rejecting such lease or contract.

c.                                       Cure

Any monetary defaults under Unexpired Leases and Executory Contracts of the Operating Debtors assumed and assigned pursuant to Section 2.1 of the Roseton APA and Section 2.1 of the Danskammer APA shall be satisfied in accordance with sections 365(b)(1) and 365(f)(2) of the Bankruptcy Code pursuant to the terms of the Sale Order and the APAs.

d.                                      Preexisting Obligations to the Operating Debtors Under Executory Contracts and Unexpired Leases

Rejection or repudiation of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the

Operating Debtors under such contracts or leases (as same may have been modified, amended, supplemented, or restated).  In particular, notwithstanding any non-bankruptcy law to the contrary, the Plan Administrator expressly reserves and does not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the contracting Operating Debtors from counterparties to rejected or repudiated Executory Contracts or Unexpired Leases.

F.                                     Provisions Governing Distributions

1.                                      Powers of and Distributions by the Plan Administrator

The Plan Administrator shall act for the Post-Effective Date Debtor in the same fiduciary capacity as applicable to a board of directors and officers, subject to the provisions of the Plan (and all by-laws, articles of incorporation and related corporate documents are deemed amended by the Plan to permit and authorize the same).  On the Effective Date, (a) the authority, power and incumbency of the persons acting as directors and officers of the Operating Debtors shall be terminated and such directors and officers shall be deemed to have resigned and (b) a representative of the Plan Administrator shall succeed to the powers of DNE’s officers and directors.  From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for and on behalf of, the Post-Effective Date Debtor.  All distributions to be made under the Plan shall be made by the Plan Administrator.  In the event the Plan Administrator is terminated or resigns for any reason, the Plan Administrator shall designate a successor whose appointment shall be subject to Bankruptcy Court approval and not inconsistent with the terms of the Plan.

The Plan Administrator, together with its representatives and professionals, shall administer the Plan with respect to the Post-Effective Date Debtor in accordance with the Plan and the Confirmation Order.  In such capacity, and without any other limitations set forth in the Plan, the powers of the Plan Administrator shall include any and all powers and authority necessary to implement the Plan and to administer and distribute Assets and wind up the business and affairs of the Operating Debtors and the Post-Effective Date Debtor, including: (i) serving as the sole officer and director of the Post-Effective Date Debtor; (ii) liquidating Assets; (iii) abandoning Assets; (iv) pursuing Causes of Action; (v) investing Cash; (vi) taking all steps to execute all instruments and documents necessary to effectuate the distributions to be made under the Plan; (vii) making distributions contemplated by the Plan; (viii) complying with the Plan and Confirmation Order, and the obligations hereunder and thereunder; (ix) commencing and prosecuting all proceedings related to the Plan or the Confirmation Order; (x) maintaining all bank accounts in the name of the Operating Debtors and the Post-Effective Date Debtor; (xi) employing, retaining, terminating or replacing professionals to represent it with respect to its responsibilities or otherwise effectuating the Plan to the extent necessary; (xii) paying any and all reasonable fees and expenses of the Post-Effective Date Debtor; (xiii) administering and paying taxes, including filing tax returns; (xix) requesting an expedited determination of any unpaid tax liability of the Operating Debtors or the Post-Effective Date Debtor under section 505 of the Bankruptcy Code; (xx) representing the interest of the Post-Effective Date Debtor or the Estates before any governmental authority or agency (including, without limitation, any taxing authority) in all matters, including any action, suit, proceeding or audit; (xxi) taking all steps reasonably necessary and practicable to terminate the corporate or limited liability company existence of the Operating Debtors and the Post-Effective Date Debtor; as the case may be, and (xxii) exercising such other powers as may be vested in it pursuant to the Plan or any applicable order of the Bankruptcy Court (including the Confirmation Order), or as it reasonably deems to be necessary and proper to carry out the provisions of the Plan or to comply with the Confirmation Order and any other applicable orders.

The Plan Administrator is authorized to file a request for expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed with respect to the Operating Debtors or the Post-Effective Date Debtor.

2.                                      Timing and Delivery of Distributions

With respect to Allowed Administrative Claims, U.S. Trustee Fees, Allowed Fee Claims, Allowed Priority Tax Claims, Class 1 — Allowed Priority Claims and Class 2 — Allowed Secured Claims, the Plan Administrator shall make distributions to the holders of such Claims in accordance with Sections 2.2, 2.4, 2.5 and 2.6 of the Plan; provided, however, to the extent Allowed Administrative Claims, Allowed Secured Claims, or Allowed Priority Tax Claims are “Assumed Liabilities” under the Roseton APA, the Danskammer APA, or any document or agreement related thereto or in connection therewith, such Allowed Administrative Claims, Allowed Secured Claims and Priority Tax Claims shall be satisfied by the Roseton Buyer or Danskammer Buyer, as applicable.

With respect to Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims, the Plan Administrator shall make distributions to the holders of such Claims in accordance with Section 3.2(c) of the Plan, subject to the provisions for Disputed General Unsecured Claims set forth in Section 8.1 of the Plan, on the Initial Distribution Date and any subsequent distribution dates.

With respect to Allowed Claims in Classes 4A through 4D — Allowed Convenience Claims, the Plan Administrator shall make distributions to the holders of such Claims in accordance with Section 3.2(d) of the Plan on the Plan Distribution Date.

With respect to Class 5 — Lease GUC Claims, the Plan Administrator shall make distributions to the holders of such Claims in accordance with Section 3.2(e) of the Plan on the Final Distribution Date.

In respect of the Final Distribution Date, the Plan Administrator is not obligated to make such a distribution of remaining funds if it is determined that there are insufficient funds to make a cost-efficient distribution, taking into account the size of the distribution to be made and the number of recipients of such distribution, in which event such remaining funds, will be transferred to the Excess Cash Reserve and be distributed in accordance with Section 3.3 of the Plan.

Except for Plan Distributions that shall be made on the Effective Date in accordance with the Plan, each Plan Distribution shall be made on the relevant Plan Distribution Date therefor and shall be deemed to have been timely made if made on such date or within five (5) Business Days thereafter.

3.                                      Delivery of Distributions

Cash distributions by check shall be mailed to each holder of an Allowed Claim that is entitled to such Plan Distributions at the address of such holder as set forth in the latest-dated of the following actually held or received by the Plan Administrator (or Claims Agent) prior to the distribution date applicable to such distribution:  (a) the Schedules; (b) the Proof of Claim filed by such holder; (c) any notice of assignment filed with the Bankruptcy Court with respect to such Claim pursuant to Bankruptcy Rule 3001(e); or (d) any notice served by such holder giving details of a change of address.  If any Plan Distribution sent to the holder of a Claim is returned to the Plan Administrator as undeliverable, no Plan Distributions shall be made to such holder unless the Plan Administrator is notified of such holder’s then current address within sixty (60) days after such Plan Distribution was returned.  After such date, if such notice was not provided, such holder shall have forfeited its right to such Plan Distribution subject to Section 5.3 of the Plan.

If any Claim holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Plan Administrator is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest.  Any notification of a Claim holder’s then current address must be received by the Plan Administrator within ninety (90) days after the distribution was originally made, after which time such Claim holder’s distribution shall be forfeited and treated as an unclaimed distribution in accordance with Section 5.3 of the Plan.  Nothing in the Plan shall require the Post-Effective Date Debtor or the Plan Administrator to attempt to locate any holder of an Allowed Claim.

4.                                      Unclaimed Distributions

All distributions (i) made under the Plan that are unclaimed for a period of ninety (90) days after the distribution thereof or (ii) less than $25.00 that are withheld in accordance with Section 5.6 hereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and any entitlement of any holder of any Claims to such distributions shall be forfeited, extinguished and forever barred notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary.  Any such unclaimed distributions shall (a) with respect to Claims other than Classes 3A through 3D — Allowed General Unsecured Claims or Classes 4A through 4D — Allowed Convenience Claims, be transferred to the Excess Cash Reserve or (b) with respect to Classes 3A through 3D — Allowed General Unsecured Claims or Classes 4A through 4D — Allowed Convenience Claims, be distributed as a GUC Distribution or Additional GUC Distribution, as applicable, on the Final Distribution Date in accordance with Section 3.2(c)(iii) and, if applicable, Section 3.2(d)(iii) of the Plan.

5.                                      Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts, except for Allowed Claims in Classes 3 A through 3D — Allowed General Unsecured Claims and Classes 4A through 4D — Allowed Convenience Claims, which shall not be entitled to interest and penalties, as provided in Sections 3.2(c)(v) and 3.2(d)(v) of the Plan.

6.                                      Additional Provisions Regarding Distributions to Lease Certificate Holders

The following additional provisions shall apply specifically to Plan Distributions to be made to Lease Certificate Holders pursuant to Section 5.7 of the Plan:

•                  The Lease Trustee and its respective agents, successors and assigns or such entity appointed by the Lease Trustee shall facilitate the making of Plan Distributions to Lease Certificate Holders in accordance with the Plan and the Lease Indentures and Pass Through Trust Agreement, and upon the completion thereof, shall be discharged of all of its obligations associated with the Lease Trustee Claims.  The Lease Trustee shall only be required to act and make distributions in accordance with the terms of the Plan and shall have no liability for actions taken in accordance with the Plan or in reliance upon information provided to it in accordance with the Plan, except solely for actions or omissions arising out of the Lease Trustee’s intentional fraud, willful misconduct, gross negligence or criminal conduct.  Further, the Lease Trustee shall have no obligation or liability for Plan Distributions to any party who does not (i) hold a Claim against the Debtor as of the applicable Distribution Record Date or (ii) otherwise comply with the terms of the Plan, except solely for actions or omissions arising out of the Lease Trustee’s intentional fraud, willful misconduct, gross negligence or criminal conduct.

•                  Upon the occurrence of the Effective Date, the Claims of the Lease Trustee shall be, for all purposes under the Plan, including, without limitation, the right to receive Plan Distributions, substituted for all Claims of each and every individual Lease Certificate Holder.  Plan Distributions on account of such Claims shall be made by the Plan Administrator to the Lease Trustee.

•                  On the Effective Date, all Lease Trustee Claims shall be settled and compromised in exchange for the distribution to the Lease Trustee of the applicable Plan Distributions with respect to Allowed Lease Trustee Claims.

•                  Notwithstanding anything to the contrary in the Lease Indentures or Pass Through Trust Agreement, distributions from the Lease Trustee to Lease Certificate Holders may be made as soon as reasonably practicable after the Effective Date, without the need for presentment of any Lease Certificates or Lease Notes to the Lease Trustee, and otherwise in accordance with the Confirmation Order.

•                  As soon as reasonably practicable after the Effective Date, the Lease Trustee shall arrange for payment of the Plan Distributions (subject to the Lease Trustee Charging Liens) via DTC to Lease Certificate Holders in exchange for the underlying positions in the Lease Certificates held by such holders through DTC.  Only Lease Certificate Holders at the time of such exchange through DTC shall be entitled to receive Plan Distributions.  Lease Certificate Holders whose Lease Certificates were so exchanged shall also be entitled to receive future payments (if any) to which such Lease Certificate Holders are entitled by the Plan, and the right to any such future payment shall be non-transferable.

7.                                      Means of Cash Payment

Cash distributions made pursuant to the Plan shall be in United States funds, by check drawn on a domestic bank, or, if the Plan Administrator so elects in its sole discretion, by wire transfer from a domestic bank.  No Cash distribution need be made if the distribution would be less than $25.00.

8.                                      Distributions of the Net Sale Proceeds

Notwithstanding anything to the contrary in the Plan, on the closing date for the Sale Transactions, the Net Sale Proceeds (after funding of the Fee Claims Reserve out of the Sale Proceeds pursuant to Section 2.4(a) of the Plan, or payment of Allowed Fee Claims prior to the funding of such Reserve) shall be distributed at closing as follows: (i) the DIP Allocation to the DIP Lender, and (ii) the PSEG Allocation to the Lease Trustee and the DH/Dynegy Creditors in accordance with the Settlement Agreement.  Notwithstanding the foregoing, the Danskammer Contribution portion of the PSEG Allocation shall be paid (i) on the later of the closing date for the Sale Transactions and the Effective Date, and (ii) pursuant to Section 3.3 of the Plan, and shall not be paid out of Sale Proceeds or Net Sale Proceeds.  The distribution of the PSEG Allocation pursuant to Section 5.7 of the Plan and the distributions to be made on account of the Lease Trustee Claims as provided in the Plan, shall be in full and final satisfaction of all Lease Trustee Claims, and in full and final satisfaction of all rights of the Lease Trustee, the Lease Certificate Holders, and the DH/Dynegy Creditors pursuant to the Settlement Agreement, the Plan, or otherwise.  All costs associated with paying the PSEG Allocation and the Lease Trustee Administrative Claims shall be charged against (i) that portion of the PSEG Allocation and the Lease Trustee Administrative Claims to be paid to the Lease Trustee, to the extent such costs are attributable to making such payment to the Lease Trustee, and (ii) that portion of the PSEG Allocation and the Lease Trustee Administrative Claims to be paid to the DH/Dynegy Creditors, to the extent such costs are attributable to making such payment(s) to the DH/Dynegy Creditors.

9.                                      Compliance with Tax Requirements

In connection with the consummation of the Plan, the Post-Effective Date Debtor and the Plan Administrator shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.  Notwithstanding the foregoing, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.  The Plan Administrator has the right, but not the obligation, to not make a distribution until such Claim holder has made arrangements satisfactory to the Plan Administrator for payment of any such tax obligations, the failure of which may result in forfeiture of the distribution.

10.                               Record Date

Except with respect to distributions to the Lease Trustee, the Lease Certificate Holders and the DH/Dynegy Creditors, the record date for purposes of Plan Distributions shall be the date the Bankruptcy Court enters the Disclosure Statement Order.  The Plan Administrator shall rely on the Claims Register except to the extent that (i) a notice of transfer of Claim or Equity Interest has been filed with the Bankruptcy Court before the record date pursuant to Bankruptcy Rule 3001, or (ii) the Plan Administrator has actual notice of a permitted transfer.  The record date for purposes of Plan Distributions to the Lease Trustee, Lease Certificate Holders and DH/Dynegy Creditors shall be the Effective Date.

11.                               Distributions After Effective Date

Distributions made after the Effective Date to holders of Claims that become Allowed Claims after the Effective Date shall be deemed to have been made on the Effective Date.

12.                               Distributions After Allowance

To the extent that a Disputed Claim becomes an Allowed Claim, distributions, if any, shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan.

13.                               Fractional Cents

When any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (rounding down in the case of less than $0.005 and rounding up in the case of $0.005 or more).

14.                               Third Party Agreements; Subordination

Except as set forth in the Plan, distributions to the various classes of Claims hereunder shall not affect the right of any Person to levy, garnish, attach or employ any other legal process with respect to such distributions by reason of any claimed contractual subordination rights or otherwise.  Distributions made by the Plan Administrator shall not be inconsistent with such contractual subordination provisions (including, without limitation, all contractual subordination provisions set forth in the Settlement Agreement) and may be modified only by a Final Order directing that distributions be made other than as provided in the Plan and Confirmation Order; provided, however, that the Plan Administrator (or any of its agents, representatives, professionals or employees) shall not be liable to any Person on account of distributions which are ultimately determined to be inconsistent with inter-creditor contractual subordination agreements or rights, unless such distributions were made in bad faith or with malicious intent.

15.                               Allowance of Lease Trustee Claims

The Lease Trustee Claims shall be deemed Allowed in accordance with the terms of the Settlement Agreement.

16.                               Certificate of Completion of Distributions

Upon the completion of all Plan Distributions, the Plan Administrator shall file a certificate of completion of distributions with the Bankruptcy Court.

G.                                   Provisions Regarding Treatment of Disputed, Contingent and Unliquidated Claims

1.                                      Disputed General Unsecured Claims Reserve

A Disputed General Unsecured Claims Reserve shall be managed by the Plan Administrator for the treatment of Disputed General Unsecured Claims.  The Operating Debtors shall deposit Cash from the GUC Distribution into the Disputed General Unsecured Claims Reserve in an amount equal to the Pro Rata Share of the distribution allocable to Disputed General Unsecured Claims, as if such Claims were Allowed Claims.  The Disputed General Unsecured Claims Reserve shall be maintained by the Post-Effective Date Debtor for the benefit of the holders of Allowed General Unsecured Claims whose distributions are unclaimed and the holders of such Disputed General Unsecured Claims pending a determination of their entitlement thereto under the terms of the Plan.

2.                                      Objections to and Resolution of Disputed Claims

After the Effective Date, the Plan Administrator shall have the right to make and file objections to Claims and to withdraw such objections.  Subject to the preceding sentence, all objections shall be litigated to Final Order; provided, however, that the Plan Administrator shall have the authority to compromise, settle or otherwise resolve any Claim without approval of the Bankruptcy Court or notice to any party; provided further, however, that the Plan Administrator reserves the right to seek relief before the Bankruptcy Court with respect to any Disputed Claim.

Any Claim that has been paid, satisfied or superseded may be expunged from the Claims Register by the Claims Agent, and any Claim that has been amended may be adjusted on the Claims Register by the Claims Agent.

As soon as practicable, but in no later than ninety (90) days after the Effective Date (subject to being extended by order of the Bankruptcy Court upon motion of the Plan Administrator), objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made.

3.                                      No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, if any portion of a Claim is Disputed, no payment or distribution provided hereunder shall be made on account of the Claim unless and until such Disputed Claim becomes Allowed.

4.                                      Estimation of Claims

Prior to the Effective Date, the Operating Debtors may, and after the Effective Date, the Plan Administrator may, at any time request that the Bankruptcy Court estimate, or establish procedures for the estimation or arbitration of, any contingent Claim, unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether any of the Operating Debtors or any other person previously objected to such Claim, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time.  In the event that the Bankruptcy Court estimates any Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Plan Administrator may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court, which shall be requested on notice to all relevant parties in interest.

5.                                      No Post-Effective Date Interest

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest thereon.

H.                                   Settlement, Release, Injunction and Related Provisions

1.                                      Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any Assets shall be fully released, settled and compromised (to the extent not otherwise released under the APAs or the Sale Order).

2.                                      Exemption from Certain Taxes and Fees

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to, in contemplation of, or in connection with, the Plan or pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, equity interest, security interest, or other interest in the Operating Debtors, (ii) the creation, modification, consolidation, assumption, termination, refinancing and/or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means, (iii) the making, assignment or recording of any lease or sublease, or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local government officials or agents shall, and shall be directed to, forgo the collection of any such tax, recordation fee or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or government assessment. For the avoidance of doubt all transactions contemplated to occur in connection with the Sale Transactions are deemed to occur in contemplation of, or in connection with, and are related to, the Plan.  The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.

3.             Releases by the Operating Debtors

On the Effective Date and effective as of the Effective Date, to the fullest extent permitted by applicable law, for good and valuable consideration provided by the Released Parties, including (i) the discharge of debt and all other good and valuable consideration paid pursuant to the Plan and the Settlement Agreement, and (ii) the services of the Released Parties facilitating the expeditious implementation of the Sale Transactions and the liquidation contemplated by the Plan and the Settlement Agreement, each of the Operating Debtors unconditionally, irrevocably and forever discharges and releases the Released Parties from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Operating Debtors, the Settlement Agreement, the Sale Transactions, the Operating Debtors’ and the Post-Effective Date Debtor’s liquidation and wind-down, the Chapter 11 Cases, the negotiation and preparation of the Plan or the Disclosure Statement or upon any other act or omission, transaction, agreement, document, event or other occurrence taking place on or before the Effective Date, including those that the Operating Debtors or Plan Administrator would have been legally entitled to assert in its or their own right (whether individually or collectively) other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, gross negligence, criminal conduct, malpractice, misuse of confidential information that causes damages or ultra vires act as determined by a Final Order.

The foregoing release shall not apply to any express contractual or financial obligations or any right or obligations arising under or that is part of the Plan or any agreements entered into pursuant to, in connection with or contemplated by the Plan.

4.             Releases by Holders of Claims and Equity Interests

On the Effective Date and effective as of the Effective Date, to the fullest extent permitted by applicable law, any holder of a Claim or Equity Interest that is Impaired or Unimpaired under the Plan shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged the Released Parties from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of an Operating Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Operating Debtors, the Operating Debtors’ and Post-Effective Date Debtor’s liquidation and wind-down, the Chapter 11 Cases, the Settlement Agreement, the Sale Transactions, the purchase, sale or rescission of the purchase or sale of any security of the Operating Debtors or the Post-Effective Date Debtor, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Plan, the business or contractual arrangements between the Operating Debtors and any Released Party, the liquidation of Claims before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, any related agreements to the foregoing, instruments or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, gross negligence, criminal conduct, malpractice, misuse of confidential information that causes damages or ultra vires act as determined by a Final Order; provided, however, that the releases provided in Section 9.4 of the Plan shall not apply to any holder of a Claim that elects to “opt out” of such releases by making such election on its timely submitted Ballot (to the extent that it receives a Ballot) or in a written notice submitted to the Solicitation Agent on or before the Plan Objection Deadline.

Notwithstanding anything to the contrary in the foregoing, the release by holders of Claims and Equity Interests set forth above does not release (a) any Post-Effective Date obligations of any party under the Plan or any document, instrument or agreement (including those set forth in the Plan Supplement, if any) executed to implement the Plan, (b) the Lease Trustee Charging Liens, and (c) any obligation of indemnity by the Directing Lease Certificate Holder Parties to the Lease Trustee.

5.             Injunction Enjoining Holders of Claims Against the Operating Debtors

The Plan is the sole means for resolving, paying or otherwise dealing with Claims and Equity Interests.  To that end, except as expressly provided in the Plan, at all times on and after the Effective Date, through and including the date of entry of a Final Decree closing the Chapter 11 Cases, all Persons who have been, are, or may be holders of Claims against or Equity Interests in the Operating Debtors arising before the Effective Date shall be enjoined from taking any of the following actions against or affecting the Operating Debtors, their Estates, the Post-Effective Date Debtor, the Buyers, the Plan Administrator, or any of their respective Assets or property, and with respect to such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan, or actions brought by the Operating Debtors or Buyers to enforce any rights or obligations under the APAs or any of the other documents executed, or to be executed, in connection with the Sale Transactions):

•      Commencing or continuing in any manner, directly or indirectly any suit, action, or other proceeding of any kind (including all suits, actions, and proceedings that are pending as of the Effective Date);

•      enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree, or order;

•      creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien;

•      asserting any setoff, right of subrogation, or recoupment of any kind, directly or indirectly against any obligation due to the Operating Debtors, their Estates, the Post-Effective Date Debtor, the Plan Administrator or their property; provided, that any defenses, offsets or counterclaims which the Operating Debtors, the Post-Effective Date Debtor, or the Plan Administrator may have or assert in respect of the above referenced Claims are fully preserved to the extent provided in Section 11.11 of the Plan; and

•      proceeding in any manner in any place whatsoever against the Operating Debtors, their Estates, the Post-Effective Date Debtor, the Plan Administrator, the Buyers,

or their property, or their property that does not conform to or comply with the provisions of the Plan, the APAs and the Settlement Agreement.

6.             Exculpation of Operating Debtors, Committee, and Lease Trustee

Upon and effective as the Effective Date, the Operating Debtors, the Committee, the Lease Trustee, the DIP Lender, and all of their respective current and former members (including ex officio members), officers, directors, employees, partners, attorneys, financial advisors, accountants, managed funds, investment bankers, investment advisors, actuaries, professionals, agents and representatives (in each case in their respective capacities as such) (collectively, the “Exculpated Parties”) will all be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(e) of the Bankruptcy Code.

Except with respect to any acts or omissions expressly set forth in and preserved by the Plan or for any matters arising under the APAs, the Exculpated Parties and the Directing Lease Certificate Holder Parties shall neither have, nor incur, any liability to any entity for, any pre-petition or post-petition act taken or omitted to be taken through and including the Effective Date in connection with, or arising from or relating in any way to :  (i) the Chapter 11 Cases; (ii) formulating, negotiating, preparing, disseminating, implementing, administering, or effecting the consummation of the Sale Transactions, the Disclosure Statement, the PSEG Allocation and payment thereof, the APAs or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other pre-petition or post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring and liquidation of the Operating Debtors; (iii) the solicitation of votes for the Plan and the pursuit of Confirmation and consummation of the Plan; and (iv) the administration of the Plan and/or the property to be distributed under the Plan.  In all respects, each Exculpated Party and each Directing Lease Certificate Holder Party shall be entitled to rely upon the advice of counsel concerning his, her or its respective duties under, pursuant to or in connection with the Plan and the Confirmation Order.

7.             Cancellation of Existing Notes, Securities, and Instruments

On the Effective Date, unless otherwise provided herein, any and all notes, instruments, certificates, securities and other documents evidencing any Claim or Equity Interest (including, without limitation, the Allowed Lease Trustee Claims) shall be deemed cancelled and annulled without further act or action under any applicable agreement, law, regulation, order or rule (including, without limitation, presentment of any notes, instruments, certificates or securities), and the holders of such Claims or Equity Interest shall only be entitled to receive the treatment provided under the Plan. The Operating Debtors and the PSEG Entities consent (and shall be deemed to have consented) to the cancellation of the Lease Indentures, Pass Through Trust Agreement and other Lease Documents as described herein and as set forth in the Plan.

Notwithstanding the foregoing, the Lease Indentures and the Pass Through Trust Agreement shall continue in effect solely to the extent necessary to:  (i) allow the Plan Administrator to make Plan Distributions on account of Allowed Lease Trustee Claims; (ii) allow the Lease Trustee to make distributions on account of Allowed Lease Trustee Claims; (iii) permit the Lease Trustee to assert its Lease Trustee Charging Liens against Plan

Distributions for payment of the Lease Trustee Fees; (iv) allow the Lease Trustee to maintain any right of indemnification, contribution subrogation or any other claim it may have under the Lease Indentures or Pass Through Trust Agreement; (v) permit the Lease Trustee to appear in the Chapter 11 Cases or in any other matter described in the Plan which, absent such cancellation or extinguishment, the Lease Trustee would otherwise have the right to appear; and (vi) permit the Lease Trustee to perform any functions that are necessary to effectuate the foregoing.

Subsequent to the performance by the Lease Trustee or its agents of any duties that are required under the Plan, the Confirmation Order and/or under the terms of the Lease Documents, the Lease Trustee and its agents shall be relieved of, and released from and deemed to be discharged from, all obligations associated with the Lease Certificates, the Lease Notes, the Lease Indentures, the Pass Through Trust Agreement, the other Lease Documents and any other applicable trust agreements or law.  Except as expressly provided in the Plan, the Lease Trustee is authorized and directed to wind up and terminate the Lease Indentures, the Pass Through Trust Agreement and any other applicable Lease Document.

8.             Disallowance of Claims

Except as otherwise agreed by the Operating Debtors, any and all Proofs of Claim filed after the applicable Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order or approval of the Bankruptcy Court, and holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim is deemed timely filed by a Final Order.

9.             Amendments to Claims

On or after the Effective Date, except as otherwise provided herein, a Claim may not be amended without the prior authorization of the Bankruptcy Court, and any such amended Claim filed shall be deemed disallowed and expunged without any further notice to or action, order or approval of the Bankruptcy Court.

10.          Compromise or Settlement of Claims, Equity Interests and Controversies

Notwithstanding anything contained herein to the contrary, the allowance, classification, and treatment of all Allowed Claims and their respective distributions and treatments hereunder takes into account and conforms to the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto (including, without limitation, pursuant to and in accordance with the Settlement Agreement) whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, the Settlement Agreement, or otherwise.  As of the Effective Date, any and all such rights described in the preceding sentence are and shall be deemed settled, compromised, and released pursuant hereto and the Confirmation Order.  The Confirmation Order will constitute the Bankruptcy Court’s finding and determination that the settlements reflected in the Plan are: (i) in the best interests of the Operating Debtors, their Estates, and all holders of Claims; (ii) fair, equitable, and reasonable; (iii) made in good faith; and (iv) approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019.  In addition, the allowance, classification and treatment of Allowed

Claims take into account any Causes of Action, whether under the Bankruptcy Code or otherwise under applicable nonbankruptcy law, that may exist between the Operating Debtors, on the one hand, and the Released Parties pursuant to Section 9.3 of the Plan on the other hand and, as of the Effective Date, any and all such Causes of Action are and shall be deemed settled, compromised and released pursuant hereto and the Confirmation Order.

11.          Special Provision Governing Accrued Fee Claims and Final Fee Applications

For the avoidance of doubt, the foregoing releases described in Section 9.10 of the Plan and in Section IV.H of this Disclosure Statement shall not waive, affect, limit, restrict or otherwise modify the right of any party in interest to object to any Fee Claim or final Fee Application filed by any Professional in the Chapter 11 Cases.

12.          Asset Purchase Agreements

Notwithstanding anything herein to the contrary, nothing in the Plan shall be deemed to modify or otherwise affect the terms and conditions of the Sale Order, the APAs or the Transaction Documents.  In the event of a conflict between the Plan, on the one hand, and the Sale Order, the APAs and/or the Transaction Documents, on the other hand, the Sale Order, the APAs and/or the Transaction Documents, as applicable, shall control.

13.          DH/Dynegy Plan

Notwithstanding anything herein to the contrary, nothing in the Plan shall be deemed to modify or otherwise affect the terms and conditions of the DH/Dynegy Plan or the DH/Dynegy Confirmation Order.  In the event of a conflict between the Plan, on the one hand, and the DH/Dynegy Plan and/or DH/Dynegy Confirmation Order, on the other hand, the DH/Dynegy Plan and/or the DH/Dynegy Confirmation Order, as applicable, shall control.

I.             Conditions to Plan Effectiveness

Notwithstanding anything herein to the contrary, the Plan may not be consummated, and the Effective Date shall not occur, unless and until each of the following conditions shall have been either satisfied or waived:

•      The Bankruptcy Court has entered an order confirming the Plan in form and substance satisfactory to the Operating Debtors, Committee, Lease Trustee and Buyers;

•      Each of the APAs remains in effect and has not been terminated;

•      No stay of the Confirmation Order or Sale Order is in effect;

•      All conditions identified in Article 7 of the Roseton APA and in Article VII of the Danskammer APA have been satisfied or waived, and the transactions contemplated by the APAs have closed;

•      The PSEG Transfer Agreements have been executed and delivered, and the transfers contemplated by the PSEG Transfer Agreements have closed;

•      All documents, instruments and agreements (including with respect to funding the Reserve Estimate), in form and substance satisfactory to the Operating Debtors, the Committee, and any other party or parties thereto, provided for under or necessary to implement the Plan have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby;

•      The Operating Debtors shall have received all authorizations, consents, regulatory approvals, rulings, opinions or other documents that are determined by the Operating Debtors to be necessary to implement the Plan; and

•      Sufficient Cash to fund (i) the Reserves in an amount no less than the Reserve Estimate and (ii) at least $100,000 to the GUC Distribution shall be available as of the Effective Date.

J.             Waiver of Conditions

The Operating Debtors may, after consultation with the Committee and the Lease Trustee, waive any of the conditions set forth in Section 6.4 of the Plan.  Additionally, the Operating Debtors’ rights under the “mootness doctrine” shall be unaffected by any provision of the Plan; provided, that with respect to Section 6.4(a) of the Plan, such condition cannot be waived without the reasonable consent of the Committee and the Lease Trustee, and with respect to Section 6.4(f) of the Plan, such condition cannot be waived without the reasonable consent of the Committee.  The failure to satisfy any condition may be asserted by the Operating Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied.  If the Operating Debtors fail to assert the non-satisfaction of any such conditions, such failure shall not be deemed a waiver of any other rights thereunder.

K.            Satisfaction of Conditions

Except as expressly provided or permitted in the Plan, the APAs, the Transaction Documents, or the Sale Order, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no action shall be deemed to have occurred before the taking of any such action; provided, however, that the consummation of the transactions under the PSEG Transfer Agreements shall be deemed to have occurred immediately prior to the transactions under the APAs.

L.            Modification, Revocation or Withdrawal of the Plan

Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Operating Debtors, after consultation with the Committee, at any time before the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Operating Debtors shall have complied with section 1125 of the Bankruptcy Code.  The Operating Debtors also reserve the right to make such modifications at or before any hearings on Confirmation as are necessary to permit the Plan to be confirmed under section 1129 of the Bankruptcy Code.

A holder of a Claim that has accepted the Plan shall be deemed to have accepted such Plan as modified if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

The Operating Debtors may make appropriate technical adjustments and modifications to the Plan prior to the Effective Date without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims under the Plan.

The Operating Debtors reserve the right to, after consultation with the Committee, revoke or withdraw the Plan at any time before entry of a Confirmation Order.  If the Operating Debtors revoke or withdraw the Plan before the Confirmation Date, if the Confirmation does not occur, or the Effective Date does not occur on or prior to June 1, 2013, then the Plan shall be deemed to be null and void.  In such event, nothing contained herein or in any Disclosure Statement relating to the Plan shall be deemed to constitute an admission of validity, waiver or release of any Claims by or against the Operating Debtors or any Person or to prejudice in any manner the rights of the Operating Debtors or any Person in any proceeding involving the Operating Debtors.

M.           Statutory Fees and Post-Confirmation Financial Reporting

All fees due and payable with respect to the Operating Debtors’ respective Chapter 11 Cases as of the Effective Date pursuant to section 1930 of title 28 of the United States Code, together with interest, if any, pursuant to section 3717 of title 31 of the United States Code, each as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Operating Debtors, as applicable, on or before the Effective Date.  Following the Effective Date, the Plan Administrator or Post-Effective Date Debtor, as applicable, shall pay all fees incurred pursuant to section 1930 of title 28 of the United States Code, together with interest, if any, pursuant to section 3717 of title 31 of the United States Code, with respect to the Operating Debtors’ Chapter 11 Cases until such time as a final decree is entered closing such Chapter 11 Cases, a Final Order converting such Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code or a Final Order dismissing such Chapter 11 Cases is entered.

Additionally, following entry of the Confirmation Order, the Plan Administrator or Post-Effective Date Debtor, as applicable, shall file post-confirmation quarterly status reports with the Bankruptcy Court in accordance with Rule 3021-1 of the Local Bankruptcy Rules for the Southern District of New York and shall meet all Post-Confirmation Operating Report requirements of the United States Trustee’s Operating Guidelines and Reporting Requirements for debtors in possession and trustees (unless the Bankruptcy Court orders otherwise).

N.            Retention of Jurisdiction

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or under or related to the Chapter 11 Cases, (c) arising in or under or related to the Chapter 11 Case of DH (or any chapter 11 case of any Plan Proponent or the Surviving

Entity, in each case as defined in the DH/Dynegy Plan) or the Plan or (d) that relates to any of the following:

•      To hear and determine any and all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Plan Administrator after the Effective Date;

•      To hear and determine any objections to the allowance of Claims, whether filed, asserted, or made before or after the Effective Date, including, without express or implied limitation, to hear and determine any objections to the classification of any Claim and to allow, disallow or estimate any Disputed Claim in whole or in part;

•      To issue such orders in aid of execution of the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

•      To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

•      To hear and determine all Fee Applications and applications for allowances of compensation and reimbursement of any other fees and expenses authorized to be paid or reimbursed under the Plan or the Bankruptcy Code;

•      To hear and determine all controversies, suits and disputes that may relate to, impact upon, or arise in connection with the Settlement Agreement, the APAs, the Transaction Documents or the Sale Order or their interpretation, implementation, enforcement or consummation (subject to the terms thereof);

•      To hear and determine all controversies, suits and disputes that may relate to, impact upon or arise in connection with the Plan, the Plan Supplement or their interpretation, implementation, enforcement or consummation;

•      To hear and determine all controversies, suits and disputes that may relate to, impact upon, or arise in connection with the Confirmation Order (and all exhibits to the Plan) or its interpretation, implementation, enforcement or consummation;

•      To the extent that Bankruptcy Court approval is required and to the extent not released pursuant to the Plan, to consider and act on the compromise and settlement of any Claim or Cause of Action by, on behalf of, or against the Operating Debtors, the Post-Effective Date Debtor or the Plan Administrator;

•      To hear and determine such other matters that may be set forth in the Plan, or the Confirmation Order, or that may arise in connection with the Plan, or the Confirmation Order;

•      To hear and determine matters concerning state, local and federal taxes, fines, penalties or additions to taxes for which the Post-Effective Date Debtor may be liable, directly or indirectly, in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

•      To hear and determine all controversies, suits and disputes that may relate to, impact upon, or arise in connection with any setoff and/or recoupment rights of the Operating Debtors, the Post-Effective Date Debtor or the Plan Administrator, or any Person under the Plan;

•      To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with Causes of Action of the Operating Debtors or Post-Effective Date Debtor (including Avoidance Actions) commenced by the Plan Administrator, or any third parties, as applicable, before or after the Effective Date, except to the extent compromised, settled and released under the Plan;

•      To enter an order or Final Decree closing the Operating Debtors’ Chapter 11 Cases;

•      To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan or the Confirmation Order; and

•      To hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code.

V.

FEASIBILITY

The Bankruptcy Code requires that, to confirm a chapter 11 plan, the Bankruptcy Court must find that confirmation of such plan is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor(s) unless contemplated by the plan.  The Plan provides for the liquidation and distribution of the Operating Debtors’ assets.  In addition, the DIP Lender has agreed to receive, in lieu of payment in full in Cash, Cash in accordance with Sections 3.3 and 5.7 of the Plan on account of the DIP Claims.  Accordingly, the Operating Debtors believe that all Plan obligations will be satisfied without the need for further reorganization of the Operating Debtors.

VI.

BEST INTERESTS OF CREDITORS AND PLAN ALTERNATIVES

A.            Chapter 7 Liquidation

Notwithstanding acceptance of the Plan by a voting Impaired Class, to confirm the Plan, the Bankruptcy Court must still independently determine that the Plan is in the best interests of each holder of a Claim or Equity Interest in any such Impaired Class that has not voted to accept the Plan, meaning that the Plan provides each such holder with a recovery that has a value at least equal to the value of the recovery that each such holder would receive if the debtor was liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.  Accordingly, if an Impaired Class does not vote unanimously to accept the Plan, the best interests test requires the Bankruptcy Court to find that the Plan provides to each member of such Impaired Class a recovery on account of the Class member’s Claim or Equity Interest that has a value, as of the Effective Date, at least equal to the value of the recovery that each such Class member would receive if the Operating Debtors were liquidated under chapter 7.

The Operating Debtors believe that the Plan satisfies the best interests test because, among other things, the recoveries expected to be available to holders of Allowed Claims under the Plan will be greater than the recoveries expected to be available in a chapter 7 liquidation.

In a typical chapter 7 case, a trustee is elected or appointed to liquidate a debtor’s assets and to make distributions to creditors in accordance with the priorities established in the Bankruptcy Code.  Generally, secured creditors are paid first from the proceeds of sales of their collateral.  If any assets remain in the bankruptcy estate after satisfaction of secured creditors’ claims from their collateral, administrative expenses and next to be paid (or, in this case, superpriority administrative expenses — i.e., the DIP Claims).  Unsecured creditors are paid from any remaining sale proceeds, according to their respective priorities.  Unsecured creditors with the same priority share in proportion to the amount of their allowed claims in relationship to the total amount of allowed claims held by all unsecured creditors with the same priority.  Finally, equity interest holders receive the balance that remains, if any, after all creditors are paid.

Substantially all of the Operating Debtors’ assets will be liquidated through the Sale Transactions pursuant to the Sale Order, the Plan and the Confirmation Order.  Although the Plan effects a liquidation of the Operating Debtors’ remaining assets and a chapter 7 liquidation would achieve the same goal, the Operating Debtors believe that the Plan provides a greater recovery to holders of Allowed General Unsecured Claims than would a chapter 7 liquidation.  Liquidating the Operating Debtors’ Estates under the Plan likely provides holders of Allowed General Unsecured Claims with a more timely, larger recovery because of the fees and expenses which would be incurred in a chapter 7 liquidation, including the potential added time and expense incurred by the trustee and any retained professionals in familiarizing themselves with the Chapter 11 Cases.  Additionally, in a chapter 7 liquidation, DIP Claims would be repaid prior to any recoveries to holders of Allowed General Unsecured Claims (and holders of Administrative Claims).  In light of the size of the DIP Claims in these Chapter 11 Cases and the fact that the DIP Claims are entitled to superpriority administrative claim status, it is unlikely holders of Allowed General Unsecured Claims would receive any recovery.

Accordingly, the Operating Debtors believe that the Plan is in the best interests of creditors and complies with section 1129(a)(7) of the Bankruptcy Code.

B.            Alternative Plan(s)

The Operating Debtors do not believe that there are any alternative plans for the reorganization or liquidation of the Operating Debtors’ Estates which would provide a superior outcome for the holders of Claims against or Equity Interests in the Operating Debtors as compared to the Plan.  The Operating Debtors believe that the Plan, as described herein, enables holders of Claims and Equity Interests to realize the greatest possible value under the circumstances and that, compared to any alternative plan, the Plan has the greatest chance to be confirmed and consummated.

VII.

RISK FACTORS

A.            Certain Bankruptcy Considerations

The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect Plan Distributions but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan or necessarily require a re-solicitation of votes of holders of Claims in such Impaired Classes.

1.             Failure to Satisfy Vote Requirements

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Operating Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan.  In the event that sufficient votes are not received, the Operating Debtors may seek to pursue another approach to wind-down the Estates, such as an alternative chapter 11 plan or plans, a dismissal of some or all of the Chapter 11 Cases and a out-of-court dissolution, an assignment for the benefit of creditors, conversion of some or all of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or other potential alternatives.  There can be no assurance that the terms of any such alternatives would be similar or as favorable as those proposed in the Plan.

2.             Parties in Interest May Object to the Operating Debtors’ Classification of Claims and Equity Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class.  The Operating Debtors believe that the classification scheme under the Plan complies with the Bankruptcy Code.  Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

3.             The Operating Debtors May Not Be Able to Secure Confirmation of the Plan, or Confirmation May Be Delayed

There can be no assurance that the requisite acceptances to confirm the Plan will be received.  Even if the requisite acceptances are received, there can be no assurance that that Bankruptcy Court will confirm the Plan.  A non-accepting holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules.  Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures and the voting results are appropriate, the Bankruptcy Court can still decline to confirm the Plan if it finds that any of the statutory requirements for confirmation of a plan under section 1129 of the Bankruptcy Code have not been met, including the requirement that the terms of the Plan do not “unfairly discriminate” and are “fair and equitable” to non-accepting Classes.

Confirmation of the Plan (and consummation of the Sale Transactions) is also subject to certain conditions as described in Section 6.4 of the Plan, as well as satisfaction of all conditions precedent (to the extent not waived) to the closing of the Sale Transactions under the APAs.  If the Plan is not confirmed, it is unclear what distributions, if any, holders of Allowed Claims will receive with respect to their Allowed Claims.

4.             The Reserves May Not Be Fully Funded

The funding of the Reserves on or before the Effective Date is subject to the amount of Cash in the Operating Debtors’ Estates.  The amount of available Cash is a function of, in part, the Debtors’ working capital needs through the Effective Date.  Accordingly, there can be no assurance that the Reserves will be funded in an amount sufficient to make distributions to all holders of Allowed Claims to be paid from such Reserves.

5.             Nonconsensual Confirmation — Cramdown

In the event that any Impaired class of claims or equity interests does not accept (either by voting to reject or being conclusively presumed to reject (i.e., Class 6 — Equity Interests in DNE)) a chapter 11 plan, a bankruptcy court may nevertheless confirm a plan at the proponents’ request if at least one impaired class has accepted the plan (without including the votes of insiders), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes.  Although the Operating Debtors believe that the Plan will meet such tests, the Operating Debtors cannot be certain that the Bankruptcy Court will reach the same conclusion.

6.             Parties May Object to the Amount or Classification of a Claim

Except as otherwise provided in the Plan, parties reserve the right to object to the amount or classification of any Claim under the Plan.  The estimates contained in the Plan and this Disclosure Statement cannot be relied on by any holder of a Claim where such Claim is subject to an objection or is not yet Allowed.  Any holder of a Claim that is subject to an objection may not receive its expected share of the estimated distributions described in the Plan and this Disclosure Statement unless and until the objection is resolved and the Claim is Allowed.

7.             Risk of Non-Occurrence of the Effective Date

Although the Operating Debtors believe that the Effective Date may occur reasonably promptly after the Confirmation Date, there can be no assurance as to such timing or as to whether or when the Effective Date will, in fact, occur.

If the Effective Date does not occur on or prior to June 1, 2013, the Sale Transactions may not be consummated in which event the Estates would not receive the consideration to be provided to the Operating Debtors under the APAs.  In addition, the Buyers may have claims against the Estates as a result of the failure of the Operating Debtors to consummate the Sale Transactions.  In such event, the Operating Debtors would likely be required to pursue other alternatives, including the possibility that the Operating Debtors may cease operations and liquidate under chapter 7 of the Bankruptcy Code.

8.             Risks Affecting Potential Recoveries of Holders of Claims in the Voting Classes 3A-3D and 4A-4D

Although the Operating Debtors have estimated a 11%-19% recovery for holders of Allowed Claims in Classes 3A through 3D —Allowed General Unsecured Claims, and 66%-99% recovery for holders of Allowed Claims in Classes 4A through 4D — Allowed Convenience Claims, the Operating Debtors cannot state with certainty what recovery will ultimately be available to holders of these classes.  Although the Plan contemplates a GUC Distribution in the amount of $500,000 to holders of Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims and Classes 4A through 4D — Allowed Convenience Claims (subject to potential increase as set forth in the Plan), the Operating Debtors cannot unequivocally state, at this time, the aggregate amount of General Unsecured Claims that will ultimately be Allowed, nor can the Debtors unequivocally state, at this time, the aggregate amount of Convenience Claims that will ultimately be allowed, which will serve to reduce the GUC Distribution to holders of Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims.  Further, it is uncertain whether funds currently contemplated for distribution to holders of Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims and Classes 4A through 4D — Allowed Convenience Claims will need to be allocated to shortfalls in the Reserves for Allowed Claims with higher priority and first right to payment under the Bankruptcy Code.

9.             Risks Associated with Consummation of the Sale Transactions

As discussed in Section IV.I above, pursuant to Section 6.4 of the Plan, consummation of the Sale Transactions is a condition to the Effective Date.  The APAs contains certain other conditions which, if not met, may result in the termination of the APAs.  Specifically, the APAs contain conditions relating to, among other matters, the aggregate tax assessment on Dynegy Roseton for the period after January 1, 2013.  If these (and the other) conditions are not met and the APAs are terminated, the Effective Date may not occur.

10.          Risks Associated with Delay of the Effective Date

In the event of a delay in the occurrence of the Effective Date, the Operating Debtors may not have sufficient liquidity to meet their operational needs.  If the Operating Debtors run out of liquidity, they may not be able to consummate the Sale Transactions or sufficiently fund the Reserves in the event the Sale Transactions are consummated.

11.          The Operating Debtors May Not Be Able to Obtain Regulatory Approval to Transfer the Facilities, or Such Approvals May Be Delayed

The transfer of the Facilities in connection with the Sale Transactions is subject to various regulatory approvals and there is no guarantee all approvals will be obtained, or will be obtained without delay.  In the event the Operating Debtors are unable to timely obtain all necessary regulatory approvals, the Sale Transactions may not be consummated and the Plan likely will not go effective.  In the absence of other alternatives, it is possible that the Operating Debtors would in such event be required to cease operations and may proceed to have their assets liquidated under chapter 7 of the Bankruptcy Code, among other potential alternatives.

12.          Risks Associated with Administrative Claims

If additional Administrative Claims are asserted against the Operating Debtors, it is possible that the Operating Debtors will not be able fund the Administrative Claims Reserve and the Plan may not go effective unless holders of such Administrative Claims agree to compromise such claims.

13.          Risks Associated with the NY Tax Claims

While the Operating Debtors believe that there are minimal Priority Tax Claims, the New York State Department of Taxation and Finance has asserted a priority tax claim against DNE’s estate in the amount of approximately $12 million relating to tax years ending on December 31, 2001 through December 21, 2007 (Claim Nos. 222-224).  DNE has objected to the NY Tax Claims by filing the NY Tax Claims Objection.  To the extent the Bankruptcy Court overrules the NY Tax Claims Objection and allows the NY Tax Claims as priority claims, the Operating Debtors may not be able to consummate the Plan that contemplates substantively consolidating all of the Operating Debtors’ estates.  Instead, the Operating Debtors (other than DNE) may amend the Plan to eliminate DNE as a plan proponent and proceed with confirmation of such amended plan and seek to liquidate DNE’s estate separately (if necessary, through the chapter 7 process).

Moreover, in the event the Bankruptcy Court agrees with the Operating Debtors’ position on the issue of the priority of the NY Tax Claims, but disagrees with the Operating Debtors on the issue relating to the validity of the NY Tax Claims, recoveries to holders of Allowed General Unsecured Claims will be substantially diluted and will likely result in a recovery of less than the low end range of the estimated recoveries.

B.            Risks Associated with Information Contained in this Disclosure Statement

1.             Information Contained Herein Is for Soliciting Votes

The information contained in this Disclosure Statement is for the purposes of soliciting acceptances of the Plan and may not be relied upon for any other purpose.

2.             No Legal or Tax Advice Is Provided to You by this Disclosure Statement

This Disclosure Statement is not legal advice to you. The contents of this Disclosure

Statement should not be construed as legal, business or tax advice.  Each holder of a Claim or Equity Interest should consult his or her own legal counsel and accountant with regard to any legal, tax and other matters concerning his or her Claim or Equity Interest.  This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation of the Plan.

3.             No Admissions Made

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of fact or liability by any Entity (including the Operating Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Operating Debtors, holders of Allowed Claims or Equity Interests or any other parties in interest.

4.             Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular Claim or projected objection to a particular Claim is, or is not, identified in this Disclosure Statement.  The Operating Debtors or the Plan Administrator may seek to object to Claims after the Confirmation or Effective Date of the Plan irrespective of whether this Disclosure Statement identifies such Claims or objections to such Claims.

5.             Information Was Provided by the Operating Debtors and Was Relied Upon by the Operating Debtors’ Professionals

The Professionals retained by the Operating Debtors have relied upon information provided by the Operating Debtors in connection with the preparation of this Disclosure Statement.  Although Professionals retained by the Operating Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not verified independently the information contained herein.

6.             Potential Exists for Inaccuracies, and the Operating Debtors Have No Duty to Update

The statements contained in this Disclosure Statement are made by the Operating Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date.  While the Operating Debtors have used their reasonable business judgment to ensure that accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Operating Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement.  Further, although the Operating Debtors may subsequently update the information in this Disclosure Statement, the Operating Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

7.             No Representations Outside this Disclosure Statement Are Authorized

No representations concerning or relating to the Operating Debtors, the Chapter 11 Cases or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.  Any representations or inducements made to secure your acceptance or rejection of the Plan other than as contained in, or included with, this Disclosure Statement, should not be relied upon by you in arriving at your decision.  You should promptly report unauthorized representations or inducements to counsel to the Operating Debtors, counsel to the Committee and the U.S. Trustee.

C.            Alternatives to Confirmation and Consummation of the Plan

If the Plan is not confirmed, potential alternatives may include (a) continuation of the Chapter 11 Cases and formulation of an alternative chapter 11 plan or plans or (b) liquidation of the Operating Debtors under chapter 7 of the Bankruptcy Code.  A discussion of these alternatives is set forth in Article VI of this Disclosure Statement, “Best Interests of Creditors and Plan Alternatives.”

VIII.

TAX CONSEQUENCES OF THE PLAN

THE OPERATING DEBTORS HAVE NOT REQUESTED A RULING FROM THE INTERNAL REVENUE SERVICE OR AN OPINION OF COUNSEL WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN.  THUS, NO ASSURANCE CAN BE GIVEN AS TO THE TAX CONSEQUENCES OF THE PLAN.  EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS URGED TO CONSULT ITS OWN TAX ADVISOR FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

IX.

CONCLUSION AND RECOMMENDATION

The Operating Debtors believe the Plan is in the best interests of all holders of Claims and Equity Interests and urge all holders of Claims entitled to vote to accept the Plan and to evidence such acceptance by returning their Ballots so they will be received by the Notice and Claims Agent no later than [                      ], 2013 at 4:00 p.m. (prevailing Eastern Time).

Dated: January 21, 2013	DYNEGY ROSETON, L.L.C.

By:
Name:
Title:

DYNEGY DANSKAMMER, L.L.C.

By:
Name:
Title:

HUDSON POWER, L.L.C.

By:
Name:
Title:

DYNEGY NORTHEAST GENERATION, INC.

By:
Name:
Title:

SCHEDULE 1

GLOSSARY OF DEFINED TERMS

1.             “Additional GUC Distribution” means, pursuant to Section 3.3 of the Plan, those funds, if any, remaining in the Excess Cash Reserve after payment in full of the DIP Claim and Lease Trustee Administrative Claims, to be distributed to holders of Class 3A through 3D — Allowed General Unsecured Claims and Class 5 -  Lease GUC Claims on the Final Distribution Date pursuant to Sections 3.2(c)(iii) and 3.2(e)(iii) of the Plan.

2.             “Administrative and Secured Claims Reserve” means the reserve funded by the Operating Debtors pursuant to Section 2.2(b) of the Plan to ensure sufficient funds to pay all Administrative Claims and Secured Claims that shall or may become Allowed Administrative Claims and Allowed Secured Claims.

3.             “Administrative Claim” means a Claim incurred by the Operating Debtors or their respective Estates on or after the Petition Date, and before the Effective Date for a cost or expense of administration in the Chapter 11 Cases entitled to priority under sections 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, (a) Fee Claims, (b) any fees or charges assessed against the Estate of the Operating Debtors under section 1930 of chapter 123 of title 28 of the United States Code, (c) the DIP Claims, and (d) the Lease Trustee Administrative Claims.

4.             “Administrative Claims Bar Date” means the deadline to file a request for payment of an Administrative Claim, other than Fee Claims, which date shall be 45 days after the Effective Date.

5.             “Affiliate” means, with respect to any Person, all Persons that would fall within the definition assigned to such term in section 101(2) of the Bankruptcy Code, if such Person was a debtor in a case under the Bankruptcy Code.

6.             “Allowed,” when used

(a)           with respect to any Claim, except for a Claim that is an Administrative Claim, means such Claim to the extent it is not a Disputed Claim or a Disallowed Claim; and

(b)           with respect to an Administrative Claim, means such Administrative Claim to the extent it has become fixed in amount and priority pursuant to the procedures set forth in Section 2.2(c) of the Plan or is deemed allowed pursuant to Section 2.2(c) of the Plan.

7.             “APAs” means, collectively, the Roseton APA and Danskammer APA.

8.             “Assets” means all rights, title and interest of any nature in property of any kind, wherever located, as specified in section 541 of the Bankruptcy Code; for the avoidance of doubt, from and after the Effective Date, “Assets” shall not include any of the assets sold to the Buyers pursuant to the APAs.

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9.             “Avoidance Actions” means all Causes of Action of the Estates of the Operating Debtors (as applicable) that arise under section 544, 545, 547, 548, 550, 551 and/or 553 of the Bankruptcy Code.

10.          “Ballot” means the ballot distributed with the Disclosure Statement for voting to accept or reject the Plan.

11.          “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified at title 11 of the United States Code, 11 U.S.C. § 101 et seq., as amended from time to time and applicable to the Chapter 11 Cases.

12.          “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division, or such other court having jurisdiction over the Chapter 11 Cases.

13.          “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code and as applicable to the Chapter 11 Cases.

14.          “Bar Date Order” means any order of the Bankruptcy Court pursuant to Bankruptcy Rule 3003(c): (i) establishing a bar date for filing certain proofs of claim; (ii) establishing ramifications for failure to comply therewith; (iii) approving proof of claim form and notice of bar date; and (iv) approving notice and publication procedures, including, without limitation, the Order Establishing Deadlines for Filing Proofs of Claim and Approving the Form and Notice thereof [Docket No. 331].

15.          “Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close for business in New York, New York.

16.          “Buyers” means, collectively, the Roseton Buyer and the Danskammer Buyer.

17.          “Cash” means legal tender of the United States of America and equivalents thereof.

18.          “Causes of Action” means all claims, rights, actions, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, asserted or unasserted, arising in law, equity or otherwise.

19.          “CBA” means that certain collective bargaining agreement between DNE and Local Union 320, effective February 1, 2008.

20.          “Chapter 11 Cases” means the jointly administered cases commenced under chapter 11 of the Bankruptcy Code in the Bankruptcy Court with respect to the Operating

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Debtors under the caption In re Dynegy Holdings, LLC, et al., Case No. 11-38111 (CGM).

21.          “Claim” has the meaning set forth in section 101 of the Bankruptcy Code.

22.          “Claim Objection Deadline” means the deadline for filing objections to Claims as set forth in Section 8.2 of the Plan.

23.          “Claims Agent” means Epiq, which was designated by order of the Bankruptcy Court to process Proofs of Claim.

24.          “Claims Register” means the official Claims Register as maintained by the Claims Agent.

25.          “Class” means any categories of Claims or Equity Interests established under the Plan pursuant to sections 1122 and 1123(a) of the Bankruptcy Code.

26.          “Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.

27.          “Confirmation Date” means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

28.          “Confirmation Hearing” means the hearing held by the Bankruptcy Court, as it may be continued from time to time, to consider confirmation of the Plan.

29.          “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan.

30.          “Convenience Claim” means any Claim in an amount equal or less than $5,000 that would otherwise qualify as a General Unsecured Claim, or any Allowed General Unsecured Claim greater than $5,000 where the holder of such Claim has elected on its Ballot to have its Claim reduced to $5,000 and treated as a Convenience Claim.

31.          “Convenience Class Distribution” means the lesser of (a) the Convenience Class Pool and (b) $150,000.

32.          “Convenience Class Pool” means the aggregate amount of Convenience Claims.

33.          “Danskammer APA” means the Asset Purchase Agreement, dated as of December 26, 2012, by and between ICS NY Holdings, LLC as buyer, and Dynegy Danskammer as seller.

34.          “Danskammer Buyer” means ICS NY Holdings, LLC as buyer under the Danskammer APA.

35.          “Danskammer Cash Consideration” means the $3.5 million of Cash consideration paid by the Danskammer Buyer pursuant to the Danskammer APA.

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36.                               “Danskammer Contribution” means a payment from the Operating Debtors, made on the later of the (i) Effective Date and (ii) closing date of the Sale Transactions, in an amount equal to the lesser of (a) $1,000,000, and (b) the good faith estimate of the Operating Debtors of the amount of Cash in the Estates in excess of the Reserve Estimate (after taking into consideration all payments paid, or to be paid, on or prior to the Effective Date, by the Operating Debtors or the Plan Administrator in accordance with the Plan); which payment shall be made to the Lease Trustee and the DH/Dynegy Creditors on account of the Danskammer Facility as part of, and in accordance with, the allocation of Sale Proceeds contemplated by Sections II.d.(iii) and (iv) of the Settlement Agreement (and not on account of any Lease Trustee Claims); provided, that the Danskammer Contribution shall also be paid from the Excess Cash Reserve on any subsequent date on which (and solely to the extent that) (x) the aggregate amount previously paid on account of the Danskammer Contribution is less than $1,000,000, and (y) there is any Cash in or attributable to the Excess Cash Reserve; until such time as the aggregate amount paid on account of the Danskammer Contribution equals $1,000,000.

37.                               “Danskammer Facility” means Dynegy Danskammer’s power generation facilities, including all of the power generation units and other structures and equipment, the related land and all other assets related to the operation thereof.

38.                               “Danskammer Facility Lease” means that certain Facility Lease Agreement, dated as of May 1, 2001, between Danskammer OL, LLC, as Owner Lessor, and Dynegy Danskammer, as Facility Lessee, pertaining to Units 3 and 4 of the Danskammer Power Station in Newburgh, New York.

39.                               “Danskammer Lease Documents” means (a) the Participation Agreement, dated as of May 8, 2001, among Dynegy Danskammer, Danskammer OL LLC, Wilmington Trust Company, not in its individual capacity except as expressly provided therein but solely as Lessor Manager, Danskammer OP LLC, The Chase Manhattan Bank, not in its individual capacity but solely as Lease Indenture Trustee, and The Chase Manhattan Bank, not in its individual capacity but solely as Pass Through Trustee, (b) the Danskammer Facility Lease, and (c) the other “Operative Documents” as defined in Appendix A to the Participation Agreement.

40.                               “Danskammer Transfer Agreement” means that certain Transfer Agreement, dated January 14, 2013, providing for the transfer by certain of the PSEG Entities of all of their respective right, title and interest in and to the Danskammer Facility assets to Dynegy Danskammer.

41.                               “Debtor in Possession” means any of the Operating Debtors, in its capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

42.                               “DH” means Dynegy Holdings, LLC, n/k/a Dynegy Inc.

43.                               “DH/Dynegy Confirmation Order” means the Order Confirming the Joint Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc. [Docket No. 1029].

44.                               “DH/Dynegy Creditors” means those entities holding allowed “Class 3”

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claims against Dynegy under the DH/Dynegy Plan, other than the Lease Trustee and the Lease Certificate Holders.

45.                               “DH/Dynegy Plan” means the Joint Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc., which was confirmed on September 10, 2012 by the Dynegy Confirmation Order and went effective on October 1, 2012.

46.                               “DIP Allocation” means $1,000,000 of Net Sale Proceeds to be paid to the DIP Lender on account of the Roseton Facility and the DIP Claims, to be paid on the closing date and at the closing of the Sale Transactions, as part of the allocation contemplated by Sections II.d.(iii) and (iv) of the Settlement Agreement.

47.                               “DIP Claims” means the Administrative Claims against the Operating Debtors arising from the Intercompany Credit Facility (as defined in the DIP Order).

48.                               “DIP Lender” means Dynegy Holdings, LLC as lender under the Intercompany Credit Facility (as defined in the DIP Order), and any successor thereto.

49.                               “DIP Order” means the Final Order (I) Authorizing Dynegy Holdings, LLC to Provide Intercompany Post-Petition Financing to its Debtor Subsidiaries Under Sections 362, 363 and 364 of the Bankruptcy Code, and (II) Granting Related Relief [Docket No. 225], as amended from time to time.

50.                               “Directing Lease Certificate Holder Parties” has the meaning ascribed to it in the Settlement Agreement.

51.                               “Disallowed” when used with respect to a Claim, means a Claim, or such portion of a Claim, that has been disallowed by a Final Order.

52.                               “Disclosure Statement” means the disclosure statement filed with respect to the Plan, as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

53.                               “Disclosure Statement Order” means the order entered by the Bankruptcy Court in the Chapter 11 Cases [Docket No.      ] (a) approving the Disclosure Statement as containing adequate information required under section 1125 of the Bankruptcy Code, and (b) authorizing the use of the Disclosure Statement for soliciting votes on the Plan.

54.                               “Disputed” when used with respect to a Claim, means such Claim: (i) to the extent it is listed in the Schedules as disputed, contingent, or unliquidated, in whole or in part, and as to which no Proof of Claim has been filed; (ii) if it is listed in the Schedules as undisputed, liquidated, and not contingent and as to which a Proof of Claim has been filed with the Bankruptcy Court, to the extent (A) the Proof of Claim amount exceeds the amount indicated in the Schedules, or (B) the Proof of Claim priority differs from the priority set forth in the Schedules; (iii) if it is not listed in the Schedules or was listed in the Schedules as disputed, contingent or unliquidated, in whole or in part, but as to which a Proof of Claim has been filed with the Bankruptcy Court; or (iv) as to which an objection has been filed on or before the Claim

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Objection Deadline; provided, however, that a Claim (i) that is fixed in amount and priority pursuant to the Plan or by Final Order of the Bankruptcy Court or (ii) with respect to which a Proof of Claim has been timely filed and no objection has been filed by the Claim Objection Deadline, shall not be a Disputed Claim.

55.                               “Disputed General Unsecured Claims Reserve” means the reserve funded by the Operating Debtors pursuant to Section 8.1 of the Plan to ensure sufficient funds to pay all Disputed General Unsecured Claims in accordance with Section 3.2(c) of the Plan to the extent that such Claims become Allowed General Unsecured Claims.

56.                               “Distribution Record Date” means the record date for purposes of Plan Distributions which shall be (i) with respect to distributions to Lease Certificate Holders and the DH/Dynegy Creditors, the Effective Date, and (ii) with respect to holders of all other Claims and Equity Interests, the date the Bankruptcy Court enters the Disclosure Statement Order.

57.                               “DNE” means Dynegy Northeast Generation, Inc., one of the Operating Debtors in the Chapter 11 Cases.

58.                               “DTC” means The Depository Trust Company.

59.                               “Dynegy” means Dynegy Inc.; on October 1, 2012, Dynegy and DH merged, with Dynegy as the surviving entity.

60.                               “Dynegy Danskammer” means Dynegy Danskammer, L.L.C., one of the Operating Debtors in the Chapter 11 Cases.

61.                               “Dynegy Roseton” means Dynegy Roseton, L.L.C., one of the Operating Debtors in the Chapter 11 Cases.

62.                               “Effective Date” means a date to be selected by the Operating Debtors which shall be a Business Day that is no later than five (5) days after all of the conditions specified in Section 6.4 of the Plan have been satisfied or waived (to the extent such conditions can be waived).

63.                               “Epiq” means Epiq Bankruptcy Solutions, LLC.

64.                               “Equity Interest” means any outstanding ownership interest, including, without limitation, interests evidenced by membership interests, or other rights to purchase or otherwise receive any ownership interest and any right to payment or compensation based upon any such interest, whether or not such interest is owned by the holder of such right to payment or compensation.

65.                               “Estate” means the estate created by section 541 of the Bankruptcy Code.

66.                               “Excess Cash Reserve” means all Cash remaining in the Estates after the Reserves have been funded, and all Cash that remains in the Reserves after resolution of all Disputed Claims and payment of all Allowed Claims.  Funds, if any, in the Excess Cash Reserve shall be distributed in accordance with the definition of the Danskammer Contribution and

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Section 3.3 of the Plan.

67.                               “Executory Contract” means a contract entered into before the Petition Date to which one or more of the Operating Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

68.                               “Facilities” means, collectively, the Roseton Facility and the Danskammer Facility.

69.                               “Fee Application” means an application for allowance and payment of a Fee Claim (including any Claims for “substantial contribution” pursuant to section 503(b)(3)(D) of the Bankruptcy Code).

70.                               “Fee Claim” means a Claim of a Professional against the Operating Debtors or Post-Effective Date Debtor.

71.                               “Fee Claim Bar Date” means the deadline to file a request for payment of a Fee Claim, which date shall be thirty (30) days after the Effective Date.

72.                               “Fee Claims Reserve” means the reserve, in an amount reasonably acceptable to the Committee and the Lease Trustee, funded by the Operating Debtors pursuant to Section 2.4(a) of the Plan to ensure sufficient funds to pay (i) all Fee Claims that shall or may become Allowed Fee Claims in accordance with the terms of the Plan and (ii) all other Fee Claims through the closing of these Chapter 11 Cases.

73.                               “Final Decree” means the final decree entered by the Bankruptcy Court closing the Chapter 11 Cases after the Effective Date pursuant to section 350 of the Bankruptcy Code and Bankruptcy Rule 3022.

74.                               “Final Distribution Date” means the last date on which a final distribution of the GUC Distribution and/or Additional GUC Distribution is made to holders of Allowed General Unsecured Claims or Lease GUC Claims under the Plan, and final distributions are made from the Excess Cash Reserve pursuant to Sections 3.2 and 3.3 of the Plan.

75.                               “Final Order” means (a) an order or judgment of the Bankruptcy Court or any other court or adjudicative body as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or (b) in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been taken or sought, no stay pending appeal has been granted or such order of the Bankruptcy Court or any other court or adjudicative body shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed with respect to such order.

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76.                               “General Unsecured Claim” means any Claim other than an Administrative Claim, a Priority Claim, a Priority Tax Claim, a Fee Claim, or a Secured Claim.

77.                               “GUC Distribution” means the initial distribution of Cash to holders of Allowed Claims in Classes 3A through 3D - General Unsecured Claims, in an amount (in the aggregate) up to (a) $500,000 minus (b) the Convenience Class Distribution.

78.                               “Hudson Power” means Hudson Power L.L.C., one of the Operating Debtors in the Chapter 11 Cases.

79.                               “Impaired” means when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

80.                               “Initial Distribution Date” means the date, as determined by the Plan Administrator, when the first distribution to holders of Allowed General Unsecured Claims are made under the Plan; provided, however, that the Initial Distribution Date may also be the Final Distribution Date if so determined by the Plan Administrator.

81.                               “Insured Claim” means any Claim for which one or more of the Operating Debtors or the Post-Effective Date Debtor, as applicable, is entitled to indemnification, reimbursement, contribution or other payment under a policy of insurance wherein one or more of the Operating Debtors or the Post-Effective Date Debtor, as applicable, is an insured or beneficiary of the coverage.

82.                               “Intercompany Claim” means any Claim held by an Operating Debtor or an Affiliate of the Operating Debtors against another Operating Debtor or Affiliate, but excluding DIP Claims.

83.                               “Intercompany Interests” means an Equity Interest held by an Operating Debtor or an Affiliate of the Operating Debtors in another Operating Debtor or Affiliate.

84.                               “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any applicable rulings, regulations (including temporary and proposed regulations) promulgated thereunder, judicial decisions, and notices, announcements, and other releases of the United States Treasury Department or the IRS.

85.                               “IRS” means the United States Internal Revenue Service.

86.                               “Lease Certificates” means those certain pass-through trust certificates evidencing fractional undivided interests in the pass through trust established pursuant to the Pass Through Trust Agreement and which, among other things, holds the outstanding Lease Notes.

87.                               “Lease Certificate Holder” means a holder of the Lease Certificates.

88.                               “Lease Documents” means the Danskammer Lease Documents and the Roseton Lease Documents.

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89.                               “Lease Guarantees” means, collectively, (i) that certain Guaranty, dated as of May 1, 2001, made by DH, as Guarantor, with respect to the Danskammer Facility Lease, and (ii) that certain Guaranty, dated as of May 1, 2001, made by DH, as Guarantor, with respect to the Roseton Facility Lease.

90.                               “Lease GUC Claims” means the General Unsecured Claims of the Lease Trustee, arising under or relating to the Facilities and the Lease Documents, which were Allowed as General Unsecured Claims against Dynegy Roseton in the amount of $454,717,690 and against Dynegy Danskammer in the amount of $85,282,310, pursuant to Section II.d.(i) of the Settlement Agreement and the Settlement Order. For the avoidance of doubt, pursuant to the terms of the Settlement Agreement, the distributions to be made to the Lease Trustee pursuant to Sections 3.2, 3.3 and 5.7 of the Plan shall be in full and final satisfaction of all Lease Trustee Claims.

91.                               “Lease Indentures” means the Indenture of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement related to Roseton Units 1 and 2, dated as of May 8, 2001, and the Indenture of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement related to Danskammer Units 3 and 4, dated as of May 8, 2001.

92.                               “Lease Notes” means those certain notes issued by Roseton OL LLC and Danskammer OL LLC, as owner lessors, under the Lease Indentures.

93.                               “Lease Trustee” means U.S. Bank National Association, not in its individual capacity but solely as successor indenture trustee under the Lease Indentures and successor pass through trustee under the Pass Through Trust Agreement.

94.                               “Lease Trustee Administrative Claims” means the Administrative Claims of the Lease Trustee, arising under or relating to the Facilities and the Lease Documents, which were Allowed as Administrative Claims against Dynegy Roseton in the amount of $42,176,760 and against Dynegy Danskammer in the amount of $3,154,179, pursuant to Section II.d.(i) of the Settlement Agreement and the Settlement Order.

95.                               “Lease Trustee Charging Liens” means, to the extent not previously paid, any lien or priority payment to which the Lease Trustee is entitled, pursuant to the Lease Indentures or Pass Through Trust Agreement, against distributions to be made to Lease Certificate Holders for payment of any Lease Trustee Fees.

96.                               “Lease Trustee Claims” means, collectively, the Lease Trustee Administrative Claims, the Lease GUC Claims, and all other claims of the Lease Trustee (or the Lease Certificate Holders) against the Operating Debtors or their Assets (including the assets sold to the Buyers pursuant to the APAs), either asserted by the Lease Trustee (or the Lease Certificate Holders) or agreed to by the Operating Debtors pursuant to the Settlement Agreement.

97.                               “Lease Trustee Fees” means (a) the fees, expenses, disbursements and advances, including, without limitation, the fees, expenses and disbursements of the Lease Trustee’s legal and financial advisors, incurred or made by the Lease Trustee under the Lease Indentures or the Pass Through Trust Agreement; and (b) indemnity claims of the Lease Trustee

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or its legal and financial advisors under the Lease Indentures or Pass Through Trust Agreement.

98.                               “Lessor Recovery Cap” means the cap on aggregate recoveries available to the Lease Trustee on account of its claims against DH and the Operating Debtors (exclusive of amounts received on account of trustee and professional fees and expenses) in the amount of $571,507,840, as set forth in Section II.d.(ii) of the Settlement Agreement and the Settlement Order.

99.                               “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

100.                        “Local Union 320” means Local Union 320 of the International Brotherhood of Electrical Workers, AFL-CIO.

101.                        “Net Sale Proceeds” means the Sale Proceeds less all Allowed Fee Claims.

102.                        “Notice of Confirmation” means the notice of entry of the Confirmation Order to be filed with the Bankruptcy Court and mailed, as necessary, to holders of Claims and Equity Interests.

103.                        “Operating Debtors” means, collectively, DNE, Hudson Power, Dynegy Roseton, and Dynegy Danskammer.

104.                        “Pass Through Trust Agreement” means that certain Roseton-Danskammer 2001-Series B Pass Through Trust Agreement, dated as of May 1, 2001.

105.                        “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity, or political subdivision thereof, or any other entity.

106.                        “Petition Date” means November 7, 2011.

107.                        “Plan” means the Operating Debtors’ Joint Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code, in the form attached as Exhibit A to this Disclosure Statement, or as it may be amended, supplemented, or otherwise modified from time to time (but solely in accordance with the terms thereof) and the exhibits and schedules thereto, as the same may be in effect at the time such reference becomes operative.

108.                        “Plan Administrator” means the Post-Effective Date Debtor or a subsidiary of Dynegy.

109.                        “Plan Distribution” means a payment or distribution of Cash, assets, securities or instruments evidencing an obligation to holders of Allowed Claims under the Plan.

110.                        “Plan Distribution Date” means with respect to any Claim, (a) the Effective Date or a date that is as soon as reasonably practicable after the Effective Date, if such Claim is then an Allowed Claim, or (b) if not Allowed on the Effective Date, a date that is as soon as reasonably practicable after the date such Claim becomes Allowed, but is not earlier than thirty (30) days following the previous Plan Distribution Date.

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111.                        “Plan Objection Deadline” means the deadline established by the Bankruptcy Court for filing objections to confirmation of the Plan.

112.                        “Plan Supplement” means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan (as such may be amended from time to time) as provided in Section 11.8 of the Plan.

113.                        “Post-Effective Date Debtor” means DNE as it exists after the occurrence of the Effective Date.

114.                        “Post-Effective Date Reserve” means the reserve funded by the Operating Debtors to ensure sufficient funds to pay the expenses incurred by the Post-Effective Date Debtor or the Plan Administrator, which shall be in an amount reasonably acceptable to the Committee and the Lease Trustee.

115.                        “Priority Claim” means any Claim to the extent such Claim is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than Secured Claims, Administrative Claims and Priority Tax Claims.

116.                        “Priority Claims Reserve” means the reserve funded by the Operating Debtors pursuant to Section 3.2(a)(iv) of the Plan to ensure sufficient funds to pay all Priority Claims that shall or may become Allowed Priority Claims in accordance with the terms of the Plan.

117.                        “Priority Tax Claim” means a Claim that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

118.                        “Priority Tax Claims Reserve” means the reserve funded by the Operating Debtors pursuant to Section 2.6(a) of the Plan to ensure sufficient funds to pay all Priority Tax Claims that shall or may become Allowed Priority Tax Claims in accordance with the terms of the Plan.

119.                        “Professional” means a Person retained by the Operating Debtors or any other Person in the Chapter 11 Cases that is to be compensated for services rendered or costs incurred on or after the Petition Date and on or prior to the Effective Date pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code.

120.                        “Proof of Claim” means the proof of Claim that must be filed by a holder of a Claim by the date(s), if any, designated by the Bankruptcy Court as the last date(s) for filing proofs of Claim against the Operating Debtors.

121.                        “Pro Rata Share” means the proportion that an Allowed Claim bears to the aggregate amount of all Claims in a particular class, including Disputed Claims, but excluding Disallowed Claims, (a) as calculated by the Plan Administrator; or (b) as determined or estimated by the Bankruptcy Court.

122.                        “PSEG Allocation” means the amount of Sale Proceeds allocated to the PSEG Entities’ interests pursuant to Sections II.d.(iii) and (iv) of the Settlement Agreement,

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which shall be equal to the Net Sale Proceeds, minus the DIP Allocation, plus the Danskammer Contribution.  For the avoidance of doubt, the Danskammer Contribution shall not be paid from Sale Proceeds, but rather shall be paid from the Excess Cash Reserve in accordance with the terms of the Plan.

123.                        “PSEG Entities” means, collectively, (a) RCM, (b) Resources Capital Asset Recovery, LLC, Series DD and Series DR, (c) Roseton OL LLC, (d) Danskammer OL LLC, (e) Roseton OP LLC, and (f) Danskammer OP LLC.

124.                        “PSEG Transfer Agreements” means, collectively, the Roseton Transfer Agreement and the Danskammer Transfer Agreement.

125.                        “RCM” means Resources Capital Management Corporation.

126.                        “Rejection Claim Bar Date” means the deadline to file a Proof of Claim for damages arising from the rejection of an Executory Contract or Unexpired Lease.

127.                        “Rejection Order” means the order entered by the Bankruptcy Court on December 20, 2011 [Docket No. 227] (as amended by an order entered by the Bankruptcy Court on December 28, 2011 [Docket No. 273]), which, among other things, approved the rejection of the Roseton Facility Lease and the Danskammer Facility Lease.

128.                        “Released Parties” means (a) the Operating Debtors; (b) Dynegy and each of its Affiliates; (c) the members of the Committee (solely in their capacity as such); (d) the Lease Trustee; (e) U.S. Bank National Association, in its individual capacity; (f) the Directing Lease Certificate Holder Parties; (g) the PSEG Entities; (h) the Buyers; (i) the DIP Lender, (j) the present and former directors, officers, managers, equity holders, agents, successors, assigns, attorneys, accountants, consultants, investment bankers, bankruptcy and restructuring advisors, financial advisors, and each of their affiliates with respect to each of (a) through (i); and (k) any Person claimed to be liable derivatively through any of the foregoing.

129.                        “Reserve Estimate” means the amount of funds necessary to fund the Reserves for payments pursuant to the Plan, which amounts shall be reasonably acceptable to the Committee and the Lease Trustee.  For the avoidance of doubt, the Reserve Estimate will reflect (i.e., not include) amounts paid on or prior to the Effective Date by the Operating Debtors or Plan Administrator in accordance with the Plan.

130.                        “Reserves” means the reserves provided for in the Plan, except for the Excess Cash Reserve and Fee Claims Reserve, but including the Administrative and Secured Claims Reserve, the Priority Tax Claims Reserve, the Priority Claims Reserve, the Disputed General Unsecured Claims Reserve, and the Post-Effective Date Reserve, each of which shall be in an amount reasonably acceptable to the Committee and the Lease Trustee.

131.                        “Roseton APA” means the Asset Purchase Agreement, dated December 19, 2012, by and between LDH U.S. Asset Holdings LLC as buyer, and Dynegy Roseton as seller.

132.                        “Roseton Buyer” means LDH U.S. Asset Holdings LLC as buyer under

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the Roseton APA.

133.                        “Roseton Cash Consideration” means the $19.5 million in Cash consideration paid by the Roseton Buyer pursuant to the Roseton APA.

134.                        “Roseton Facility” means Dynegy Roseton’s power generation facilities, including all of the power generation units and other structures and equipment, the related land and all other assets related to the operation thereof.

135.                        “Roseton Facility Lease” means that certain Facility Lease Agreement, dated as of May 8, 2001, between Roseton OL LLC, as Owner Lessor, and Dynegy Roseton, as Facility Lessee, pertaining to Units 1 and 2 of the Roseton Power Station in Newburgh, New York.

136.                        “Roseton Lease Documents” means, collectively, (a) the Participation Agreement, dated as of May 1, 2001, among Dynegy Roseton, Roseton OL LLC, Wilmington Trust Company, not in its individual capacity except as expressly provided therein but solely as Lessor Manager, Roseton OP LLC, The Chase Manhattan Bank, not in its individual capacity but solely as Lease Indenture Trustee and The Chase Manhattan Bank, not in its individual capacity but solely as Pass Through Trustee, (b) the Roseton Facility Lease, and (c) the other “Operative Documents” as defined in Appendix A to the Participation Agreement.

137.                        “Roseton Transfer Agreement” means that certain Transfer Agreement, dated as of January 14, 2013, providing for the transfer by certain of the PSEG Entities of all of their respective right, title and interest in and to the Roseton Facility assets to Dynegy Roseton.

138.                        “Sale Order” means the order entered by the Bankruptcy Court approving the Sale Transactions [Docket No. 1253].

139.                        “Sale Proceeds” means the Roseton Cash Consideration and the Danskammer Cash Consideration.

140.                        “Sale Transactions” means the sales of the Facilities, including all of the Operating Debtors’ and the PSEG Entities’ interests in the Facilities, in accordance with the terms and conditions of the Settlement Agreement, the Sale Order, the PSEG Transfer Agreements, the APAs and any other order of the Bankruptcy Court approving such sales.

141.                        “Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases” means the schedule described in Section 7.1 of the Plan which shall be filed as part of the Plan Supplement.

142.                        “Schedules” means, unless otherwise stated, the schedules of assets and liabilities and list of Equity Interests and the statements of financial affairs filed by the Operating Debtors with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and in conformity with the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009.

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143.                        “Secured Claim” means (a) a Claim (including, but not limited to, a Claim for real property taxes secured by either of the Facilities) secured by a lien on any Assets of the Operating Debtors or their respective Estates (as applicable), which lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, and which is duly established in the Chapter 11 Cases of the Operating Debtors, as applicable, but only to the extent of the value of the holder’s interest in the collateral that secures payment of the Claim; (b) a Claim that is subject to a valid right of recoupment or setoff under section 553 of the Bankruptcy Code, but only to the extent of the Allowed amount subject to recoupment or setoff as provided in section 506(a) of the Bankruptcy Code; and (c) a Claim deemed or treated under the Plan as a Secured Claim; provided, however, that, to the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, the unsecured portion of such Claim shall be treated as a General Unsecured Claim unless, in any such case the class of which such Claim is a part makes a valid and timely election in accordance with section 1111(b) of the Bankruptcy Code to have such Claim treated as a Secured Claim to the extent Allowed.

144.                        “Settlement Agreement” means that certain Amended and Restated Settlement Agreement, dated as of May 30, 2012, by and among Dynegy, DGIN (as defined in the Settlement Agreement), Dynegy Coal Holdco, LLC, each of the DH Debtors (as defined in the Settlement Agreement, the Consenting Senior Noteholders (as defined in the Settlement Agreement), the PSEG Entities, the Consenting Subordinated Noteholders (as defined in the Settlement Agreement), the Lease Trustee, and the Subordinated Notes Indenture Trustee (as defined in the Settlement Agreement, as approved by the Settlement Order, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms [Docket No. 739].

145.                        “Settlement Order” means the order of the Bankruptcy Court approving the Settlement Agreement [Docket No. 758].

146.                        “Solicitation Agent” means Epiq, which was designated by order of the Bankruptcy Court to act as the Operating Debtors’ agent in soliciting the Plan and tabulating votes in connection with the Plan.

147.                        “Transaction Documents” means, collectively, the Transaction Agreements (as defined in the Roseton APA) and the Transaction Documents (as defined in the Danskammer APA).

148.                        “U.S. Trustee” means the United States Trustee for the Southern District of New York.

149.                        “Unexpired Lease” means a lease entered into before the Petition Date to which one or more of the Operating Debtors is a party that remains subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

150.                        “Unimpaired” means, when used in reference to a Claim, a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

151.                        “Voting Deadline” means the date ordered by the Bankruptcy Court to

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serve as the voting deadline for submission of Ballots with respect to the Plan, which date shall be [              ], 2013 at [    :        .m.] (ET).

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EXHIBIT A*

Operating Debtors’ Joint Plan of Liquidation

[*Included as Exhibit 99.1 to the Current Report on Form 8-K Filed on January 22, 2013]

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EXHIBIT B*

Disclosure Statement Order

[To be filed separately with the Bankruptcy Court]

[*Exhibit B is not included in the Current Report on Form 8-K filed January 22, 2013. Exhibit B will be filed with the Bankruptcy Court at a later date not yet determined]

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EXHIBIT C

Sources and Uses Analysis

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Estimated Sources and Uses	Privileged and Confidential Subject to FRE 408 For Settlement

Sources ($ in millions)	Amount	Note	Uses ($ in millions)	Amount	Note
Cash Proceeds
Cash from LDHE	$19.5		Professional fees	$7.7
Cash from ICS	3.5
Total Cash Proceeds	$23.0
			Estimated Net Sale Proceeds	$15.3
			DIP Allocation	$1.0
			Estimated PSEG Allocation	$14.3

Sources ($ in millions)	Amount	Note	Uses ($ in millions)	Amount	Note
Net Working Capital
Cash on hand @ 12/31/2012	$18.9	As of 12/31/12	A/P	$2.4
A/R	1.8		Payroll Accruals	0.6
LC release	1.6		Administrative & Secured Claims	9.7
Other	0.1		CH Settlement cost	0.5	Net of $150,000 assumed by LDHE
Total Working Capital	$22.4		WARN Act cost	0.8
			Danskammer severance	3.3
			Danskammer fixed O&M (1/1-3/31)	0.9
			Aggregate General Unsecured Creditor Recovery	0.5
			Total Costs and Claims	$18.7
			Excess NWC	$3.8